Exhibit 10.2

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Execution Version

Credit Agreement and Guaranty

dated as of

August 31, 2018

among

Icagen-T, Inc.
as the Borrower,

Icagen, Inc.
as Parent,

Certain Subsidiaries of Parent from Time to Time Party hereto, as the Subsidiary Guarantors,

The Lenders from Time to Time Party hereto,
as the Lenders,

and

Perceptive Credit Holdings II, LP
as the Administrative Agent

U.S. $8,000,000

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

-i-

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

-ii-

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

-iii-

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

-iv-

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedules and Exhibits

Schedule 1	—	Commitments and Warrant Shares
Schedule 7.05(b)	—	Obligor Intellectual Property
Schedule 7.05(c)	—	Material Intellectual Property
Schedule 7.06(a)	—	Certain Litigation
Schedule 7.06(c)	—	Labor Matters
Schedule 7.08	—	Taxes
Schedule 7.12(a)	—	Equity Holders
Schedule 7.12(b)	—	Information Regarding Subsidiaries
Schedule 7.12(c)	—	Equity Investments
Schedule 7.13(a)	—	Outstanding Indebtedness
Schedule 7.13(b)	—	Pay-Off Indebtedness
Schedule 7.13(c)	—	Liens
Schedule 7.14	—	Material Agreements of Obligors
Schedule 7.15	—	Restrictive Agreements
Schedule 7.16	—	Real Property Owned or Leased by Obligors or any Subsidiary
Schedule 7.17	—	Pension Matters
Schedule 7.19(b)	—	Regulatory Approvals
Schedule 7.19(e)	—	Certain Regulatory Matters
Schedule 7.20	—	Transactions with Affiliates
Schedule 7.21	—	OFAC Matters
Schedule 7.23	—	Deposit and Disbursement Accounts
Schedule 7.24	—	Royalty and Payments
Schedule 8.17	—	Post-Closing Obligations
Schedule 9.05	—	Existing Investments
Schedule 9.10	—	Transactions with Affiliates
Schedule 9.14	—	Permitted Sales and Leasebacks
Schedule 10.02	—	Contemplated Collaboration Agreement

-v-

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Exhibit A	—	Form of Note
Exhibit B	—	[Reserved]
Exhibit C	—	Form of Guarantee Assumption Agreement
Exhibit D-1	—	Forms of U.S. Tax Compliance Certificate
Exhibit D-2	—	Forms of U.S. Tax Compliance Certificate
Exhibit D-3	—	Forms of U.S. Tax Compliance Certificate
Exhibit D-4	—	Forms of U.S. Tax Compliance Certificate
Exhibit E	—	Form of Compliance Certificate
Exhibit F	—	Form of Assignment and Assumption
Exhibit G	—	Form of Landlord Consent
Exhibit H	—	Form of Security Agreement
Exhibit I	—	Form of Collateral Questionnaire
Exhibit J	—	Form of Patent Security Agreement
Exhibit K	—	Form of Trademark Security Agreement
Exhibit L	—	Form of Copyright Security Agreement
Exhibit M	—	Form of Closing Date Certificate

-vi-

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Credit Agreement and Guaranty

Credit Agreement and Guaranty, dated as of August 31, 2018 (this “Agreement”), among Icagen-T, Inc., a Delaware corporation (the “Borrower”), Icagen, Inc., a Delaware corporation (“Parent”), certain of Parent’s Subsidiaries from time to time parties hereto, the lenders from time to time party hereto (each, a “Lender” and collectively, the “Lenders”), and Perceptive Credit Holdings II, LP, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Witnesseth:

Whereas, the Borrower has requested that the Lenders provide a senior secured term loan facility to the Borrower in an aggregate principal amount of $8,000,000; and

Whereas, the Lenders are willing, on the terms and subject to the conditions set forth herein, to provide such senior secured term loan facility.

Now, Therefore, the parties hereto agree as follows:

Section 1. Definitions.

Section 1.01. Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“Accounting Change Notice” has the meaning set forth in Section 1.04(a).

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets, or similar transaction having the same effect as any of the foregoing, (i) acquires all or substantially all of the assets, business unit or division of any Person, (ii) acquires control of Equity Interests of a Person representing more than fifty percent (50%) of the ordinary voting power for the election of directors to the board of directors or other governing body of such Person, or (iii) acquires control of more than fifty percent (50%) of the Equity Interests in any Person.

“Act” has the meaning set forth in Section 14.19.

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, with respect to any Lender, an Affiliate of such Lender shall include, without limitation, all of such Lender’s Related Funds, but shall exclude any portfolio companies or partners of such Lender or of such Related Funds.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Margin” means nine and three-quarters percent (9.75%), as such percentage may be increased pursuant to Section 3.02(b).

“Asset Sale” has the meaning set forth in Section 9.09.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender in substantially the form of Exhibit F.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bailee Letter” means a bailee letter in form and substance reasonably satisfactory to the Administrative Agent.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Board” means, with respect to any Person, the board of directors (or equivalent management body) of such Person or any committee thereof duly authorized to act on behalf of such board or management body.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing” means the borrowing of the Term Loan on the Closing Date.

“Bridge Notes” means, collectively, those certain 10% Subordinated Promissory Notes in the aggregate principal amount of $500,000, issued by Parent pursuant to those certain Securities Purchase Agreements, dated as of August 13, 2018, by and among Parent and the investors from time to time party thereto.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City.

“Calculation Date” has the meaning set forth in Section 10.02.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries excluding any such property with a fair market value as of the date thereof of less than $1,000,000 per occurrence.

“Casualty Event Reinvestment Notice” has the meaning set forth in Section 3.03(b).

“Change of Control” means at any time of determination, either (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (or group of Persons acting jointly or otherwise in concert) (other than the Management Investors) of Equity Interests of Parent having more than thirty-five percent (35%) of the aggregate ordinary voting power, determined on a fully diluted basis; (ii) Parent shall cease to own, directly or indirectly, beneficially and of record, one hundred percent (100%) of the issued and outstanding Equity Interests of each of its Subsidiaries (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law), in each case free and clear of all Liens except Liens created by the Security Documents; (iii) during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (a) nominated by the board of directors of Parent, nor (b) appointed by directors on the board of directors on the date hereof or so nominated; (iv) the sale of all or substantially all of the property or business of Parent and its Subsidiaries, taken as a whole; or (v) a Key Person Event shall have occurred.

“Claims” includes litigations, claims, demands, complaints, grievances, actions, suits, orders, charges, indictments, prosecutions, information (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.

“Closing Date” means August 31, 2018.

“Closing Fee” has the meaning set forth in Section 3.04.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any asset or property of any Person in which a Lien is purported to be granted under any Loan Document (or all such property, as the context may require).

“Collateral Questionnaire” means the collateral questionnaire in substantially the form set forth in Exhibit I which shall be delivered pursuant to Section 6.01(k).

“Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment is set forth on Schedule 1. The aggregate Commitments of all Lenders as of the Closing Date is $8,000,000.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Committee” has the meaning set forth in Section 8.20.

“Commodity Account” means a “Commodity Account” as defined in the NY UCC.

“Compliance Certificate” has the meaning set forth in Section 8.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Revenue” means revenue of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Net Revenue shall exclude any upfront fees and one-time milestone payments received by Parent or any of its Subsidiaries from a collaboration agreement with a pharmaceutical or biotechnology company other than those upfront fees received by Parent or any of its Subsidiaries in connection with the collaboration agreements contemplated to be entered into on Schedule 10.02.

“Contracts” means any contract, license, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied and whether in respect of monetary or payment obligations, performance obligations or otherwise).

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” has the meaning set forth in Section 8.16(a).

“Copyright” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Default” means any Event of Default and any event that has occurred which, upon the giving of notice thereof, or the lapse of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(b).

“Deposit Account” is defined in the Security Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), including pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is one hundred and eighty (180) days after the Maturity Date; provided that, if such Equity Interests are issued pursuant to any plan for the benefit of directors, officers, employees or consultants of such Person or by any such plan to such directors, officers, employees or consultants, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by such Person upon the death, disability, retirement or termination of employment or service of such director, officer, employee or consultant.

“Dollars” and “$” means lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Transferee” means and includes (i) any commercial bank, (ii) any insurance company, (iii) any finance company, (iv) any financial institution, (v) any investment fund that invests in loans, (vi) with respect to any Lender, any of its Affiliates, and (vii) any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes; provided that so long as no Event of Default has occurred and is continuing, an Eligible Transferee shall not include any competitor of any Obligor.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree, whether U.S. or non-U.S., relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations, whether U.S. or non-U.S., related to environmental matters and any specific agreements entered into with any Governmental Authorities which include commitments related to environmental matters.

“Equity Interests” means, with respect to any Person (for purposes of this defined term, an “issuer”), all shares of, interests or participations in, or other equivalents in respect of such issuer’s capital stock, including all membership interests, partnership interests or equivalent, and all debt or other securities directly or indirectly exchangeable, exercisable or otherwise convertible into such issuer’s capital stock, whether outstanding as of the Closing Date or issued after the Closing Date, and in each case however designated and whether voting or non-voting.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c) or, solely with respect to Code Section 412 or ERISA Section 302, (m) or (o) of the Code.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (ii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iii) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in insolvency pursuant to 4245 of ERISA; (iv) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (v) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vi) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Title IV Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (vii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (viii) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (ix) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (x) an application for a funding waiver under Section 412 of the Code or an extension of any amortization period pursuant to Section 433 of the Code with respect to any Title IV Plan; or (xi) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, pursuant to Title IV of ERISA, 303(k) of ERISA or Section 430(k) of the Code.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 11.01.

“Excess Funding Guarantor” has the meaning set forth in Section 12.08.

“Excess Payment” has the meaning set forth in Section 12.08.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means, collectively, (i) accounts used exclusively for payroll, the withheld employee portion of payroll taxes and other employee wage and benefit payments, and (ii) fiduciary and other trust accounts.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (x) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivisions thereof) or (y) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Term Loan or Commitment (other than pursuant to an assignment request by the Borrower pursuant to Section 5.03(h)) or (2) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f), and (iv) any withholding Taxes imposed under FATCA.

“Fair Share” has the meaning set forth in Section 12.08.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FD&C Act” means the U.S. Food, Drug and Cosmetic Act of 1938 (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance, documents and compliance policy guides issued or promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration and any successor entity.

“Foreign Lender” means a Lender (or, if the Lender is a disregarded entity for U.S. federal income tax purposes, the Person treated as the owner of the assets of such Lender for U.S. federal income tax purposes) that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary of Parent that is not incorporated, formed or organized under the laws of the United States, any State of the United States or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. The definition of GAAP shall be subject to Sections 1.02 and 1.04.

“Governmental Approval” means any required consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance, exemption, filing or notice that is issued or granted by or from (or pursuant to any act of) any applicable Governmental Authority, including any application or submission related to any of the foregoing.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of any country, in each case whether U.S. or non-U.S.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit C by an entity that, pursuant to Section 8.12(a), is required to become a “Subsidiary Guarantor.”

“Guaranteed Obligations” has the meaning set forth in Section 12.01.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (i) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (ii) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of Parent or any of its Subsidiaries which is of a “going concern” or similar nature.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person in respect of the deferred purchase price of property or services or under conditional sale or other title retention agreements relating to property acquired by such Person, and including any purchase price adjustments or indemnity requirements incurred in connection with any Permitted Acquisition (excluding current trade accounts payable incurred in the ordinary course of business), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vi) all Guarantees by such Person of Indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (ix) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (x) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (xi) all obligations of such Person under license or other agreements containing a guaranteed minimum payment or purchase by such Person, other than operating leases entered into in the ordinary course of business and any such license or other agreement for the purchase or use of goods, software and other intangibles, services or supplies in the ordinary course of business and (xii) any Disqualified Equity Interests of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning set forth in Section 14.03(c).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Industrial Designs” has the meaning set forth in the Security Documents.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign Law, including the Bankruptcy Code.

“Intellectual Property” means all Patents, Trademarks, Copyright, Industrial Designs, Technical Information and other intellectual property, whether registered or not and whether existing under, U.S. or non-U.S. Law or jurisdiction, including (without limitation) all of the following: (i) all applications or registrations relating to the foregoing; (ii) all rights and privileges arising under any applicable Law with respect to the foregoing; (iii) rights to sue for past, present or future infringements of such Intellectual Property; and (iv) all rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property anywhere in the world.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Interest Period” means (a) the period commencing on (and including) the Closing Date and ending on (and including) the last day of the calendar month in which the Closing Date occurs, and (b) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date.

“Interest Rate” means the sum of (i) the Applicable Margin plus (ii) the greater of (x) the Reference Rate and (y) two and one-quarter percent (2.25%).

“Invention” means any novel, inventive or useful art, apparatus, method, process, machine, manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine, manufacture or composition of matter.

“Investment” means, for any Person: (i) any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (ii) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount of an Investment will be determined at the time the Investment is made without giving effect to any subsequent changes in value.

“IRS” means the U.S. Internal Revenue Service or any successor agency.

“Key Person” means Richard Cunningham or such other person as may be acceptable by the Lenders as Richard Cunningham’s replacement pursuant to the definition of “Key Person Event.”

“Key Person Event” means that (a) the Key Person (i) ceases to hold the office of chief executive officer (or equivalent) of Parent or fails to be directly and actively involved in the day to day management and direction of Parent and its Subsidiaries and a successor reasonably acceptable to the Lenders shall not have been appointed within 90 days of such cessation, or (ii) becomes or is an employee, manager or officer of any entity other than Parent and its Subsidiaries and (b) Tim Tyson is no longer serving as the Chairman of the Board of Parent.

“Landlord Consent” means a Landlord Consent substantially in the form of Exhibit G or in a form otherwise reasonably satisfactory to the Administrative Agent.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Law” means any U.S. or non-U.S. federal, state, provincial, territorial, municipal or local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including any interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, whether or not having the force of law.

“Lenders” has the meaning set forth in the preamble hereto.

“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, easement, right-of-way or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Loan Documents” means, collectively, this Agreement, the Notes, the Warrant, the Security Documents, the Series C Preferred Subordination Agreement, the Guarantee Assumption Agreements and any subordination agreement, intercreditor agreement or other present or future document, instrument, agreement or certificate delivered to any Lender in connection with this Agreement or any of the other Loan Documents, in each case, as amended, restated, supplemented or otherwise modified.

“Loss” means any judgment, debt, liability, expense, cost, damage or loss, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including reasonable fees and disbursements of legal counsel, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of fifty percent (50%) of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Term Loan) then in effect.

“Management Investors” means any current directors, officers, management and/or employees of Parent or any of its Subsidiaries and any of their respective family members, trusts or other estate planning vehicles and any Person owned or controlled by any of the foregoing, in each case, holding, beneficially or of record, Equity Interests in Parent.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, condition (financial or otherwise), operations or performance of Parent and its Subsidiaries, taken as a whole, (ii) the ability of either (x) the Borrower or (y) the Obligors, taken as a whole, to perform its or their, as the case may be, obligations under the Loan Documents, as and when due or (iii) the legality, validity, binding effect or enforceability of any Loan Document or the rights and remedies of any Secured Party under any of the Loan Documents.

“Material Agreement” means (i) any Contract to which any Obligor or any of its properties is bound or subject to and which is listed on Schedule 7.14, (ii) any other Contract to which any Obligor is a party or a beneficiary from time to time, the absence or termination of which could reasonably be expected to result in a Material Adverse Effect, and (iii) any other Contract to which any Obligor is a party that during any period of 12 consecutive months is reasonably expected to (1) result in payments or receipts (including royalty, licensing or similar payments) made to any Obligor or any of its Subsidiaries in an aggregate amount in excess of $1,000,000 or (2) require payments or expenditures (including royalty, licensing or similar payments) to be made by any Obligor or any of its Subsidiaries in an aggregate amount in excess of $1,000,000.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor (excluding intercompany Indebtedness among Obligors and/or their Subsidiaries to the extent permitted hereunder), the outstanding principal amount of which, individually or in the aggregate, exceeds $500,000.

“Material Intellectual Property” means (i) all Obligor Intellectual Property listed in Schedule 7.05(c) and (ii) all other Obligor Intellectual Property, whether currently owned or licensed or acquired, developed or otherwise licensed or obtained after the date hereof (a) the loss of which could reasonably be expected to have a Material Adverse Effect or (b) that has a fair market value in excess of $500,000.

“Maturity Date” means August 31, 2022.

“Mortgage” means that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement, dated as of the date hereof, made by Borrower, as trustor, in favor of the Administrative Agent, as beneficiary.

“Mortgaged Premises” means the real property located at 2090 E. Innovation Park Drive, Oro Valley, Pima County, Arizona 85755.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means, with respect to any Casualty Event, the amount of cash proceeds received (directly or indirectly) from time to time by or on behalf of any Obligor after deducting therefrom only (w) reasonable fees, costs and expenses related thereto incurred by such Obligor in connection therewith, (x) amounts required to be repaid on account of any Permitted Indebtedness or other obligations (other than the Obligations) required to be repaid as a result of such Casualty Event, (y) amounts required to be reserved in accordance with GAAP for indemnities and against liabilities associated with the property damaged, destructed or condemned in such Casualty Event and (z) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith; provided that amounts specified therein in respect of costs, expenses or repayments shall only be deducted from aggregate cash proceeds to the extent such amounts are (1) actually paid to a Person that is not an Affiliate of Parent or any of its Subsidiaries and (2) properly attributable to such Casualty Event.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Note” means a promissory note, in substantially the form of Exhibit A hereto, executed and delivered by the Borrower to any Lender in accordance with Section 2.02.

“NY UCC” means the UCC as in effect from time to time in New York.

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Secured Party (including all Guaranteed Obligations and the Warrant Obligations), arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) if such Obligor is the Borrower, the Term Loan, (ii) all interest accruing under the Loan Documents, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums, in each case, chargeable to such Obligor under any Loan Document.

“Obligor Intellectual Property” means, at any time of determination, Intellectual Property owned by any of the Obligors at such time including, without limitation, the Intellectual Property listed on Schedule 7.05(b).

“Obligors” means, collectively, the Borrower, Parent and the Subsidiary Guarantors and their respective successors and permitted assigns.

“Observer” has the meaning set forth in Section 8.20.

“One-Month LIBOR” means, with respect to any applicable Interest Period hereunder, the one-month London Interbank Offered Rate for deposits in Dollars, as determined by the Administrative Agent from the appropriate Bloomberg or Telerate page selected by the Administrative Agent (or any successor thereto or similar source reasonably determined by the Administrative Agent from time to time), which shall be that one-month London Interbank Offered Rate for deposits in Dollars in effect at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the first Business Day of such Interest Period rounded up to the nearest 1/100 of one percent (1%). The Administrative Agent’s determination of interest rates shall be determinative in the absence of manifest error.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Organic Document” means, for any Person, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such Person’s Equity Interests.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the request of the Borrower pursuant to Section 5.03(h)).

“Parent” has the meaning set forth in the preamble hereto.

“Parent Credit Agreement” means that certain Credit Agreement and Guaranty, dated as of the date hereof, by and among Parent, as borrower, the subsidiaries of Parent from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings II, LP, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time).

“Parent Loan Documents” has the meaning ascribed to the term “Loan Documents” in the Parent Credit Agreement.

“Participant” has the meaning set forth in Section 14.05(e).

“Participant Register” has the meaning set forth in Section 14.05(e).

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Payment Date” means (i) the last day of each Interest Period and (ii) the Maturity Date; provided that, in the event any such day is not a Business Day, then the payment due on such day shall be payable on the next occurring Business Day.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Pay-Off Indebtedness” means the Indebtedness listed on Schedule 7.13(b).

“Pay-Off Letters” means each payoff letter in respect of the Pay-Off Indebtedness, in form and substance reasonably satisfactory to the Administrative Agent.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by Parent or any of its Subsidiaries whether by purchase, merger or otherwise, of (i) all or substantially all of the assets of any U.S. Person, (ii) more than fifty percent (50%) of all voting Equity Interests of any U.S. Person (determined on a fully diluted basis), (iii) an entire business line or unit or division of any U.S. Person or (iv) any other asset or assets (other than assets in the nature of inventory acquired in the ordinary course of business) located in the United States; provided that:

(a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would reasonably be expected to result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws, and in conformity in all material respects with all applicable Governmental Approvals;

(c) in the case of the Acquisition of any Equity Interests of any Person, all of such Equity Interests shall be majority owned by Parent or its Subsidiaries, and the Borrower shall have taken or caused to be taken, as of the date such Equity Interests are acquired, all necessary actions to comply with Section 8.12(a), as applicable;

(d) in the case of the Acquisition of assets, all assets acquired shall be owned by Parent or its Subsidiaries, and the Borrower shall have taken or caused to be taken, as of the date the assets are acquired, all necessary actions to comply with Section 8.12(a), as applicable;

(e) such Person (in the case of an Acquisition of Equity Interests) or assets (in the case of an Acquisition of assets or a division) shall be engaged or used, as the case may be, in substantially the same business or lines of business in which Parent and its Subsidiaries are engaged as of the Closing Date or a business reasonably related, incidental or complimentary thereto or a reasonable extension thereof or a business having a similar customer base;

(f) on a pro forma basis after giving effect to such Acquisition, Parent and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 10;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(g) the aggregate consideration for all such Acquisitions together with all Acquisitions permitted under the Parent Credit Agreement does not exceed $1,000,000 in cash in any fiscal year;

(h) the Borrower shall have provided the Administrative Agent with at least fifteen (15) Business Days’ prior written notice of any such Acquisition, together with summaries, prepared in reasonable detail, of all due diligence conducted by or on behalf of Parent or the applicable Subsidiary prior to such Acquisition;

(i) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower (prepared in reasonable detail), certifying as to any contingent liabilities and, to the extent applicable, prospective research and development costs associated with the Person or assets being acquired; and

(j) all of the assets or Equity Interests acquired in connection with such Acquisition shall be of a U.S. Person.

“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition, (ii) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) time deposits with, or insured certificates of deposit or banker’s acceptances of, any commercial bank that (x) is organized under the laws of the United States or is the principal banking subsidiary of a bank holding company organized under the laws of the United States and is a member of the Federal Reserve System and (y) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one (1) year from the date of acquisition, and (iv) any money market funds at least ninety-five percent (95%) of the assets of which constitute investments of the type described in clauses (i), (ii) or (iii) above.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Priority Liens” means Liens permitted under any of the clauses (b), (c), (d), (e), (f) or (i) of Section 9.02.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Permitted Refinancing” means, with respect to any Permitted Indebtedness, any extension, renewal, replacement or refinancing of such Indebtedness; provided that such extension, renewal, replacement or refinancing (i) shall not increase the outstanding principal amount of such Indebtedness except by accrued and unpaid interest and premiums thereon and fees and expenses associated with such extension, renewal, replacement or refinancing, (ii) contains terms relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole no less favorable in any material respect to Parent and its Subsidiaries or the Secured Parties than the terms of any agreement or instrument governing the Indebtedness being extended, renewed, replaced or refinanced, (iii) shall have an applicable interest rate or equivalent yield which does not exceed the interest rate or equivalent yield of the Indebtedness being extended, renewed, replaced or refinanced, (iv) shall not contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of the Indebtedness being extended, renewed, replaced or refinanced and (v) after giving effect to such extension, renewal, replacement or refinancing, no Default or Event of Default shall have occurred (or would reasonably be expected to occur) as a result thereof.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Prepayment Date” has the meaning set forth in Section 3.03(a)(i).

“Prepayment Premium” means with respect to any prepayment of principal of the Term Loan referenced in Section 3.03(a) occurring (i) on or prior to the first anniversary of the Closing Date, an amount equal to twelve percent (12%) of the aggregate outstanding principal amount of the Term Loan being prepaid, (ii) at any time after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, an amount equal to eight percent (8%) of the aggregate outstanding principal amount of the Term Loan being prepaid; and (iii) at any time after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, an amount equal to three percent (3%) of the aggregate outstanding principal amount of the Term Loan being prepaid on such Prepayment Date.

“Prepayment Price” has the meaning set forth in Section 3.03(a)(i).

“Product” means any future product developed, manufactured, licensed, marketed, sold or otherwise commercialized by any Obligor, including any such product in development or which may be developed, in each case related to Material Intellectual Property.

“Product Commercialization and Development Activities” means, with respect to any Product, any combination of research, development, manufacture, importation, use, sale, storage, design, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to commercially exploit such Product.

“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any applicable Law for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (i) the sum of the Commitment (or, if the Commitments are terminated, the outstanding principal amount of the Term Loan) of such Lender then in effect by (ii) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Term Loan) of all Lenders then in effect.

“Qualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.

“Real Property Security Documents” means the Mortgage, any Landlord Consents, Bailee Letters, any other mortgage or deed of trust or any other real property security document executed or required hereunder to be executed by any Obligor and granting a security interest in real property owned or leased (as tenant) by any Obligor in favor of the Secured Parties.

“Recipient” means any Lender or the Administrative Agent.

“Reference Rate” means One-Month LIBOR; provided that, if One-Month LIBOR can no longer be determined by the Administrative Agent (in its sole discretion) or any Governmental Authority having jurisdiction over the quotation or determination of the London Interbank Offered Rates declares that it will no longer supervise or sanction such rates for purposes of interest rates on loans, then the Reference Rate for purposes hereof and of each other Loan Document shall be a comparable rate as may be selected by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 14.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” means any registrations, licenses, authorizations, permits or approvals issued by any Governmental Authority and applications or submissions related to any of the foregoing.

“Regulatory Authority” means any Governmental Authority that is concerned with or has regulatory oversight with respect to the use, control, safety, efficacy, reliability, manufacturing, marketing, distribution or sale relating to the business of an Obligor, including the FDA and all equivalent of such agencies in other jurisdictions.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Related Fund” means, with respect to any Lender, a fund which is managed or advised by the same investment manager or investment adviser as such Lender or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of such Lender.

“Related Parties” has the meaning set forth in Section 14.16.

“Resignation Effective Date” has the meaning set forth in Section 13.06(a).

“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer and similar officer of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of Parent or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any (i) sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Parent or any of its Subsidiaries, (ii) payment of interest, principal or fees in respect of Indebtedness owed by Parent to any holder of any capital stock of Parent or (iii) option, warrant or other right to acquire any such shares of capital stock of Parent or any of its Subsidiaries.

“Restrictive Agreement” means any indenture, agreement, instrument or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any other Obligor to create, incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (other than (x) customary provisions in contracts (including without limitation leases and licenses of Intellectual Property) restricting the assignment thereof or, in the case of any lease or license, the sublease or sublicense or other disposition of the applicable leased or licensed property, (y) restrictions or conditions imposed by any agreement governing secured Permitted Indebtedness permitted under Section 9.01(g), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness and (z) restrictions in agreements related to any Asset Sale to the extent such Asset Sale would be a permitted Asset Sale under this Agreement), or (ii) the ability of any Subsidiary of Parent to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Obligor or the ability of Parent or any Subsidiary of Parent to guarantee Indebtedness of the Borrower or any other Obligor to the extent such guarantee is required by Section 8.12.

“Sanction” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union or its Member States, Her Majesty’s Treasury or other similar relevant sanctions authority.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Sanofi” means Sanofi US Services Inc., a Delaware corporation.

“Sanofi Documents” means, collectively, (i) that certain Asset Purchase Agreement dated June 27, 2016 by and between Sanofi and Borrower (as amended, supplemented and/or modified and together with all exhibits thereto, collectively, the “S/I APA”), (ii) that certain Master Services Agreement dated July 15, 2016 by and between Sanofi and Borrower (as amended, supplemented and/or modified and together with all exhibits thereto, collectively, the “S/I MSA”), (iii) that certain Special Warranty Deed with Reverter dated July 15, 2016 with Sanofi as the Grantor and Borrower as the Grantee, as filed with the Official Records of the Pima County, Arizona Recorder’s Office on July 15, 2016 (as amended, supplemented and/or modified and together with all exhibits thereto, collectively, the “S/I Warranty and Reverter Deed”), (iv) the Deed of Trust and Assignment of Rents Agreement dated as of July 15, 2016 between Borrower, as Trustor, Sanofi, as Beneficiary and Patricia E. Nolan as Trustee relating to, among other items set forth therein, the Mortgaged Premises and the building thereon (as amended, supplemented and/or modified and including all exhibits thereto including, but not limited to, Exhibit A thereto, collectively, the “S/I Deed of Trust”), (v) the Transition Services Agreement dated July 15 2016 between Borrower and Sanofi (as amended, supplemented and/or modified and including all exhibits thereto), and (vi) all other agreements, instruments, certificates, documents and related items between, among and/or involving Sanofi and/or its affiliates and Borrower including those set forth in Section 4.2 of the S/I APA.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means the Lenders, the Administrative Agent, each other Indemnified Party, any other holder of any Obligation, and any of their respective permitted transferees or assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Closing Date and substantially in the form of Exhibit H hereto, among the grantors party thereto and the Administrative Agent, granting a security interest in the Obligors’ personal property in favor of the Administrative Agent.

“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, each Real Property Security Document and each other security document, control agreement or financing statement required or recommended to perfect Liens in favor of the Secured Parties for purposes of securing the Obligations.

“Securities Account” has the meaning given to it in Section 8-501(a) of the NY UCC.

“Series C Holders” means any holder of the Series C Preferred Stock.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Series C Preferred Stock” means Parent’s Series C Convertible Redeemable Preferred Stock.

“Series C Preferred Subordination Agreement” means that certain Series C Preferred Subordination Agreement, dated as of the Closing Date, among the Series C Holders, Parent and the Administrative Agent, pursuant to which the Series C Holders subordinate all rights to cash payments owed such Series C Holders by Parent due to such Series C Holders’ ownership of Series C Preferred Stock until the Obligations (other than Warrant Obligations) have been paid in full.

“Short-Form IP Security Agreements” means short-form patent, trademark or copyright (as the case may be) security agreements, substantially in the forms of Exhibits J, K and L to this Agreement, as applicable, entered into by one (1) or more Obligors in favor of the Administrative Agent for the benefit of each Secured Party.

“S/I Deed of Trust” has the meaning set forth in the definition of Sanofi Documents.

“S/I MSA” has the meaning set forth in the definition of Sanofi Documents.

“S/I Warranty and Reverter Deed” has the meaning set forth in the definition of Sanofi Documents.

“Solvent” means, with respect to any Person at any time, that (i) the present fair saleable value of the property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured and (iii) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, directly or indirectly, owned, controlled or held.

“Subsidiary Guarantors” means each Subsidiary of Parent identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of Parent that becomes, or is required to become, a “Subsidiary Guarantor” after the date hereof pursuant to Section 8.12(a).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Information” means all trade secrets and other proprietary or confidential information, public information, non-proprietary know-how, any information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work and all other information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, technical information, systems, methodologies, computer programs, information technology and any other information.

“Term Loan” means each loan advanced by a Lender pursuant to Section 2.01(a). For purposes of clarification, any calculation of the aggregate outstanding principal amount of the Term Loan on any date of determination shall mean the aggregate principal amount of the Term Loan made pursuant to Section 2.01(a) that has not yet been repaid as of such date.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or within the last six years was maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof within the last six years made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use thereof.

“Transactions” means the negotiation, preparation, execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is (or is intended to be) a party, the making of the Term Loan hereunder, and all other transactions contemplated pursuant to this Agreement and the other Loan Documents.

“UCC” means, with respect to any applicable jurisdictions, the Uniform Commercial Code as in effect in such jurisdiction, as may be modified from time to time.

“United States” or “U.S.” means the United States of America, its fifty (50) states and the District of Columbia.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B).

“Warrant” means the warrant to be delivered to the Administrative Agent pursuant to Section 6.01 on the Closing Date, that, among other things, grants the holder thereof the right to purchase the number of shares of common stock of Parent as indicated on the Warrant Shares table on Schedule 1, as the Warrant may be amended, replaced or otherwise modified pursuant to the terms thereof.

“Warrant Obligations” means all Obligations of Parent arising out of, under or in connection with the Warrant.

“Withholding Agent” means the Borrower, any Obligor and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02. Accounting Terms and Principles. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 10 and any definitions used in such calculations) shall be made, in accordance with GAAP; provided that, for purposes of determining compliance with any covenant contained in Section 9 or the existence of any Default or Event of Default under Section 11, in determining whether any lease is required to be accounted for as a capital lease or an operating lease, such determination shall be made based on GAAP as in effect on the date of this Agreement. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for Parent and its Subsidiaries, in each case, without duplication.

Section 1.03. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires,

(a) the terms defined in this Agreement include the plural as well as the singular and vice versa;

(b) words importing gender include all genders;

(c) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement;

(d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(e) references to days, months and years refer to calendar days, months and years, respectively;

(f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”;

(g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”;

(h) where any provision in this Agreement or any other Loan Document refers to an action to be taken by any Person, or an action which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly;

(i) references to any Lien granted or created hereunder or pursuant to any other Loan Document securing any Obligations shall be deemed to be a Lien for the benefit of the Secured Parties;

(j) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer broadly to any and all assets and properties, whether tangible or intangible, real or personal, including cash, securities, rights under contractual obligations and permits and any right or interest in any such assets or property except where otherwise noted herein;

(k) accounting terms not specifically defined herein (other than “property” and “asset”) shall be construed in accordance with GAAP;

(l) the word “will” shall be construed to have the same meaning as the word “shall”; and

(m) a Schedule shall refer to those Schedules provided as of the date hereof and as may be further updated in accordance with the terms of this Agreement (which updates, for the avoidance of doubt, shall be acceptable to the Administrative Agent unless such updates reflect an item that is otherwise prohibited under this Agreement on the date thereof).

Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 1.04. Changes to GAAP. Subject to Section 1.02, if, after the date hereof, any change occurs in GAAP or in the application thereof and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8, 9 or 10 to be materially different than the amount that would be determined prior to such change, then:

(a) Parent will provide a detailed notice of such change (an “Accounting Change Notice”) to the Administrative Agent within thirty (30) days after a Responsible Officer’s learning that such change would so impact the covenants and calculations hereunder;

(b) either Parent or the Administrative Agent may indicate within ninety (90) days following the date of the Accounting Change Notice that they wish to revise the method of calculating such covenants or amend any such amount, in which case the parties will in good faith attempt to agree upon a revised method for calculating the financial covenants;

(c) until Parent and the Administrative Agent have reached agreement on such revisions, such covenants or amounts as set forth herein shall remain in effect and will be determined without giving effect to such change;

(d) if no party elects to revise the method of calculating the covenants or amounts, then the covenants or amounts will not be revised and will be determined in accordance with GAAP without giving effect to such change; and

(e) any Event of Default arising as a result of such change which is cured by operation of this Section 1.04 shall be deemed to be of no effect ab initio.

Section 2. The Commitments and the Term Loan.

Section 2.01. Term Loan.

(a)  The Term Loan.

(i) Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Lender, severally and not jointly, agrees to provide its share of the Term Loan to Borrower on the Closing Date in Dollars in a principal amount equal to such Lender’s Commitment. No Lender shall have an obligation to make a Term Loan in excess of such Lender’s Commitment.

(ii) Borrower may make one borrowing under the Commitments which shall be on the Closing Date. Subject to Section 3.03, all amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Maturity Date. Each Lender’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Commitment on such date.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(iii) Upon satisfaction or waiver of the conditions precedent set forth in this Agreement, the Lenders shall make the proceeds of the Term Loan available to Borrower on the Closing Date.

(b) No amounts paid or prepaid with respect to the Term Loan may be reborrowed. Any term or provision hereof (or of any other Loan Document) to the contrary notwithstanding, the Term Loan made to the Borrower will be denominated solely in Dollars and will be repayable solely in Dollars and no other currency.

Section 2.02. Notes. If requested by any Lender, the Term Loan of such Lender shall be evidenced by one or more Notes. If so requested, the Borrower shall prepare, execute and deliver to the Administrative Agent such promissory note(s) payable to the Lenders (or, if requested by the Lenders, to the Lenders and their registered permitted assigns) substantially in the form attached hereto as Exhibit A.

Section 2.03. Use of Proceeds. The Borrower shall use the proceeds of the Term Loan solely (a) for general corporate purposes, including, without limitation, business development and licensing purposes, (b) to refinance the Pay-Off Indebtedness and (c) to pay the fees, costs and expenses associated with the Transactions. Borrower shall not use the proceeds of the Term Loan for any purpose in violation of the Sanofi Documents.

Section 2.04. Proportionate Shares. The Term Loan shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Proportionate Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Term Loan hereunder or purchase a participation required hereby nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such Lender’s obligation to make a Term Loan requested hereunder or purchase a participation required hereby.

Section 3 Payments of Principal and Interest.

Section 3.01. Repayments and Prepayments Generally; Application. (a) There will be no scheduled amortization payments of principal on the Term Loan prior to the second (2nd) anniversary of the Closing Date.

(b) Commencing with the Payment Date occurring immediately after the second (2nd) anniversary of the Closing Date and on each Payment Date occurring thereafter, the Borrower shall make a scheduled amortization payment of principal on the Term Loan in an amount equal to 1.0% of the aggregate principal amount of the Term Loan borrowed on the Closing Date.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(c) Any term or provision hereof to the contrary notwithstanding, on the Maturity Date the Borrower shall repay the entire remaining outstanding balance of the Term Loan in full in cash.

(d) The Borrower agrees that the Term Loan, and any fees or interest accrued or accruing thereon, shall be repaid and prepaid solely in Dollars pursuant to the terms of this Section 3. Except as otherwise provided in this Agreement, each payment (including each repayment and prepayment) by the Borrower will be deemed to be made ratably in accordance with the Lenders’ Proportionate Share.

Section 3.02. Interest.

(a) Interest Generally. The outstanding principal amount of the Term Loan, as well as the amount of all other outstanding Obligations, shall accrue interest at the Interest Rate.

(b) Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Applicable Margin shall increase automatically by four percent (4%) per annum (the Interest Rate, as increased pursuant to this Section 3.02(b), being the “Default Rate”). If any Obligation is not paid when due under any applicable Loan Document (after giving effect to any applicable grace period), the amount thereof shall accrue interest at the Default Rate.

(c) Interest Payment Dates. Accrued interest on the Term Loan shall be payable in cash and in arrears on each Payment Date with respect to the most recently completed Interest Period, and upon the payment or prepayment of the Term Loan (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall also be payable from time to time on demand by the Administrative Agent.

(d) Maximum Rate. Notwithstanding any other provision of this Agreement, in no event will any interest or rates referred to herein exceed the maximum interest rate permitted by applicable law. If such maximum interest rate would be exceeded by the terms hereof, the rates of interest payable hereunder will be reduced to the extent necessary so that such rates (together with any fees or other amounts which are construed by a court of competent jurisdiction to be interest or in the nature of interest) equal the maximum interest rate permitted by applicable law, and any overpayment of interest received by the Lenders before such rates are so construed will be applied, forthwith after determination of such overpayment, to pay all then outstanding interest, and thereafter to pay outstanding principal.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 3.03. Prepayments; Prepayment Premium.

(a) Optional Prepayments. (i) Subject to prior written notice pursuant to clause (ii) below, the Borrower shall have the right to optionally prepay, in whole or in part, the outstanding principal amount of the Term Loan on any Business Day (a “Prepayment Date”) for an aggregate amount equal to the sum of (x) the aggregate principal amount of the Term Loan being prepaid, (y) the applicable Prepayment Premium on the principal amount of the Term Loan being prepaid and (z) any accrued but unpaid interest on the principal amount of the Term Loan being prepaid (such aggregate amount, the “Prepayment Price”).

(ii) A notice of optional prepayment shall be effective only if received by the Administrative Agent not later than 2:00 p.m. (Eastern time) on a date not less than one (1) Business Day prior to the proposed Prepayment Date. Each notice of optional prepayment shall specify the Prepayment Price and the principal amount to be prepaid, as well as the Prepayment Date.

(b) Mandatory Prepayments. Subject to the proviso below, and except to the extent such Net Cash Proceeds have been used to prepay the obligations under the Parent Credit Agreement, upon the occurrence of any Casualty Event, the Borrower shall make a mandatory prepayment of the Term Loan in an aggregate amount equal to the sum of (x) one hundred percent (100%) of the Net Cash Proceeds received by the Borrower or any other Obligor as a result of such Casualty Event, and (y) any accrued but unpaid interest on such principal amount of the Term Loan being prepaid; provided that so long as no Default or Event of Default has occurred and is continuing at the time the Borrower or any Obligor shall have received such Net Cash Proceeds, if, within five (5) Business Days following the occurrence of any such Casualty Event, a Responsible Officer of the Borrower may deliver to the Administrative Agent a notice (each, a “Casualty Event Reinvestment Notice”) to the effect that the Borrower or applicable Obligor intends to apply the Net Cash Proceeds from such Casualty Event to acquire, replace or rebuild the property subject to such Casualty Event or to the cost of purchase or construction of other assets useful in the business of Parent or its Subsidiaries, then such Net Cash Proceeds of such Casualty Event may be applied for such purpose in lieu of such mandatory prepayment, provided further that, in the event that Net Cash Proceeds have not been so applied within one hundred eighty (180) days following the occurrence of such Casualty Event, the Borrower shall make a mandatory prepayment of the Term Loan in an aggregate amount equal to the sum of (A) one hundred percent (100%) of the unused balance of such Net Cash Proceeds received by the Borrower or any other Obligor as a result of such Casualty Event, and (B) any accrued but unpaid interest on such principal amount of the Term Loan being prepaid, provided, further, that to the extent that the property subject to the Casualty Event is Collateral, then any such acquired, replaced, repaired, purchased or constructed property shall be Collateral in which the Administrative Agent, for the benefit of the Lenders, has been granted a security interest under the Security Documents.

(c) Prepayment Premium. Without limiting the foregoing, whenever the Prepayment Premium is in effect and payable pursuant to the terms hereof, such premium shall be payable on all payments and prepayments of the Term Loan, whether as a result of clause (a) above in this Section 3.03, acceleration or otherwise (but excluding any prepayment pursuant to clause (b) above).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(d) Application. Proceeds of any prepayment made pursuant to clauses (a) or (b) above shall be applied in the following order of priority, with proceeds being applied to a succeeding level of priority only if amounts owing pursuant to the immediately preceding level of priority have been paid in full in cash:

(i) first, to the payment of any unpaid costs or expenses referred to in Section 14.03 then due and owing;

(ii) second, to the payment of any accrued and unpaid interest and any fees then due and owing;

(iii) third, to the payment of unpaid principal of the Term Loan;

(iv) fourth, to the payment of any Prepayment Premium then due and payable; and

(v) fifth, to the Borrower or such other Persons as may lawfully be entitled to or directed by the Borrower to receive the remainder.

Section 3.04. Closing Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent out of the proceeds of the Term Loan a non-refundable fee in the amount equal to two percent (2%) of the principal amount of the Term Loan advanced by the Lenders on such date (the “Closing Fee”). Payment of the Closing Fee shall be in addition to such fees, costs and expenses due and payable pursuant to Section 14.03. Upon receipt of payment from the Borrower, the Administrative Agent will promptly thereafter distribute like funds relating to any such payment to the Lenders pro rata on the basis of each Lender’s Proportionate Share.

Section 4. Payments, Etc.

Section 4.01. Payments.

(a) Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made (i) in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the deposit account of the Administrative Agent (for the benefit of the Lenders) designated by the Administrative Agent by notice to the Borrower and (ii) not later than 2:00 p.m. (Eastern time) on the date on which such payment is due (each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) Application of Payments. All such payments referenced in clause (a) above shall be applied as set forth in Section 3.03(d) above.

(c) Non-Business Days. If the due date of any payment under this Agreement (whether in respect of principal, interest, fees, costs or otherwise) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 4.02. Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of three hundred and sixty (360) days and actual days elapsed during the period for which payable.

Section 4.03. Set-Off.

(a) Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, each of the Lenders and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender and any of their Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not such Person shall have made any demand and although such obligations may be unmatured. Any Person exercising rights of set off hereunder agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders and each of their Affiliates under this Section 4.03 are in addition to other rights and remedies (including other rights of set-off) that such Persons may have.

(b) Exercise of Rights Not Required. Nothing contained in Section 4.03(a) shall require the Administrative Agent, any Lender or any of their Affiliates to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

Section 5. Yield Protection, Etc.

Section 5.01. Additional Costs.

(a) Change in Law Generally. If, on or after the date hereof, the adoption of any Law, or any change in any Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof, against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Term Loan or the Commitment, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining the Term Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, or subject any Lender to any Taxes on its Term Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital (if any) attributable thereto by an amount reasonably deemed by such Lender in good faith to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (ii) through (iv) of the definition of “Excluded Taxes” and (iii) Connection Income Taxes), then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof, the adoption of any applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof, has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Term Loan to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.

(c) Notification by Lender. Each Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 5.01, setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error.

(d) Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 5.02. Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any applicable Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Term Loan by such Lender (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof, following which (i) such Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Term Loan hereunder and (ii) if such Law shall so mandate, the Term Loan shall be prepaid by the Borrower on or before such date as shall be mandated by such Law in an amount equal to the aggregate principal amount of the Term Loan outstanding on the date of such prepayment plus any accrued but unpaid interest thereon.

Section 5.03. Taxes. For purposes of this Section 5.03, the term “applicable Law” includes FATCA.

(a) Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by any applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent, timely reimburse it for the payment of, Other Taxes.

(c) Evidence of Payments. As soon as reasonably practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall reimburse and indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(e) Indemnification by the Lender. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), (ii)(B), and (ii)(D)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender (or, if the Lender is a disregarded entity for U.S. federal income tax purposes, the Person treated as the owner of the assets of such Lender for U.S. federal income Tax purposes) that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower and the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI (or successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN (or successor form), IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, substantially in the form of Exhibit D-2 or D-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable Law or upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times as reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Tax Benefits. If any party to this Agreement determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(h) Designation of a Different Lending Office. If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.03, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Term Loan hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(i) Survival. Each party’s obligations under this Section 5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 5.04. Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six-months prior to the date that such Lender notifies the Borrower of the change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the change in Law giving rise to such increased costs or reductions is retroactive, then the sixth-month period referred to above shall be extended to include the period of retroactive effect thereof).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 6. Conditions Precedent.

Section 6.01. Conditions to the Closing Date. The obligation of each Lender to make the Term Loan shall be subject to the execution and delivery of this Agreement by the parties hereto and the prior or concurrent satisfaction (or waiver thereof by the Administrative Agent) of each of the conditions precedent set forth below in this Section 6.01.

(a) Secretary’s Certificate, Etc. The Administrative Agent shall have received from each Obligor (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member, general partner or equivalent, as to:

(i) resolutions of each such Person’s Board then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the Transactions;

(ii) the incumbency and signatures of those of its officers, managing member, general partner or equivalent authorized to act with respect to each Loan Document to be executed by such Person; and

(iii) the full force and validity of each Organic Document of such Person and copies thereof.

(b) Closing Date Certificate. The Administrative Agent shall have received a certificate, dated as of the Closing Date and duly executed and delivered by a Responsible Officer of the Borrower, which certificate shall be in the form attached hereto as Exhibit M, stating that (i) both immediately before and after giving effect to the Borrowing of the Term Loan, (x) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) and (y) no Default shall have then occurred and be continuing, or would result from the making of the Term Loan being advanced on the Closing Date and (ii) all of the conditions set forth in Section 6.01 have been satisfied or waived by the Administrative Agent.

(c) Solvency, Etc. The Administrative Agent shall have received a solvency certificate duly executed and delivered by the chief financial or accounting Responsible Officer of the Borrower, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.

(d) Financial Information, Etc. The Administrative Agent shall have received:

(i) audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2017; provided that Parent’s filing of an Annual Report on Form 10-K with the SEC with respect thereto shall be deemed to satisfy the requirements of this Section; and

(ii) unaudited consolidated balance sheets of Parent and its Subsidiaries for each fiscal quarter ended after December 31, 2017, together with the related consolidated statement of operations for such fiscal quarter; provided that Parent’s filing of a Quarterly Report on Form 10-Q with the SEC with respect to each such quarter shall be deemed to satisfy the requirements of this Section.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(e) Compliance Certificate. The Administrative Agent shall have received an initial Compliance Certificate, prepared on a pro forma basis as of the Closing Date demonstrating compliance with the covenants set forth in Section 10, duly executed (and with all schedules thereto duly completed) and delivered by a Responsible Officer of the Borrower.

(f) Opinions of Counsel. The Administrative Agent shall have received one (1) or more opinions, dated the Closing Date and addressed to the Administrative Agent and the Lenders, from Gracin & Marlow, LLP, independent legal counsel to the Borrower and the other Obligors, Parsons Behle & Latimer, Nevada legal counsel to the Borrower and the other Obligors, and Ballard Spahr, LLP, real estate counsel to the Borrower and the other Obligors, each in form and substance reasonably acceptable to the Administrative Agent.

(g) Delivery of Notes. Each Lender that has requested a Note shall have received a Note for its Term Loan, duly executed and delivered by a Responsible Officer of the Borrower.

(h) Security Documents. The Administrative Agent shall have received executed counterparts of each Security Document, dated as of Closing Date, duly executed and delivered by each Obligor, together with:

(i) subject to Section 8.17, delivery of all certificates (in the case of Equity Interests that are securities (as defined in the NY UCC)) evidencing the issued and outstanding capital securities owned by each Obligor that are required to be pledged under the Security Agreement, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank or, in the case of Equity Interests that are uncertificated securities (as defined in the NY UCC), confirmation and evidence reasonably satisfactory to the Administrative Agent that the security interest required to be pledged therein under the Security Agreement has been transferred to and perfected by the Administrative Agent in accordance with Articles 8 and 9 of the NY UCC and all laws otherwise applicable to the perfection of the pledge of such Equity Interests;

(ii) financing statements naming each Obligor as a debtor and the Administrative Agent as the secured party (for the benefit of all Secured Parties) or other similar instruments or documents, in each case suitable for filing, to be filed under the Uniform Commercial Code (or equivalent law) of all jurisdictions as may be necessary to perfect the Liens of the Administrative Agent, for the benefit of the Lenders, pursuant to the Security Agreement and the Mortgage (with respect to fixtures);

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(iii) UCC-1 (or equivalent) Lien searches reasonably satisfactory in scope and substance to the Administrative Agent covering each Obligor and its properties;

(iv) UCC-3 termination statements, or equivalent, as may be necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreement previously granted by any Person; and

(v) all Short-Form IP Security Agreements required to be provided under the Security Agreement, each dated as of the Closing Date, duly executed and delivered by each Obligor that is required to do so under the Security Agreement.

(i) Material Adverse Change. No Material Adverse Change shall have occurred since December 31, 2017.

(j) Fees and Expenses, Etc. Each of the Administrative Agent and each Lender shall have received, for its own account, the fees, costs and expenses due and payable to it on the Closing Date pursuant to Sections 3.04 and 14.03, including all reasonable closing costs and fees and all unpaid reasonable expenses of the Administrative Agent and the Lenders incurred in connection with the Transactions (including the Administrative Agent’s and the Lenders’ reasonable and documented legal fees and expenses).

(k) Collateral Questionnaire. The Administrative Agent shall have received a fully completed Collateral Questionnaire, dated as of the Closing Date, duly executed and delivered by a Responsible Officer of each Obligor.

(l) Warrant. The Administrative Agent shall have received the executed Warrant, dated as of the Closing Date.

(m) Insurance. The Administrative Agent shall have received (x) certificates and endorsements of insurance evidencing the existence of all insurance required to be maintained by the Obligors and their respective Subsidiaries pursuant to Section 8.05 and the designation of the Administrative Agent as the Borrower’s loss payee or additional insured, as applicable and (y) a fully paid title insurance policy, with endorsements and in an amount acceptable to the Administrative Agent, issued by a nationally recognized title insurer acceptable to Administrative Agent, insuring the Mortgage to be a valid first and subsisting Lien on the real property described therein, free and clear (or insured over) of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative assurances as may be reasonably requested by the Administrative Agent.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(n) Pay-Off Letters. The Administrative Agent shall have received executed Pay-Off Letters terminating and cancelling the Pay-Off Indebtedness in full, in form and substance reasonably acceptable to it.

(o) Due Diligence. The Administrative Agent and the Lenders shall have received and be satisfied with all due diligence (including without limitation historical financial statements, projections, technical, operational, legal, intellectual property, commercial market forecasts, clinical and regulatory assessments, supply chain, securities, labor, Tax, litigation, environmental, reimbursement and regulatory authority matters) in their sole discretion.

(p) Parent Loan Documents. The Administrative Agent shall have received executed copies of all Parent Loan Documents.

(q) Bridge Notes. The Administrative Agent shall have received executed amendments to each Bridge Note existing on the Closing Date, in form and substance satisfactory to the Administrative Agent in order to subordinate all obligations thereunder to the Obligations, subject to permitted payments under Section 9.07.

(r) Series C Preferred Subordination Agreement. The Administrative Agent shall have received an executed copy of the Series C Preferred Subordination Agreement.

Section 7. Representations and Warranties.

The Borrower and each other Obligor hereby jointly and severally represents and warrants to the Administrative Agent and each Lender that:

Section 7.01. Power and Authority. Each Obligor (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all requisite corporate or other organizational power, and has all Governmental Approvals necessary to own its assets and carry on its business as now being, or as proposed to be conducted, except to the extent that failure to have the same would not reasonably be expected to have a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify (either individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect, and (iv) has full power, authority and legal right to enter into and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow the Term Loan hereunder.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 7.02. Authorization; Enforceability. The Transactions are within each Obligor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action and, if required, by all necessary equity holder action on the part of such Obligor. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.03. Governmental and Other Approvals; No Conflicts. None of the Transactions (i) requires any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for (x) such as have been obtained or made and are in full force and effect and (y) filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Documents, (ii) will violate any applicable Law or any Organic Document of any Obligor or any of its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (iii) will result in a default under (x) any Material Agreement or (y) any Contract creating or evidencing any Material Indebtedness or (iv) will result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor.

Section 7.04. Financial Statements; Material Adverse Change.

(a) Financial Statements. The Borrower has heretofore furnished to the Administrative Agent and the Lenders certain consolidated financial statements as provided for in Section 6.01(d). Such financial statements, and all other financial statements delivered by the Borrower pursuant hereto (whether prior to the Closing Date or otherwise), present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Parent and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements of the type described in Section 8.01(a) and (b). Neither Parent nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed in the aforementioned financial statements.

(b) No Material Adverse Change. Since December 31, 2017, there has been no Material Adverse Change.

Section 7.05. Properties.

(a) Property Generally. Each Obligor has good title to, or valid leasehold interests in, all its real and tangible personal property material to its business subject only to Permitted Liens and except as would not reasonably be expected to materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) Intellectual Property.

(i) Schedule 7.05(b) lists all United States and foreign registrations of and applications for Patents, Trademarks, Copyrights, Industrial Designs and Technical Information that are Obligor Intellectual Property, including the applicable jurisdiction, registration or application number and date, as applicable thereto, and a designation as to whether it is licensed or owned by Obligor.

(ii) Obligors own or possess all legal and beneficial rights, title and interest in and to Obligor Intellectual Property designated on Schedule 7.05(b) as being owned by that Obligor and has the right to use the Obligor Intellectual Property licensed to that Obligor, in each case with good and marketable title, free and clear of any Liens or Claims of any kind whatsoever other than Permitted Liens.

(iii) To Obligors’ knowledge, Obligors’ current use of its Material Intellectual Property does not violate any license or infringe any valid and enforceable Intellectual Property right of another.

(iv) Other than with respect to the Material Agreements, or as permitted by Section 9.09, the Obligors have not transferred ownership of Material Intellectual Property, in whole or in part, to any Person who is not an Obligor.

(v) Other than as set forth on Schedule 7.05(b) and to Obligors’ knowledge, Obligors have not received any written communications, nor is there any pending or threatened action in writing, suit, proceeding or claim in writing by another, alleging that any of the Obligors has violated, infringed, diluted or misappropriated or, by conducting its business as currently conducted or as proposed to be conducted does or would violate, infringe, dilute or misappropriate any Intellectual Property of another, and to Obligors’ knowledge, there is no basis for such an allegation.

(vi) To the Obligors’ knowledge, there is no pending or threatened action in writing, suit, proceeding or claim in writing by another (a) challenging Obligors’ rights in or to any Intellectual Property owned by, or licensed to, Obligors, and Obligors have no knowledge of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; or (b) challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, Obligors, and Obligors have no knowledge of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

(vii) Obligors have taken reasonable precautions to protect the secrecy, confidentiality and value of the Obligor Intellectual Property, including without limitation, by requiring that all relevant current and former employees, contractors and consultants of Obligors execute written confidentiality agreements.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(viii) Obligors have complied with the material terms of each Material Agreement pursuant to which Intellectual Property has been licensed to Obligors (which material terms shall include, but not be limited to, pricing and duration of the agreement), and all such Material Agreements are in full force and effect, and Obligors have no knowledge of any facts which could form a reasonable basis for any claims of breach or default under such Material Agreements.

(ix) Other than those permitted by Section 9.09, or as set forth on Schedule 7.05(b), (a) there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Intellectual Property owned by, or licensed to, Obligors and (b) nor are Obligors bound by, or a party to, any options, licenses or agreements of any kind with respect to any Intellectual Property of another other than standard rights of customers and contract research organizations.

(x) Obligors have no knowledge of any prior art that would reasonably be expected to render any claim of any United States Patent within the Material Intellectual Property invalid that has not been disclosed to the United States Patent and Trademark Office.

(xi) All maintenance fees, annuities, and the like due or payable on the Patents have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor, which would not reasonably be expected to result in a Material Adverse Change.

(xii) To Obligors’ knowledge, there are no material defects in any of the Patents that constitute the Material Intellectual Property and no such Patents have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding.

(xiii) Obligors have not received any notice asserting that the Patents constituting Material Intellectual Property are invalid, unpatentable or unenforceable and, to Obligors’ knowledge, neither they nor any current or prior owner of such Patents or their respective agents or representatives, have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patent.

(xiv) To Obligors’ knowledge, other than as set forth in Schedule 7.05(b), Obligors are not obligated to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Obligor Intellectual Property, with respect to the use thereof or in connection with the conduct of its business or otherwise.

(xv) To Obligors’ knowledge, no employee of Obligors is or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with Obligors.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(xvi) Each employee and each consultant retained to generate intellectual property for any Obligor has waived all moral rights and assigned to Obligors all intellectual property rights he or she owns that are related to Obligors’ business as now conducted and as presently proposed to be conducted.

(c) Mortgaged Premises. Borrower has good right, full power, and authority to convey, transfer, and mortgage the Mortgaged Premises to Administrative Agent for the uses and purposes set forth in this Agreement and the Mortgage; and the Obligors will warrant and forever defend the title to the Mortgaged Premises subject to the Permitted Liens against all claims and demands whatsoever. The Obligors warrant that a copy of each lease or sublease of the Mortgaged Premises and any amendments thereto have heretofore been delivered to Administrative Agent and such copies are true and correct and in all respects what they purport to be and have not been amended or modified in any respect. Each such lease is in full force and effect and is not in material default and all material conditions to the effectiveness or continued effectiveness of each lease required to be satisfied by the date hereof have been satisfied. Each Obligor and each Subsidiary or Affiliate that conducts any business or leases any portion of the Mortgaged Premises is and will at all relevant times be duly qualified and licensed and in good standing under the laws of such jurisdiction in which the Mortgaged Premises are located to the extent that the ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

Section 7.06. No Actions or Proceedings.

(a) Litigation. There is no litigation, investigation or proceeding pending or, to the Borrower’s knowledge, threatened in writing with respect to any Obligor or any of its Subsidiaries by or before any Governmental Authority or arbitrator that (i) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, except as specified in Schedule 7.06(a), or (ii) involves this Agreement, any other Loan Document or the Transactions.

(b) Environmental Matters. The operations and property of such Obligor and each of its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect. There have been no conditions, occurrences or release of Hazardous Materials which would reasonably be expected to form the basis of any environmental liability claim under applicable Environmental Laws with respect to Parent’s and its Subsidiaries’ businesses, operations or properties.

(c) Labor Matters. There are no labor disputes against Parent or any Subsidiary or, to the Borrower’s knowledge, threatened in writing against Parent or any Subsidiary, and no unfair labor practice complaint is pending against Parent or any Subsidiary or, to the knowledge of the Borrower, threatened in writing against any of them before any Governmental Authority, in each case which would reasonably be expected to result in a Material Adverse Effect. There is no material strike or work stoppage in existence or threatened in writing against Parent or any Subsidiary. Except as set forth on Schedule 7.06(c), the Borrower is not party to any collective bargaining agreements or contracts, no union representation exists at any facilities of Parent or any of its Subsidiaries and, to the knowledge of the Borrower, no union organizing activities with respect to its business are taking place.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 7.07. Compliance with Laws and Agreements. Each of the Obligors is in compliance with all Laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the extent applicable, Obligors and their Subsidiaries are in compliance with 21 CFR §§ 210-211 and 21 CFR §§ 600-610.

Section 7.08. Taxes. Except as set forth on Schedule 7.08, each of the Obligors has timely filed or caused to be filed all income and other material tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes, fees, assessments and governmental charges or levies required to have been paid by it, except Taxes, fees, assessments and governmental charges or levies that are being contested in good faith by appropriate proceedings and for which such Obligor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Section 7.09. Full Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood by the Administrative Agent and the Lenders that such projected financial information is not to be viewed as fact, and that no assurances can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material).

Section 7.10. Investment Company and Margin Stock Regulation.

(a) Investment Company Act. Neither Parent nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) Margin Stock. Neither Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Term Loan will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.

Section 7.11. Solvency. Parent and its Subsidiaries, on a consolidated basis, are and, immediately after giving effect to the Borrowing and the use of proceeds thereof, will be Solvent.

Section 7.12 Equity Holders; Subsidiaries; Equity Investments. (a)  Set forth on Schedule 7.12(a) is a complete and correct list of all holders of the Equity Interests of Parent, setting forth the name of each such holder, the series or class of Equity Interest of Parent held by such holder and the fully diluted percentage ownership of Parent held beneficially by such holder. Parent is not in material breach of any Material Agreement between Parent and any of the holders of Equity Interests of Parent, and Parent has fulfilled all of its material obligations under any such Material Agreements. Parent has received all consents of the holders of the Equity Interests of Parent necessary for the Transactions, including any such consent pursuant to any right of first refusal, right of first offer, tag-along right, co-sale right or similar rights, and, as of the date hereof, all of the holders of Equity Interests of Parent with any such rights have declined to exercise such rights in connection with the Transactions.

(b) Set forth on Schedule 7.12(b) is a complete and correct list of all Subsidiaries of Parent. Each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12(b), and the percentage ownership by Parent or other entity of each such Subsidiary is as shown in said Schedule 7.12(b).

(c) Set forth on Schedule 7.12(c) is a complete and correct list of all other Equity Interests held by each Obligor in any Person that is not a direct or indirect Subsidiary of Parent. Such Schedule 7.12(c) also sets forth in reasonable detail, the type of Equity Interest held by each such Obligor in such Person and the fully-diluted percentage ownership held beneficially by such Obligor in such Person.

Section 7.13. Indebtedness and Liens. Set forth on Schedule 7.13(a) is a complete and correct list of all Indebtedness of the Borrower and each other Obligor outstanding as of the date hereof that will remain outstanding immediately after the making of the Term Loan and the application of the proceeds therefrom on the Closing Date. Set forth on Schedule 7.13(b) is a complete and correct list of all Indebtedness outstanding on the date hereof that will be repaid and satisfied in full on the Closing Date with proceeds of the Term Loan made on such date. Schedule 7.13(c) is a complete and correct list of all Liens granted by the Borrower and other Obligors with respect to their respective property which are outstanding as of the Closing Date after giving effect to the Transactions (other than the Liens granted pursuant to the Loan Documents).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 7.14. Material Agreements. Set forth on Schedule 7.14 is a complete and correct list of the Material Agreements that will remain outstanding as of the Closing Date after giving effect to the Transactions. No Obligor is in material default under any Material Agreement and the Borrower has no knowledge of any material default by any counterparty to any such Material Agreement or Contract. Except as otherwise disclosed on Schedule 7.14, all Material Agreements that include a grant of rights under any Material Intellectual Property to an Obligor are in full force and effect without material modification from the form in which the same were disclosed to the Administrative Agent.

Section 7.15. Restrictive Agreements. Except as set forth in Schedule 7.15, no Obligor is subject to any Restrictive Agreement as of the Closing Date after giving effect to the Transactions, except those permitted under Section 9.11.

Section 7.16. Real Property. Except as set forth in Schedule 7.16, no Obligor owns or leases (as tenant thereof) any real property.

Section 7.17. Pension Matters. Schedule 7.17 sets forth a complete and correct list of, and that separately identifies, (i) all Title IV Plans and (ii) all Multiemployer Plans. Except for those that would not reasonably be expected to, in the aggregate, have a Material Adverse Effect or result under ERISA or Code Section 430(k) in a Lien under on the assets or property of any Obligor or any of its Subsidiaries, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding or is reasonably expected to occur.

Section 7.18. Collateral; Security Interest. Each Security Document is effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest, as security for the Obligations, in the Collateral subject to such Security Document and each such security interest is perfected on a first-priority basis (subject only to Permitted Priority Liens).

Section 7.19. Regulatory Approvals. (a) Each Obligor and each of its Subsidiaries holds either directly or through licensees and agents, all Regulatory Approvals, licenses, permits and similar governmental authorizations of a Governmental Authority necessary or required for each Obligor and its Subsidiaries to conduct their operations and business substantially in the manner currently conducted.

(b) Set forth on Schedule 7.19(b) is a complete and accurate list as of the date hereof of all Regulatory Approvals relating to the Obligors and the conduct of their business. All such Regulatory Approvals are (i) legally and beneficially owned exclusively by the Obligors, free and clear of all Liens other than Permitted Liens, (ii) validly registered and on file with the applicable Governmental Authority, in material compliance with all registration, filing and maintenance requirements (including any fee requirements) thereof, and (iii) in good standing, valid and enforceable with the applicable Governmental Authority in all material respects.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(c) (i) All material regulatory filings required by any Regulatory Authority have been made, and all such filings are complete and correct in all material respects and have complied in all material respects with all applicable laws and regulations and (ii) each Obligor has disclosed to the Administrative Agent all such material regulatory filings and all material communications between representatives of each Obligor and any Regulatory Authority.

(d) Each Obligor and each of its agents are in compliance in all material respects with all applicable Laws (including all Regulatory Approvals) of all applicable Governmental Authorities, including the FDA and all other Regulatory Authorities. Each Obligor has and maintains in full force and effect all the necessary and requisite Regulatory Approvals. Each Obligor is in compliance in all material respects with all applicable registration and listing requirements set forth in the FD&C Act or equivalent regulation of each other Governmental Authority having jurisdiction over such Person. Each Obligor adheres in all material respects to all applicable regulations of all Regulatory Authorities.

(e) Except as set forth on Schedule 7.19(e), no Obligor has received from any Regulatory Authority any notice of adverse findings, including any FDA Form 483 inspectional observations, notices of violations, Warning Letters, criminal proceeding notices under Section 305 of the FD&C Act, or any other similar communication from any Regulatory Authority.

(f) Neither any Obligor nor any officer, employee or agent thereof, has made an untrue statement of a material fact or fraudulent statements to the FDA or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made (or was not made), would reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its policy respecting Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

(g) The clinical, preclinical, safety and other studies and tests conducted by or on behalf of or sponsored by each Obligor (if any) were (and if still pending, are) being conducted materially in accordance with standard medical and scientific research procedures. Each Obligor has operated within, and currently is in compliance in all material respects with, all applicable laws, and Regulatory Approvals, as well as the rules and regulations of the FDA and each other Regulatory Authority.

(h) No Obligor is in the business of Product Commercialization and Development Activities, as well as any clinical or preclinical trials with respect thereto.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 7.20. Transactions with Affiliates. Except as set forth on Schedule 7.20, no Obligor nor any of its Subsidiaries has entered into, renewed, extended or been a party to, any transaction (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate during the three-year period prior to the Closing Date.

Section 7.21. OFAC. Except as set forth on Schedule 7.21, no Obligor nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any of their respective directors, officers, or employees nor, to the knowledge of the Borrower, any agents or other Persons acting on behalf of any of the foregoing (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, (iii) is or has been engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction or (iv) is or has ever been in violation in any material respect of or subject to an investigation relating to Sanctions. No Term Loan, nor the proceeds from the Term Loan, has been or will be used, directly or indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person, to the Borrower’s knowledge, located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation in any material respect by Parent or any of its Subsidiaries of Sanctions.

Section 7.22. Anti-Corruption. No Obligor nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any of their respective directors, officers or employees nor, to the knowledge of the Borrower, any agents or other Persons acting on behalf of any of the foregoing, directly or indirectly, has (i) violated or is in violation, in any material respect, of any applicable anti-corruption Law, or (ii) made, offered to make, promised to make or authorized the payment or giving of, directly or indirectly, any Prohibited Payment. To the Borrower’s knowledge, no Obligor has been subject to any investigation by any Governmental Authority with regard to any actual or alleged Prohibited Payment.

Section 7.23. Deposit and Disbursement Accounts. Schedule 7.23 contains a list of all banks and other financial institutions at which any Obligor or any of its Subsidiaries maintains Deposit Accounts, Securities Accounts and Commodity Accounts, and Schedule 7.23 sets forth the name, address and telephone number of each such bank or financial institution, the name in which such account is held, the type of such account and the complete account number therefor.

Section 7.24. Royalty and Other Payments. Except as set forth on Schedule 7.24, no Obligor, nor any of its Subsidiaries, is obligated to pay any royalty, milestone payment, deferred payment or any other contingent payment.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 8. Affirmative Covenants.

Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and contingent obligations as to which no claims have been asserted) have been indefeasibly paid in full in cash:

Section 8.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:

(a) as soon as available and in any event within 30 days after the end of each month (including the last month of each fiscal quarter), a consolidated balance sheet for Parent and its Subsidiaries as of the end of such month, and the related consolidated statements of income and cash flows for such month and the portion of the fiscal year through the end of such month, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present in all material respects the financial condition of Parent and its Subsidiaries as at such date and the results of operations of Parent and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

(b) as soon as available and in any event within five (5) Business Days following the date on which Parent files or is required to file a Quarterly Report on Form 10-Q with the SEC, a consolidated balance sheet for Parent and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present in all material respects the financial condition of Parent and its Subsidiaries as at such date and the results of operations of Parent and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes; provided that, so long as Parent is subject to the public reporting requirements of the Exchange Act, Parent’s filing of a Quarterly Report on Form 10-Q with the SEC shall be deemed to satisfy the requirements of this Section 8.01(b) on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(c) as soon as available and in any event within five (5) Business Days following the date on which Parent files or is required to file its Annual Report on Form 10-K with the SEC, a consolidated balance sheet for Parent and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of RBSM LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with GAAP and which shall not be subject to any Impermissible Qualification; provided that, the financial statements for the fiscal years ending 2018 and 2019 may be subject to an Impermissible Qualification; provided further that, so long as Parent is subject to the public reporting requirements of the Exchange Act, Parent’s filing of an Annual Report on Form 10-K with the SEC shall be deemed to satisfy the requirements of this Section 8.01(c) on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto;

(d) together with the financial statements required pursuant to Sections 8.01(a) (b) and (c), a compliance certificate signed by a Responsible Officer of the Borrower as of the end of the applicable accounting period substantially in the form of Exhibit E (a “Compliance Certificate”), including details of any issues raised by Parent’s auditors that would be reasonably likely to result in a Material Adverse Effect and the creation or other acquisition of any Intellectual Property by any Obligor or any of its Subsidiaries after the date hereof and during such prior fiscal quarter for which such Compliance Certificate is delivered, which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority;

(e) within three (3) Business Days after the end of each fiscal month, a certificate signed by a Responsible Officer of the Borrower as of the end of such fiscal month demonstrating compliance with Section 10.01 hereof;

(f) as soon as available and in any event no later than forty-five (45) days following the end of any fiscal year of Parent, copies of an annual budget (or equivalent) for Parent and its Subsidiaries, approved by Parent’s Board for the next succeeding fiscal year, in form reasonably satisfactory to the Administrative Agent, accompanied by a certificate of the chief financial officer of Parent certifying that (i) such budget was prepared by Parent in good faith, (ii) Parent had at the time of preparation of the budget, and at all times thereafter (including on and as of the date of delivery to the Administrative Agent of such budget) has continued to have, a reasonable basis for all of the assumptions contained in such budget and (iii) such budget was prepared in accordance with, and based upon, such assumptions;

(g) promptly, and in any event within five (5) Business Days after receipt thereof by any Obligor, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor (but in any case excluding any routine comments and letters from the SEC relating to such Obligor’s filings with the SEC or information that would violate confidentiality obligations to a Governmental Authority);

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(h) information regarding insurance maintained by Parent and its Subsidiaries as required under Section 8.05;

(i) within five (5) days after delivery thereof, copies of all statements, reports and notices made available to Parent’s Board or holders of Parent’s Equity Interests; provided that any such material may be redacted by Parent to (i) exclude information relating to the Lenders (including the Borrower’s strategy regarding the Term Loan), (ii) prevent the disclosure of trade secrets and (iii) protect and preserve attorney-client privilege;

(j) as soon as possible and in any event within five (5) Business Days after the Borrower obtains knowledge of any Claim related to any Obligor that that involves more than $500,000, written notice thereof from a Responsible Officer of the Borrower which notice shall include any statement setting forth details of such Claim;

(k) as soon as possible and in any event within two (2) Business Days after the Borrower or any other Obligor obtains knowledge of and/or receipt by any such party from Sanofi, the Trustee (as defined in the S/I Deed of Trust) and/or any of their respective affiliates, officers, directors, agents or representatives of any notice (whether oral, in writing or otherwise) of any event of default (or any event that with the passage of time or the giving of notice (or both) would constitute an event of default), a default and/or a breach by Borrower and/or Parent under any Sanofi Document, including, but not limited to, any sale or notice of any intended sale of the Mortgaged Premises, any foreclosure or notice of foreclosure relating to the Mortgaged Premises (including under the S/I Deed of Trust), any intended or actual termination of any Sanofi Document, and any claim made against Borrower or Parent (including a claim for indemnification under any Sanofi Document);

(l) concurrently with the delivery to Sanofi thereof, any reports required to be delivered to Sanofi pursuant to the terms of any Sanofi Document; and

(m) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as the Administrative Agent may from time to time reasonably request;

provided, notwithstanding the foregoing, Borrower covenants and agrees that neither Borrower, nor any other Person acting on its behalf, will provide, or be obligated to provide, any Lender or its representatives with any information that Borrower believes constitutes material non-public information, unless prior thereto such Lender shall have confirmed to Borrower in writing that it consents to receive such information. Borrower understands and confirms that each Lender shall be relying on the foregoing covenant in effecting transactions in securities of Borrower.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 8.02. Notices of Material Events. Borrower will furnish to the Administrative Agent written (or, in the case of Section 8.02(n), written or telephonic) notice of the following promptly (but in any event, except as otherwise set forth in 8.02(o), within five (5) Business Days) after a Responsible Officer obtains knowledge of the existence thereof (or as otherwise provided below); provided that Parent’s disclosure of such event in a press release and/or through a filing with the SEC in a Quarterly Report on Form 10-Q, an Annual Report on Form 10-K or a Current Report on Form 8-K shall be deemed to satisfy the requirements of this Section 8.02:

(a) the occurrence of any Default or Event of Default;

(b) the occurrence of any event with respect to any Obligor’s property or assets resulting in a Loss aggregating in excess of $250,000;

(c) (i) any proposed Acquisition by any Obligor that would reasonably be expected to result in environmental liability under Environmental Laws in excess of $250,000, (ii) any spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported to any Governmental Authority under applicable Environmental Laws that would reasonably be expected to result in a liability in excess of $250,000 and (iii) all Claims, notices of violation, hearings, investigations or proceedings pending or, to the Borrower’s knowledge, threatened in writing against or directly affecting any Obligor or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material, in each case that would reasonably be expected to result in a liability in excess of $250,000;

(d) the assertion in writing by any Person against, or with respect to the activities of, any Obligor of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations required pursuant to any Environmental Law which would reasonably be expected to result in liability to such Obligor in excess of $250,000;

(e) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or directly affecting any Obligor or any of its Subsidiaries that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(f) (i) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten (10) days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that an ERISA Event has occurred, a notice (which may be made by telephone if promptly confirmed in writing) describing such ERISA Event and any action that any ERISA Affiliate proposes to take with respect thereto, together with (if applicable) a copy of any notice filed with the PBGC or the IRS pertaining thereto;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(g) (i) the termination of any Material Agreement other than on its scheduled termination date; (ii) the receipt by any Obligor of any notice under any Material Agreement (and a copy thereof); (iii) the entering into of any new Material Agreement by an Obligor (and a copy thereof); or (iv) any material amendment to a Material Agreement (and a copy thereof);

(h) the reports and notices as required by the Security Documents;

(i) any material change in accounting policies or financial reporting practices by the Obligors;

(j) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor or any of its Subsidiaries;

(k) any licensing agreement or similar arrangement entered into by any Obligor or any of its Subsidiaries in connection with any material infringement or alleged material infringement of the Intellectual Property of another Person;

(l) any change to any Obligor’s or any of its Subsidiaries’ ownership or maintenance of Deposit Accounts, Securities Accounts and Commodity Accounts (other than Excluded Accounts), by delivering to the Administrative Agent a supplement to the Schedules to this Agreement and the Security Agreement, as applicable, setting forth a complete and correct list of all such accounts as of the date of such change;

(m) (i) any safety alerts, marketing suspensions, removals or similar actions conducted, to be undertaken, or issued by, any Obligor or any of its Subsidiaries or (ii) any material safety alerts, marketing suspensions, removals or similar actions conducted, to be undertaken, or issued by, any Obligor’s and any of its Subsidiaries’ agents, suppliers, licensors or licensees, as the case may be, in each case of (i) and (ii) above, whether voluntary or at the request, demand or order of any Regulatory Authority or otherwise;

(n) any Claim by any Person that any Obligor or any of its Subsidiaries has infringed upon any Intellectual Property of such Person, in each case to the extent such Claim would reasonably be expected to cause a Material Adverse Effect;

(o) with respect to any “Grantor” under the Security Agreement, if such Grantor intends to (i) change its location (as defined in Section 9-307 of the UCC), or (ii) change its name from the name shown as its current legal name on Schedule 1 to the Security Agreement, the Borrower shall provide five (5) days’ prior written notice to the Administrative Agent (or such shorter period as may be acceptable to Administrative Agent in its reasonable discretion);

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(p) the occurrence or existence of any event, circumstance, act or omission that would cause any representation or warranty contained in Sections 7.07, 7.18 or 7.19 to be incorrect in any material respect if such representation or warranty was to be made at the time the Borrower learned of such event, circumstance, act or omission; provided that in the event notice is required hereunder with respect to Section 7.19(h), Borrower hereby agrees that it will take all such actions that the Administrative Agent may reasonably request to amend the Loan Document to reflect such change; and

(q) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth in reasonable detail the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Nothing in this Section 8.02 is intended to waive, consent to, or otherwise permit any action or omission that is otherwise prohibited by this Agreement or any other Loan Document.

Section 8.03. Existence; Conduct of Business. Such Obligor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all Governmental Approvals material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 9.03.

Section 8.04. Payment of Obligations. Such Obligor will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all material lawful Claims for labor, materials and supplies which, if unpaid, would become a Lien (other than a Permitted Lien) upon any properties or assets of such Obligor any of its Subsidiaries, except to the extent such Taxes, fees, assessments or governmental charges or levies are Permitted Liens and (ii) all other lawful Claims which, if unpaid, would by Law become a Lien (other than a Permitted Lien) upon any material properties or assets of such Obligor or any of its Subsidiaries, except to the extent any of the foregoing are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

Section 8.05. Insurance. At its own cost and expense, each Obligor will, and will cause each of its Subsidiaries, to obtain and maintain insurance of the kinds, and in the amounts, set forth below, it being understood and agreed that the insurance held by the Obligors on the Closing Date is deemed to fulfill this requirement on the date hereof:

(a) All Risks of Physical Loss Insurance. Insurance against loss, destruction or damage to its properties and assets (including the Collateral) as determined in its good faith business judgment to be customary for companies similar to the Borrower.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) Commercial General Liability Insurance. Commercial general liability insurance covering bodily injury, death, property damage, products liability in such amounts as are generally required by institutional lenders for businesses and assets comparable to the business and assets of the Borrower.

(c) Workers Compensation Insurance. Workers’ compensation insurance with respect to any work performed on or about the property or assets of the Borrower.

(d) General Requirements. All of the insurance policies of the Obligors required pursuant to this Section 8.05 will (i) be issued by financially sound and reputable insurers, and (ii) from and after the Closing Date (or such later date as agreed to by the Administrative Agent in its reasonable discretion), (x) name the Administrative Agent as a “loss payee,” “additional insured” or “mortgagee,” as applicable, and (y) provide for thirty (30) days’ prior written notice (ten (10) days’ prior written notice from the Borrower for nonpayment of premium) to the Administrative Agent before such policy is canceled or terminated. In the event the Obligors fail to maintain the insurance required pursuant to this Section 8.05, then the Administrative Agent may obtain insurance necessary to comply with this Section 8.05 with respect to such Obligors, in each case at the expense of the Borrower (payable on demand). The amount of any such expenses shall accrue interest at the Default Rate if not paid on demand, and shall constitute “Obligations.” All of the insurance policies required hereby will be evidenced by one or more certificates of insurance, together with appropriate loss payee or additional insured clauses or endorsements in favor of the Administrative Agent as required by this Section, delivered to the Administrative Agent at such times as the Administrative Agent may reasonably request from time to time. Unless an Event of Default has occurred and is continuing, the Administrative Agent agrees to turn over to the Borrower any proceeds from insurance received by the Administrative Agent within fifteen (15) Business Days following its receipt of a notice by the Borrower of the Borrower’s intention to reinvest such proceeds as set forth in Section 3.03(b).

Section 8.06. Books and Records; Inspection Rights. Such Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions. Such Obligor will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon at least three (3) Business Days’ prior written notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records (excluding records subject to attorney-client privilege, subject to confidentiality agreements with third parties that preclude disclosure to the Administrative Agent (acting in such capacity) or subject to confidentiality restrictions pursuant to Law (including HIPAA)), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times (but not more often than twice per year unless an Event of Default has occurred and is continuing) as the Administrative Agent may request. The Borrower shall pay all reasonable and documented costs and expenses of all such inspections.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 8.07. Compliance with Laws and Other Obligations. Such Obligor will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all applicable Laws (including Environmental Laws) and (ii) comply in all material respects with all terms of outstanding Indebtedness and all Material Agreements, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 8.08. Maintenance of Properties, Etc. Such Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its real and tangible personal property necessary in the conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted.

Section 8.09. Maintenance of Regulatory Approvals and Material Intellectual Property. (a) Such Obligor shall, and shall cause each of its Subsidiaries to, maintain, in full force and effect in all material respects, each Regulatory Approval required to conduct their respective businesses as presently conducted; provided that such Obligor or such Subsidiary shall not be required to preserve any such Regulatory Approval if such Obligor or such Subsidiary shall determine in its reasonable good faith judgment that the preservation thereof is no longer necessary in the conduct of its business.

(b) Such Obligor shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (i) protect and preserve all Material Intellectual Property necessary in the conduct of its business and (ii) enforce or defend the Material Intellectual Property against infringement, misappropriation, violation or interference by any other Persons; provided that nothing in this Section 8.09(b) shall prohibit or prevent such Obligor or any Subsidiary from discontinuing the protection, preservation or maintenance of, or failing to enforce and defend, any of its Intellectual Property if, in the reasonable good faith judgment of such Obligor or such Subsidiary, such Intellectual Property is no longer necessary and material to the conduct of its business.

Section 8.10. Action Under Environmental Laws. Such Obligor shall, and shall cause each of its Subsidiaries to, upon the Borrower obtaining knowledge of the release of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition in each case in compliance with applicable Environmental Laws, except to the extent the failure to take such action would not reasonably be likely to result in a Material Adverse Effect.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 8.11. Use of Proceeds. The proceeds of the Term Loan will be used only as provided in Section 2.03. Without limiting the foregoing, no part of the proceeds of the Term Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

Section 8.12. Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) Subsidiary Guarantors. Such Obligor will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries are “Subsidiary Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that Parent or any of its Subsidiaries shall form or acquire any new Subsidiary, it and its Subsidiaries shall concurrently:

(i) cause such new Subsidiary to become a “Subsidiary Guarantor” hereunder, and a “Grantor” under the Security Agreement, pursuant to a Guarantee Assumption Agreement;

(ii) take such action or cause such Subsidiary to take such action (including joining the Security Agreement, delivering such shares of stock together with undated transfer powers executed in blank and entering into the applicable Short-Form IP Security Agreements) as shall be necessary to create and perfect valid and enforceable first priority Liens (subject to Permitted Liens) on substantially all of the personal property of such new Subsidiary (other than Excluded Accounts) as collateral security for the obligations of such new Subsidiary hereunder;

(iii) cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Administrative Agent for the benefit of the Secured Parties in respect of all outstanding issued shares of such Subsidiary; and

(iv) deliver such proof of corporate or other organizational action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01, or as the Administrative Agent shall have reasonably requested.

(b) Further Assurances. Subject to the limitations set forth herein and in the other Loan Documents, such Obligor will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.

Without limiting the generality of the foregoing, each Obligor will, and will cause each Person that is required to be a Subsidiary Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Lenders, perfected security interests and Liens in substantially all of the personal property of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 8.13. Termination of Non-Permitted Liens. In the event that the Borrower obtains knowledge of or receives notification from the Administrative Agent of the existence of any outstanding Lien against any property of such Obligor or any of its Subsidiaries, which Lien is not a Permitted Lien, such Obligor shall promptly terminate or cause the termination of such Lien.

Section 8.14. Intellectual Property. In the event that any Obligor acquires Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down).

Section 8.15. ERISA Compliance. Such Obligor shall comply, and to the extent applicable, shall cause each of its Subsidiaries to comply, in all material respects with the provisions of ERISA with respect to any Title IV Plans and Multiemployer Plans to which such Obligor or any such Subsidiary is a party as employer.

Section 8.16. Cash Management.

(a) Subject to Section 8.17, on and after the Closing Date (or such later date as agreed to by the Administrative Agent in its reasonable discretion), each Obligor shall maintain all Deposit Accounts, Securities Accounts, Commodity Accounts and lockboxes (other than Excluded Accounts) with a bank or financial institution that has executed and delivered to the Administrative Agent an account control agreement, in form and substance reasonably acceptable to the Administrative Agent (each such Deposit Account, Securities Account, Commodity Account and lockbox, a “Controlled Account”); and

(b) the Obligors shall deposit promptly, and in any event no later than five (5) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other rights and interests into a Deposit Account of an Obligor (which Deposit Account shall, on and after the Closing Date (or such later date as agreed to by the Administrative Agent in its reasonable discretion), be a Controlled Account).

Section 8.17. Post-Closing Obligations. Within the time periods specified on Schedule 8.17 (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 8.17.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 8.18. Milestone. On or before March 31, 2019, enter into a collaboration agreement with a pharmaceutical or biotechnology company that results in aggregate upfront fees in excess of $5,000,000.

Section 8.19. Icagen-T Lien. Within thirty (30) days after the earlier of (i) the date the S/I MSA no longer prohibits Parent from pledging Borrower’s Equity Interests to the Administrative Agent and (ii) the date the S/I MSA is terminated, Parent shall (x) deliver all certificates representing 100% of Borrower’s Equity Interests to the Administrative Agent, accompanied by undated instruments of transfer duly executed in blank and (y) if Administrative Agent shall so require, enter into a pledge agreement with respect to such Equity Interests in form and substance reasonably acceptable to the Administrative Agent.

Section 8.20. Board Observer Rights. Until the Obligations (other than the Warrant Obligations and contingent indemnification obligations for which no claim has been made) have been paid in full in cash, Parent shall permit the Administrative Agent on behalf of all of the Lenders (the “Observer”) to attend and observe (but not vote) at all meetings of Parent’s (or any Subsidiary’s, as applicable) Board or any committee thereof (each a “Committee”), whether in person, by telephone or otherwise as requested by the Observer. Parent and such Subsidiaries shall notify the Observer in writing at the same time as furnished to members of the applicable Board or Committee of (i) the date and time for each general or special meeting of any such Board or Committee and (ii) the adoption of any resolutions or actions by any such Board or any such Committee by written consent (describing, in reasonable detail, the nature and substance of such action). Parent and each of its Subsidiaries shall concurrently deliver to the Observer all notices and any materials delivered to the official members of such Board or Committee in connection with a meeting or action to be taken by written consent, including a draft of any material resolutions or actions proposed to be adopted by written consent. The Observer shall be free prior to such meeting or adoption by written consent to contact members of any applicable Board or Committee and discuss the pending actions to be taken. Notwithstanding the foregoing, the Observer shall not be entitled to receive materials relating to, or be in attendance for, any discussions relating to topics which (x) are subject to attorney client privilege, or (y) present a conflict of interest for the Observer. All such discussions and materials shall be subject to the confidentiality provisions set forth in Section 14.16.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 9. Negative Covenants.

Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and contingent obligations as to which no claims have been asserted) have been paid in full indefeasibly in cash:

Section 9.01. Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a) the Obligations;

(b) Indebtedness existing on the on the Closing Date and set forth on Schedule 7.13(a) and Permitted Refinancings thereof;

(c) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of such Obligor’s or such Subsidiary’s business in accordance with customary terms and paid within ninety (90) days of becoming due, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(d) Indebtedness consisting of guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

(e) Indebtedness of an Obligor and its Subsidiaries to the extent the same is permitted as an Investment pursuant to Section 9.05;

(f) Guarantees by any Obligor of Indebtedness of any other Obligor;

(g) Purchase money and capital lease financing; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed $1,000,000 at any time;

(h) Indebtedness under Hedging Agreements permitted by Section 9.05(f);

(i) Indebtedness consisting of the financing of insurance premiums in respect of insurance policies insuring assets or businesses of an Obligor and/or its Subsidiaries written or arranged in the ordinary course of business, in each case in an amount not to exceed the amount of the applicable insurance premium in respect of any such policy plus interest and financing charges applicable thereto;

(j) Indebtedness in respect of any agreement providing for treasury, depositary or cash management services, including in connection with any credit cards, automated clearing house transfers of funds transaction, securities settlements, foreign exchange contracts or any similar transfers, netting services, overdraft protections and other cash management and similar arrangements, in each case in the ordinary course of business;

(k) advances or deposits from customers or vendors received in the ordinary course of business;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(l) workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations and reclamation and statutory obligations, in each case incurred in the ordinary course of business;

(m) Indebtedness consisting of letters of credit, letters of guaranty and bankers’ acceptances to the extent incurred in the ordinary course of business in an aggregate amount not to exceed $1,000,000;

(n) Indebtedness which may be deemed to exist pursuant to any guaranties, indemnities, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Parent and its Subsidiaries;

(o) Indebtedness of Parent and its Subsidiaries incurred pursuant to the Parent Loan Documents;

(p) Indebtedness of one Obligor to another Obligor, provided that such Indebtedness shall be (A) evidenced by promissory notes and all such notes shall be subject to a first priority Lien pursuant to the Security Agreement, (B) unsecured, and (C) subordinated in right of payment to the payment in full of the Obligations (other than the Warrant Obligations) pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, in each case in form and substance satisfactory to the Administrative Agent in its sole discretion;

(q) Indebtedness owed to Pfizer, Inc. pursuant to the terms of that certain Asset Purchase and Collaboration Agreement, dated as of June 26, 2015, by and among Pfizer Research (NC), Inc. and Parent, as amended by that certain Amendment to Asset Purchase and Collaboration Agreement, dated as of July 15, 2016; and

(r) (A) the Bridge Notes, provided that on or prior to the Closing Date, the Bridge Notes have been amended in form and substance satisfactory to the Administrative Agent to subordinate right of payment to the payment in full of the Obligations (other than the Warrant Obligations), subject to permitted payments under Section 9.07, and (B) any Permitted Refinancings thereof, provided that Parent may elect to increase the interest rate on such Bridge Notes to 12% per annum, payable in accordance with Section 9.07 hereof.

Section 9.02. Liens. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property now owned or hereafter acquired by it or such Subsidiary, except:

(a) Liens securing the Obligations;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) any Lien on any property or asset of such Obligor or any of its Subsidiaries existing on the Closing Date and set forth on Schedule 7.13(c); provided that (i) no such Lien shall extend to any other property or asset of such Obligor or any of its Subsidiaries other than that which it secures on the date hereof and any cross-collateralization of other assets financed with the same holder of such Lien, and (ii) any such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, plus fees and expenses incurred in connection therewith;

(c) Liens securing Indebtedness permitted by Section 9.01(g); provided that (i) such Liens are limited solely to the assets, products, proceeds and books and records permitted to be secured pursuant to Section 9.01(g), and (ii) the Indebtedness secured thereby does not exceed the lower of the cost or fair market value of the assets being financed or acquired and Liens incurred in connection with extension, renewal or refinancing of such Indebtedness;

(d) Liens imposed by any applicable Law arising in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s, landlord’s and mechanics’ liens and other similar Liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with GAAP;

(e) Liens, pledges or deposits made in the ordinary course of business in connection with leases, or bids, contracts, appeal bonds, workers’ compensation, unemployment insurance or other similar social security legislation, and not in connection with money borrowed;

(f) Liens securing Taxes, assessments and other governmental charges, the payment of which (i) is not yet delinquent or (ii) is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which adequate reserves have been made if required in accordance with GAAP;

(g) servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by any applicable Law and Liens consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors or any of their Subsidiaries;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(h) with respect to any real property, (i) such defects or encroachments as might be revealed by an up-to-date survey of such real property; (ii) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to Laws; (iii) rights of expropriation, access or user or any similar right conferred or reserved by or in any Law, which, in the aggregate for clauses (i), (ii) and (iii), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors or their Subsidiaries; and (iv) leases or subleases in the ordinary course of business;

(i) bankers’ liens, rights of setoff, netting and similar Liens incurred on deposits made in the ordinary course of business or otherwise in connection with the services permitted by Section 9.01(j);

(j) Liens in connection with any ordinary course interest or title of a licensor, sublicensor, lessor or sublessor not otherwise prohibited by Section 9.13;

(k) deposits made in connection with a contemplated Permitted Acquisition in an aggregate amount not to exceed ten percent (10%) of the consideration of such Acquisition;

(l) Liens incurred in connection with the Indebtedness permitted by Sections 9.01(m), and 9.01(n);

(m) Liens on insurance policies and the proceeds thereof (excluding any benefits or any rights to receive payment under any insurance policies) incurred in connection with the financing in the ordinary course of business of insurance premiums, provided, that such Liens shall be limited only to the unused portion of the premiums payable under such insurance policies and the proceeds of such insurance premiums;

(n) (i) Restrictive Agreements permitted pursuant to Section 9.11, (ii) any customary provisions in contracts (including without limitation leases and licenses of Intellectual Property) restricting the assignment thereof or, in the case of any lease or license, the sublease or sublicense or other disposition of the applicable leased or licensed property, (iii) restrictions or conditions imposed by any agreement governing secured Permitted Indebtedness permitted under Section 9.01(g), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) restrictions in agreements related to any Asset Sale to the extent such Asset Sale would be a permitted Asset Sale under this Agreement;

(o) Liens of Parent and its Subsidiaries granted pursuant to the Parent Loan Documents; and

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

provided that no Lien otherwise permitted under any of the foregoing clauses shall apply to any Material Intellectual Property except for Liens described in clauses (a), (j) and (n).

Section 9.03. Fundamental Changes and Acquisitions. Such Obligor will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) make or consummate any Acquisition of any Person, (iv) acquire or create any Foreign Subsidiary, or (v) acquire any other assets or properties (other than assets or properties in the nature of inventory, software, equipment, supplies and other assets acquired for use in the ordinary course of business, including in connection with the expansion or replacement of equipment used in Parent’s and its Subsidiaries’ facilities), except:

(a) transactions permitted by Section 9.01 and 9.05;

(b) the merger, amalgamation, consolidation, liquidation, winding up or dissolution of any Subsidiary Guarantor with or into any Obligor; provided that (i) with respect to any such transaction involving the Borrower, the Borrower must be the surviving or successor entity of such transaction and (ii) with respect to any such transaction involving Parent, Parent must be the surviving or successor entity of such transaction;

(c) the sale, lease, transfer or other disposition by any Subsidiary of any or all of its property (upon voluntary liquidation or otherwise) to any Obligor;

(d) the sale, transfer or other disposition of the Equity Interests of any Subsidiary Guarantor to Parent;

(e) the creation of any Subsidiary subject to compliance with Section 8.12; and

(f) Permitted Acquisitions.

Section 9.04. Lines of Business. Such Obligor will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in on the date hereof by such Obligor or such Subsidiary or a business reasonably related, incidental or complimentary thereto or a reasonable extension thereof or a business having a similar customer base.

Section 9.05. Investments. Such Obligor will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Schedule 9.05 and any modification, replacement, renewal or extension thereof to the extent not involving new or additional Investments;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) operating deposit accounts with banks and securities accounts with banks and other financial institutions that either qualify as an Excluded Account or comply with Section 8.16;

(c) extensions of credit in the nature of deposits, accounts receivable, trade debt granted or notes receivable arising from the purchase or sale of goods or services in the ordinary course of business and prepaid royalties and other credit extensions and advances arising in the ordinary course of business;

(d) Permitted Cash Equivalent Investments to the extent held in a Controlled Account;

(e) Investments by any Obligor in any other Obligor;

(f) Hedging Agreements entered into in by any Obligor or its Subsidiary in the ordinary course of business for the purpose of hedging currency risks or interest rate risks (and not for speculative purposes) not to exceed $250,000 in the aggregate outstanding at any time;

(g) Investments consisting of prepaid expenses, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons and deposits in connection with workers’ compensation and similar deposits, in each case made in the ordinary course of business;

(h) loans, advances and guarantees to or in favor of employees, officers, directors and consultants in the ordinary course of business which in the aggregate shall not exceed $250,000 outstanding at any time;

(i) Investments (i) in connection with a Permitted Acquisition and (ii) in connection with Casualty Events permitted by Section 3.03(b);

(j) Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients or in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(k) Investments permitted by Sections 9.01, 9.02, 9.03, 9.06 and 9.09;

(l) Investments in newly created Subsidiaries to the extent such Subsidiary complies with Section 8.12 to the extent applicable; and

(m) so long as no Default or Event of Default has occurred and is continuing at the time such Investments are made, other Investments in an aggregate principal amount not to exceed $500,000 at any time outstanding.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 9.06. Restricted Payments. Such Obligor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that the following Restricted Payments shall be permitted so long as no Event of Default has occurred and is continuing or could reasonably be expected to occur or result from such Restricted Payment:

(a) distributions with respect to Parent’s Equity Interests payable solely in shares of its Qualified Equity Interests (or the equivalent thereof);

(b) Parent’s purchase, redemption, retirement, or other acquisition of shares of its Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its Qualified Equity Interests;

(c) upon the death, incapacity or termination of any stockholder or the exercise of a right of first refusal or similar right in respect of any stockholder, Parent may repurchase the stock of such stockholder or such stockholder’s family, trusts, estates and heirs pursuant to stock plans or stock repurchase agreements in an amount not to exceed $250,000 per fiscal year;

(d) cash in lieu of the issuance of fractional shares upon the conversion of convertible securities (or in connection with the exercise of warrants or similar securities) not to exceed $100,000 in the aggregate;

(e) any non-cash (other than cash in lieu of fractional shares) conversion or exercise requests in respect of any convertible securities, options or warrants of Parent into Equity Interests of Parent pursuant to the terms of such convertible securities, options or warrants or otherwise in exchange therefor;

(f) distributions paid by any Subsidiary directly or indirectly to any Obligor;

(g) cash payments made to redeem, purchase, repurchase or retire the Warrant Obligations in accordance with the terms of the Warrant;

(h) payments of Indebtedness permitted pursuant to Section 9.07;

(i) the non-cash accrual of dividends pursuant to the terms of the Series C Preferred Stock; and

solely to the extent considered a Restricted Payment, Investments permitted pursuant to Section 9.05 and transactions permitted pursuant to Section 9.03.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 9.07. Payments of Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness for borrowed money other than (i) payments of the Obligations, (ii) payments of the “Obligations” (as defined in the Parent Credit Agreement), pursuant to the terms of the Parent Credit Agreement, (iii) scheduled payments of any other Permitted Indebtedness (other than the Bridge Notes), (iv) non-cash payments of interest under the Bridge Notes, (v) Permitted Refinancings of Permitted Indebtedness, and (vi) cash payments of principal and interest on the Bridge Notes (including any accrued interest thereon) so long as at the time of such payment and after giving effect thereto, no Default or Event of Default shall have occurred and is continuing.

Section 9.08. Change in Fiscal Year. Such Obligor will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof, except to change the fiscal year of a Subsidiary acquired in connection with a Permitted Acquisition to conform its fiscal year to that of Parent.

Section 9.09. Sales of Assets, Etc. Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, transfer, or otherwise dispose of any of its assets or property (including accounts receivable and capital stock of Subsidiaries), or forgive, release or compromise any amount owed to such Obligor or Subsidiary, in each case, in any single transaction or series of transactions (any thereof, an “Asset Sale”), except (so long as such proposed Asset Sale does not result in, or could not reasonably be expected to result in, an Event of Default):

(a) sales or leases of inventory in the ordinary course of its business on ordinary business terms;

(b) the forgiveness, release, discounts or compromise of any amount owed to any Obligor or Subsidiary in the ordinary course of business;

(c) Asset Sales that constitute licenses of Intellectual Property in the ordinary course of business that are not otherwise prohibited by Section 9.13;

(d) transfers of assets or property (other than any Material Intellectual Property) by any Subsidiary Guarantor to any Obligor;

(e) dispositions of any assets or property (other than any Material Intellectual Property) that is obsolete or worn out or no longer used or useful in the business;

(f) dispositions resulting from Casualty Events;

(g) in connection with any transaction permitted by Sections 9.02, 9.03, 9.05 and 9.06;

(h) disposition of cash or Permitted Cash Equivalent Investments; and

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(i) so long as no Default or Event of Default has occurred and is continuing at the time of such sale, other Asset Sales not to exceed $250,000 in the aggregate per fiscal year.

Section 9.10. Transactions with Affiliates. Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions between or among Parent or any Subsidiary of Parent and any other Subsidiary of Parent;

(b) any transaction permitted by Section 9.01, 9.03, 9.05, 9.06 or 9.09;

(c) customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of such Obligor or any of its Subsidiaries in the ordinary course of business;

(d) other transactions having terms that are no less favorable (including the amount of cash or other consideration received or paid by any Obligor) to any Obligor or any of its Subsidiaries, as the case may be, than those that would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of such Person; and

(e) the transactions set forth on Schedule 9.10.

Section 9.11. Restrictive Agreements. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or be a party to any Restrictive Agreement; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by Law or the Loan Documents and (ii) any Restrictive Agreement to which any Obligor or any of its Subsidiaries is party on the date hereof and that is listed on Schedule 7.15.

Section 9.12. Modifications and Terminations of Material Agreements and Organic Documents. Such Obligor will not, and will not permit any of its Subsidiaries to:

(a) amend, modify or terminate any Organic Document that adversely affects the Lenders (solely in their capacity as Lenders and not as shareholders) in any material respect without the prior written consent of the Administrative Agent which shall not be unreasonably withheld, conditioned or delayed; or

(b) take or omit to take any action that results in the termination of, or permits any other Person to terminate, any Material Agreement or Material Intellectual Property that adversely affects the Lenders in any material respect, without the prior written consent of the Administrative Agent which shall not be unreasonably withheld, conditioned or delayed.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 9.13. Licensing of Intellectual Property. No Obligor shall enter into an exclusive license of its Material Intellectual Property without the prior written consent of the Administrative Agent.

Section 9.14. Sales and Leasebacks. Except as disclosed on Schedule 9.14, such Obligor will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person and (ii) which such Obligor or Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

Section 9.15. Hazardous Material. Such Obligor will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 9.16. Accounting Changes. Such Obligor will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

Section 9.17. Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (i) any ERISA Event that would reasonably be expected to result in the imposition of a Lien under ERISA or Code Section 430(k) on the assets or property of any Obligor or any of its Subsidiaries or (ii) any other ERISA Event that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 10. Financial Covenants.

Section 10.01. Minimum Liquidity. Parent and its Subsidiaries shall maintain a minimum aggregate balance of (x) from the Closing Date until March 31, 2019, $1,000,000, and (y) at all times thereafter, $1,500,000, in each case in cash in one or more accounts (which accounts shall, on and after the Closing Date (or such later date as agreed to by the Administrative Agent in its reasonable discretion), be Controlled Accounts), free and clear of all Liens, other than Liens granted hereunder in favor of the Administrative Agent and other Permitted Liens.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 10.02. Minimum Revenue. On each date set forth below (a “Calculation Date”) under the heading “Calculation Date,” the Consolidated Net Revenue for the trailing twelve-month period ended on such Calculation Date shall not be less than the amount set forth opposite such Calculation Date:

[*****]

Section 11. Events of Default.

Section 11.01. Events of Default. Each of the following events shall constitute an “Event of Default”:

(a) Principal or Interest Payment Default. The Borrower shall fail to pay any principal of or interest on the Term Loan, when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof or otherwise.

(b) Other Payment Defaults. Any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c) Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Obligor in this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(d) Certain Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Sections 8.03 (with respect to such Obligor’s existence), 8.11, 8.12, 8.14, 8.16, Section 9 or Section 10.

(e) Other Covenants. Any Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, and, in the case of any failure that is capable of cure, such failure shall continue unremedied for a period of thirty (30) or more days.

(f) Payment Default on Other Indebtedness. Any Obligor or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness.

(g) Other Defaults on Other Indebtedness. (i) Any material breach of, or “event of default” or similar event under, the Contract governing any Material Indebtedness shall occur, or (ii) any event or condition occurs (x) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (y) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness; provided further that if the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf waives any such event or condition within the time period set forth therein, then such event or condition shall not be an Event of Default hereunder.

(h) Reserved.

(i) Insolvency, Bankruptcy, Etc. (i) Any Obligor or any of its Subsidiaries generally does not pay its debts as the same become due or admits in writing its inability to pay its debts generally; (ii) any Obligor or any of its Subsidiaries institutes any Insolvency Proceeding; (iii) any Obligor or any of its Subsidiaries takes any corporate action to approve, effect, consent to or authorize any of the actions described in Section 11.01(i)(ii); or (iv) any Insolvency Proceeding is filed against any Obligor or any of its Subsidiaries and, such Insolvency Proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) days after the institution thereof.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(j) Judgments. One (1) or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (to the extent not covered by independent third party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) shall be rendered against any Obligor or any of its Subsidiaries or any combination thereof and the same shall remain undismissed, unsatisfied or undischarged for a period of sixty (60) consecutive calendar days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment.

(k) ERISA and Pension Plans. An ERISA Event shall have occurred that, in the reasonable determination of the Administrative Agent, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in the imposition of a Lien (other than a Permitted Lien) under ERISA or Code Section 430(k) on a material portion of the assets or property of any Obligor or any of its Subsidiaries or have a Material Adverse Effect.

(l) Change of Control, Etc. A Change of Control shall have occurred.

(m) Material Adverse Change. A Material Adverse Change shall have occurred.

(n) Impairment of Security, Etc. If any of the following events occurs: (i) Any Lien created by any of the Security Documents, shall at any time not constitute a valid and perfected Lien on the applicable Collateral in favor of the Secured Parties, free and clear of all other Liens (other than Permitted Liens or other Liens on Collateral not exceeding $100,000 in the aggregate) to the extent required by the Loan Documents, except due to the action or inaction of the Administrative Agent, (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 12) shall for whatever reason cease to be in full force and effect, or (iii) any Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any such Lien or any Loan Document.

(o) Regulatory Matters, Etc. (i) The FDA or any other Regulatory Authority initiates enforcement action against, or issues a warning letter with respect to, any Obligor or any of its Subsidiaries, or the manufacturing facilities therefore, that causes such Person the loss of more than ten percent (10%) of the Borrower’s revenue for the twelve (12) month period following such enforcement action as compared to the same period ending on the same date in the prior period, or (ii) any Obligor enters into a settlement agreement with the FDA or any other Regulatory Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, in excess of $500,000 to the extent not covered by insurance.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(p) Other Defaults under the Sanofi Documents. Any material breach of, or “event of default” or similar event under any Sanofi Document shall occur that is not cured or waived within any grace period that may be set forth therein.

(q) Transfer of Mortgaged Premises. The Mortgaged Premises or any part thereof shall be sold, transferred, or conveyed, whether voluntarily or involuntarily, by operation of law or otherwise, except for sales of obsolete, worn out or unusable fixtures or personal property which are concurrently replaced with similar fixtures or personal property at least equal in quality and condition to those sold and owned by Borrower free of any lien, charge or encumbrance other than the lien hereof.

(r) Abandonment. The Mortgaged Premises are abandoned.

Section 11.02. Remedies. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 11.01(i)), then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, by notice to the Borrower, declare the Term Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loan so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Term Loan, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of an Event of Default described in Section 11.01(i), the principal of the Term Loan then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Term Loan, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

Section 11.03. Additional Remedies. Upon the occurrence and during the continuance of any Event of Default, (a) if any Obligor or any of its Subsidiaries shall be in default under a Material Agreement, the Lenders shall have the right (but not the obligation) to cause the default or defaults under such Material Agreement to be remedied (including without limitation by paying any unpaid amount thereunder) and otherwise exercise any and all rights of such Obligor or Subsidiary, as the case may be, thereunder, as may be necessary to prevent or cure any default and (b) without limiting the foregoing, upon any such default, each Obligor shall promptly execute, acknowledge and deliver to the Lenders such instruments as may reasonably be required of such Obligor to permit the Lenders to cure any default under the applicable Material Agreement or permit the Lenders to take such other action required to enable the Lenders to cure or remedy the matter in default and preserve the interests of the Lenders. Any amounts paid by the Lenders pursuant to and in accordance with this Section 11.03 shall be payable on demand by the Obligors, shall accrue interest at the Default Rate if not paid on demand and shall constitute “Obligations”.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

In furtherance of and in no way limiting the foregoing, each of the authorized representatives of the Administrative Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower and the other Obligors (without requiring any of them to act as such) with full power of substitution after the occurrence and during the continuance of an Event of Default to advance funds in excess of the Commitments to pay all amounts necessary under the Sanofi Documents in order to release Sanofi’s lien on the Mortgaged Premises and to terminate the S/I Deed of Trust and the S/I Warranty and Reverter Deed; it being understood and agreed that this power of attorney in this Section 11.03 shall be a power coupled with an interest and cannot be revoked. All amounts advanced by the Administrative Agent or any Lender on behalf of the Administrative Agent pursuant to this Section 11.03 shall automatically and without further action be added to the outstanding principal amount of the Term Loan and shall be a “Term Loan” for purposes of this Agreement and the other Loan Documents.

Section 11.04. Prepayment Premium and Prepayment Price. For the avoidance of doubt, the applicable Prepayment Premium (as a component of the Prepayment Price) shall be due and payable at any time the Term Loan becomes due and payable in full prior to the Maturity Date in accordance with the terms hereof, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to the Borrower or automatically by operation of law or otherwise in accordance with Section 11.02) (including, without limitation, on account of any bankruptcy filing). In view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders, the Prepayment Premium shall be due and payable upon such date. Each Obligor hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. The Obligors and the Lenders acknowledge and agree that any Prepayment Premium due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation.

Section 12. Guarantee.

Section 12.01. The Guarantee. Parent and the Subsidiary Guarantors hereby jointly and severally guarantee to the Administrative Agent and the Lenders, and their successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Term Loan, all fees and other amounts and Obligations from time to time owing to the Administrative Agent and the Lenders by the Borrower and each other Obligor under this Agreement or under any other Loan Document, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Parent and the Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower or any other Obligor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Parent and the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 12.02. Obligations Unconditional. The obligations of Parent and the Subsidiary Guarantors under Section 12.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.02 that the obligations of Parent and the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Parent or the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to Parent or the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected.

Parent and the Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 12.03. Reinstatement. The obligations of Parent and the Subsidiary Guarantors under this Section 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Parent and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and the Lenders on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

Section 12.04. Subrogation. Parent and the Subsidiary Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 12.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 12.05. Remedies. Parent and the Subsidiary Guarantors jointly and severally agree that, as between Parent and the Subsidiary Guarantors, on one hand, and the Administrative Agent and the Lenders, on the other hand, the obligations of the Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 12.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by Parent and the Subsidiary Guarantors for purposes of Section 12.01.

Section 12.06. Instrument for the Payment of Money. Parent and each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 12 constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent and the Lenders, at their sole option, in the event of a dispute by Parent or such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 12.07. Continuing Guarantee. The guarantee in this Section 12 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 12.08. Rights of Contribution. Parent and the Subsidiary Guarantors hereby agree, as between themselves, that if Parent or any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by Parent or such Subsidiary Guarantor of any Guaranteed Obligations, Parent and/or each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to Parent’s or such Subsidiary Guarantor’s Fair Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of Parent or a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 12.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of Parent or such Subsidiary Guarantor under the other provisions of this Section 12 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 12.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, Parent or a Subsidiary Guarantor that has paid an amount in excess of its Fair Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Fair Share of such Guaranteed Obligations and (iii) “Fair Share” means, for Parent or any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of Parent or such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of Parent or such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Parent or such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been guaranteed by Parent or such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of Parent and the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower, Parent and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of Parent and the Subsidiary Guarantors, determined (A) with respect to Parent or any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 12.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Parent or any Subsidiary Guarantor under Section 12.01 would otherwise, taking into account the provisions of Section 12.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Parent or such Subsidiary Guarantor, the Administrative Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 13. Administrative Agent.

Section 13.01. Appointment. Each of the Lenders hereby irrevocably appoints Perceptive Credit Holdings II, LP, a Delaware limited partnership, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 13 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Obligor will have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 13.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” will, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity to the extent such Person is a Lender. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower, the other Obligors or any other Subsidiaries or Affiliates of the Obligors as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 13.03. Exculpatory Provisions. (a) The Administrative Agent will not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder are administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) will not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as will be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including any action that may be in violation of the automatic stay under any Insolvency Proceeding; and

(iii) will not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to the Obligors or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent will not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as will be necessary, or as the Administrative Agent believes in good faith will be necessary, under the circumstances), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent will be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c) The Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 13.04. Reliance by Administrative Agent. The Administrative Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and will not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 13.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Section will apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and will apply to their respective activities in connection with the syndication of the facility as well as activities as Administrative Agent. The Administrative Agent will not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 13.06. Resignation of Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower, which notice shall set forth the effective date of such resignation (the “Resignation Effective Date”), such date not to be earlier than the thirtieth (30th) day following the date of such notice. The Majority Lenders and the Borrower shall mutually agree upon a successor to the Administrative Agent. If the Majority Lenders and the Borrower are unable to so mutually agree and no successor shall have been appointed within twenty-five (25) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but will not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent it shall designate (in its reasonable discretion after consultation with the Borrower and the Majority Lenders). Whether or not a successor has been appointed, such resignation will become effective in accordance with such notice on the Resignation Effective Date.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) With effect from the Resignation Effective Date (i) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent will continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent will instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent will be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent will be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 13 and Sections 14.03 and 14.04 will continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 13.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 13.08. Administrative Agent May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of the Term Loan will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) will be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loan and all other Obligations that are owing and unpaid hereunder or under any other Loan Document and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under this Agreement or any other Loan Document) allowed in such judicial proceeding; and

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make any payments of the type described above in this Section 13.08 to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement or any other Loan Document.

Section 13.09. Collateral and Guaranty Matters; Appointment of Collateral Agent. (a) Without limiting the provisions of Section 13.08, the Lenders irrevocably agree as follows:

(i) the Administrative Agent is authorized, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) on the date when all Obligations have been satisfied in full in cash (other than Warrant Obligations and contingent obligations as to which no claims have been asserted), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) subject to Sections 14.01 and 14.04, if approved, authorized or ratified in writing by the Majority Lenders; and

(ii) the Administrative Agent is authorized, at its option and discretion, to release any Subsidiary Guarantor from its obligations hereunder if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, each Lender will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Subsidiary Guarantor from its obligations under its guaranty pursuant to this Section 13.09.

(b) The Administrative Agent will not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Obligor in connection therewith, nor will the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(c) Each Lender hereby appoints the Administrative Agent as its collateral agent under each of the Security Documents and agrees that, in so acting, the Administrative Agent will have all of the rights, protections, exculpations, indemnities and other benefits provided to the Administrative Agent under this Agreement, and hereby authorizes and directs the Administrative Agent, on behalf of such Lender and all Lenders, without the necessity of any notice to or further consent from any of the Lenders, from time to time to (i) take any action with respect to any Collateral or any Security Document which may be necessary to perfect and maintain perfected the Liens on the Collateral granted pursuant to any such Security Document or protect and preserve the Administrative Agent’s ability to enforce the Liens or realize upon the Collateral, (ii) act as collateral agent for each Secured Party for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Loan Documents and all other purposes stated therein, (iii) enter into intercreditor or subordination agreements, as the case may be, in connection with Indebtedness permitted pursuant to Section 9.01(n), (iv) enter into non-disturbance or similar agreements in connection with licensing agreements and arrangements permitted by this Agreement and the other Loan Documents and (v) otherwise to take or refrain from taking any and all action that the Administrative Agent shall deem necessary or advisable in fulfilling its role as collateral agent under any of the Security Documents.

Section 14. Miscellaneous.

Section 14.01. No Waiver. No failure on the part of the Administrative Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 14.02. Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or email) delivered, if to the Borrower, another Obligor, the Administrative Agent or any Lender, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 14.03. Expenses, Indemnification, Etc.

(a) Closing Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Lenders for all of their reasonable and documented out of pocket costs and expenses (including the reasonable and documented fees and expenses of Chapman and Cutler LLP, special counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Term Loan.

(b) Other Expenses. The Borrower agrees to pay or reimburse (i) the Administrative Agent and the Lenders for all of their reasonable and documented out of pocket post-closing costs and expenses in connection the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Administrative Agent and the Lenders for all of their out of pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default.

(c) Indemnification. The Borrower hereby indemnifies the Administrative Agent, the Lenders and their respective Affiliates, directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable and documented fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the Transactions or any use made or proposed to be made with the proceeds of the Term Loan, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Term Loan. No Lender shall assert any claim against Parent or any of its Subsidiaries or any of their respective directors, officers, employees, attorneys, agents, advisors or controlling parties on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Term Loan. This Section 14.03(c) shall not apply with respect to Taxes other than any Taxes that represent Claims and Losses arising from any non-Tax claim.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 14.04. Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and any other Loan Document may be modified or supplemented only by an instrument in writing signed by the Borrower, the Administrative Agent and the Majority Lenders; provided that:

(a) any such modification or supplement that is disproportionately adverse to any Lender as compared to other Lenders or subjects any Lender to any additional obligation shall not be effective without the consent of such affected Lender;

(b) the consent of all of the Lenders shall be required to:

(i) amend, modify, discharge, terminate or waive any of the terms of this Agreement or any other Loan Document if such amendment, modification, discharge, termination or waiver would increase the amount of the Term Loan, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Term Loan, extend any date fixed for payment of principal, interest or other amounts payable relating to the Term Loan or extend the repayment dates of the Term Loan;

(ii) amend, modify, discharge, terminate or waive any Security Document if the effect is to release a material part of the Collateral subject thereto other than pursuant to the terms hereof or thereof; or

(iii) amend this Section 14.04.

Section 14.05. Successors and Assigns.

(a) General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; provided that the neither the Borrower nor any other Obligor may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent. No Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents except (i) to an assignee in accordance with the provisions of Section 14.05(b), or (ii) by way of participation in accordance with the provisions of Section 14.05(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.05(e) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) Assignments by Lender. Any of the Lenders may at any time assign to one or more Eligible Transferees (or, if an Event of Default has occurred and is continuing, to any Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment and the Term Loan at the time owing to it) and the other Loan Documents; provided that no such assignment shall be made to the Borrower, any Affiliate of the Borrower or any employees or directors of any Obligor at any time. Subject to the recording thereof by the Administrative Agent pursuant to Section 14.05(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of such Lender under this Agreement and the other Loan Documents, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) and the other Loan Documents but shall continue to be entitled to the benefits of Section 5 and Section 14.03. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 14.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.05(e).

(c) Amendments to Loan Documents. Each of the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 14.05.

(d) Register. The Administrative Agent shall maintain a copy of each Assignment and Assumption delivered to it pursuant to clause (b) above and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Obligations under the Loan Documents (other than the Warrant Obligations) are intended to be maintained in, and this Section shall be construed so that the Commitments and Term Loan are at all times maintained in, “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(e) Participations. Any of the Lenders may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person which would constitute an Eligible Transferee (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or Parent or any of Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Term Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection therewith. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Term Loan or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest (other than with respect to default interest). The Borrower agrees that each Participant shall be entitled to the benefits of Section 5 (subject to the requirements and limitations therein, including the requirements of Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if such Participant had acquired its interest by assignment pursuant to Section 14.05(b); provided that such Participant shall not be entitled to receive any greater payment under Section 5 with respect to any participation, than its participating Lender would have been entitled to receive. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.03(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Security Interest. Notwithstanding anything to the contrary contained in this Section 14.05, a Lender may collaterally assign any of its rights or obligations hereunder or under any of the other Loan Documents by way of pledge or collateral assignment of all or a portion of such Lender’s rights under the Loan Documents to a Federal Reserve Bank provided that no such pledge or assignment shall release such Lender from its obligations hereunder.

Section 14.06. Survival. The obligations of the Borrower under Sections 5.01, 5.02, 5.03, 14.03 and the obligations of Parent and the Subsidiary Guarantors under Section 12 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitment and, in the case of the Lenders’ assignment of any interest in the Commitment or the Term Loan hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made herein or pursuant hereto shall survive the making of such representation and warranty.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 14.07. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 14.08. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

Section 14.09. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

Section 14.10. Jurisdiction, Service of Process and Venue.

(a) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 14.10(a) is for the benefit of the Administrative Agent and the Lenders only and, as a result, neither the Administrative Agent nor any Lender shall be prevented from taking proceedings in any other courts located in the United States with jurisdiction, or to the extent assets of an Obligor are or may be located in a foreign jurisdiction, in such foreign jurisdiction. To the extent allowed by any Law, the Administrative Agent and the Lenders may take concurrent proceedings in any number of jurisdictions located in the United States and any foreign jurisdictions where the assets of any Obligor are or may be located.

(b) Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Lenders to serve any process or summons in any manner permitted by Law.

(c) Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 14.11. Waiver of Jury Trial. Each Obligor, the Administrative Agent and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

Section 14.12. Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to so claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

Section 14.13. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. Each Obligor acknowledges, represents and warrants that in deciding to enter into this Agreement and the other Loan Documents or in taking or not taking any action hereunder or thereunder, it has not relied, and will not rely, on any statement, representation, warranty, covenant, agreement or understanding, whether written or oral, of or with the Lenders other than those expressly set forth in this Agreement and the other Loan Documents.

Section 14.14. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

Section 14.15. No Fiduciary Relationship. The Borrower acknowledges that the Administrative Agent and the Lenders have no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and the Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 14.16. Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by any Obligor pursuant to this Agreement; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any other Lender or, subject to a written agreement to comply with the provisions of this Section 14.16, any Affiliate of a another Lender or any prospective assignee or participant of the Term Loan permitted by and pursuant to Section 14.05(b) or (d) that, in each case, is also subject to confidentiality provisions at least as stringent as the provisions of this Section 14.16, (ii) subject to an agreement to comply with the provisions of this Section, to any actual or prospective direct or indirect counterparty to any Hedging Agreement (or any professional advisor to such counterparty), (iii) to its Affiliates employees, officers, directors, agents, attorneys, accountants, trustees and other professional advisors (collectively, its “Related Parties”); provided that the applicable Lender shall remain liable hereunder for any breach of this Section 14.16 by any of its Related Parties, (iv) upon the request or demand of any Governmental Authority or any Regulatory Authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any applicable Law, (vi) if required to do so in connection with any litigation or similar proceeding, (vii) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 14.16), (viii) on a confidential basis to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (ix) in connection with the exercise of any remedy permitted hereunder or under any other Loan Document, (x) on a confidential basis to (A) any rating agency in connection with rating Parent or its Subsidiaries or the Term Loan or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the Term Loan or (xi) to any other party that is, and is permitted pursuant to the terms hereof to be, a party hereto; provided further that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or Regulatory Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority or Regulatory Authority) for disclosure of any such non-public information prior to disclosure of such information to enable the Borrower to seek a protection order or otherwise prevent or restrict such disclosure.

Section 14.17. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Obligor against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Obligor may be contingent or unmatured or are owed to an Affiliate of such Lender. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender and Affiliates may have. Each Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Section 14.18. Judgment Currency. (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase Dollars with such other currency at the buying spot rate of exchange in the New York foreign exchange market on the Business Day immediately preceding that on which any such judgment, or any relevant part thereof, is given.

(b) The obligations of the Obligors in respect of any sum due to the Administrative Agent hereunder and under the other Loan Documents shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent in Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss. If the amount of Dollars so purchased exceeds the sum originally due to the Administrative Agent in Dollars, the Administrative Agent shall remit such excess to the Borrower.

Section 14.19. USA PATRIOT Act. The Administrative Agent and the Lenders hereby notify the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of each Obligor and other information that will allow such Person to identify such Obligor in accordance with the Act.

Section 14.20. Release of Collateral and Guarantees; Non-Disturbance Agreements. (a) The Administrative Agent hereby agrees, at the sole expense of the Borrower, to execute any documents, releases, terminations and agreements reasonably requested by the Borrower (i) to release any Lien on any Collateral (A) on the date when all Obligations (other than Warrant Obligations and contingent obligations as to which no claims have been asserted) have been satisfied in full in cash, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with an Asset Sale permitted pursuant to Section 9.09 or (C) subject to Sections 14.01 and 14.04, if approved, authorized or ratified in writing by the Administrative Agent and (ii) to release any Subsidiary Guarantor from its obligations as a guarantor hereunder if such Person ceases to be a Subsidiary as a result a transaction permitted under the Loan Documents.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b) The Administrative Agent hereby agrees to, and each Lender hereby agrees that Administrative Agent may, enter into non-disturbance or similar agreements in connection with licensing agreements permitted by this Agreement or any other Loan Document, in each case in form and substance reasonably satisfactory to the Administrative Agent and the counterparty or counterparties to the licensing agreements.

Section 14.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:

Icagen-T, Inc.

By:	/s/ Richard Cunningham
Name: Richard Cunningham
Title: Chief Executive Officer

Address for Notices:

2090 E. Innovation Park Drive
Oro Valley, AZ 85755
Attn: Richie Cunningham
Email: rcunningham@icagen.com

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Parent:

Icagen, Inc., a Delaware corporation

By:	/s/ Richard Cunningham
Name: Richard Cunningham
Title: Chief Executive Officer

Subsidiary Guarantors:

Icagen Corp., a Nevada corporation

By:	/s/ Richard Cunningham
Name: Richard Cunningham
Title: Chief Executive Officer

Caldera Discovery, Inc., a Delaware corporation

By:	/s/ Richard Cunningham
Name: Richard Cunningham
Title: Chief Executive Officer

XRPro Sciences, Inc., a Delaware corporation

By:	/s/ Richard Cunningham
Name: Richard Cunningham
Title: Chief Executive Officer

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Administrative Agent:

Perceptive Credit Holdings II, LP

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

Address for Notices:

Perceptive Credit Holdings II, LP
c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY 10003
Attn: Sandeep Dixit
Email: Sandeep@perceptivelife.com

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Lenders:

Perceptive Credit Holdings II, LP

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

Address for Notices:

Perceptive Credit Holdings II, LP
c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY 10003
Attn: Sandeep Dixit
Email: Sandeep@perceptivelife.com

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 1

Commitments and Warrant Shares

Commitments

Name of Lender	Commitment Amount

Perceptive Credit Holdings II, LP	$8,000,000

Warrant Shares

Name of Lender	Warrant Shares

Perceptive Credit Holdings II, LP	723,550-aggregate number of shares to be issued by Icagen, Inc. under the Credit Agreements for the loans to Icagen, Inc. and Icagen-T, Inc.

***

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.05(b)

Obligor Intellectual Property

List of Patents and Trademarks

Patents

Owner	Title	Country	Application No.	Pub. No.	Patent No.	Status
Icagen, Inc.	METHOD FOR DETECTING BINDING EVENTS USING MICRO-X-RAY FLUORESCENCE SPECTROMETRY	United States	09/859,701	2003-0027129	7,858,385	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Europe	3748920	1525458	1525458	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Belgium	3748920	1525458	1525458	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Switzerland/ Liechtenstein	3748920	1525458	1525458	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Germany	3748920	1525458	1525458	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Denmark	3748920	1525458	1525458	Patented

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Owner	Title	Country	Application No.	Pub. No.	Patent No.	Status
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Spain	3748920	1525458	1525458	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Finland	3748920	1525458	1525458	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	France	3748920	1525458	1525458	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	United Kingdom	3748920	1525458	1525458	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Italy	3748920	1525458	1525458	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Sweden	3748920	1525458	1525458	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Netherlands	3748920	1525458	1525458	Patented

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Owner	Title	Country	Application No.	Pub. No.	Patent No.	Status
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Japan	2004-524531	2006-503268	4560403	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	Singapore	200500360-3	109345	109345	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	United States	11/444,660	2007-0003008	7,519,145	Patented
Icagen, Inc.	FLOW METHOD AND APPARATUS FOR SCREENING CHEMICALS USING MICRO X-RAY FLUORESCENCE	United States	12/396,592	2009-0175410	7,929,662	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	Europe	4755687.3	1644095	1644095	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	Switzerland/ Liechtenstein	4755687.3	1644095	1644095	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	Germany	4755687.3	1644095	1644095	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	France	4755687.3	1644095	1644095	Patented

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Owner	Title	Country	Application No.	Pub. No.	Patent No.	Status
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	United Kingdom	4755687.3	1644095	1644095	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	Ireland	4755687.3	1644095	1644095	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	Netherlands	4755687.3	1644095	1644095	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	Japan	2006-520181	2007527524	4782676	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	Singapore	2005085584		118682	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	United States	10/621,825	2005-0011818	6,858,148	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR DETECTING CHEMICAL BINDING	United States	10/986,519	2005-0095636	7,241,381	Patented
Icagen, Inc.	DRUG DEVELOPMENT AND MANUFACTURING	United States	10/880,388	2004-0235059	9,157,875	Patented
Icagen, Inc.	X-RAY FLUORESCENCE ANALYSIS METHOD	Europe	7874491.9	2084519	2084519	Patented

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Owner	Title	Country	Application No.	Pub. No.	Patent No.	Status
Icagen, Inc.	X-RAY FLUORESCENCE ANALYSIS METHOD	Switzerland/ Liechtenstein	07 874 491.9	2084519	2084519	Patented
Icagen, Inc.	X-RAY FLUORESCENCE ANALYSIS METHOD	Germany	60 2007 024 468.4	2084519	608007024468.4	Patented
Icagen, Inc.	X-RAY FLUORESCENCE ANALYSIS METHOD	Denmark	07 874 491.9	2084519	2084519	Patented
Icagen, Inc.	X-RAY FLUORESCENCE ANALYSIS METHOD	France	07 874 491.9	2084519	2084519	Patented
Icagen, Inc.	X-RAY FLUORESCENCE ANALYSIS METHOD	United Kingdom	7874491.9	2084519	2084519	Patented
Icagen, Inc.	ADVANCED DRUG DEVELOPMENT AND MANUFACTURING	Hong Kong (via EP -005EPDV)	13104259.3	1177280	1177280	Patented
Icagen, Inc.	X-RAY FLUORESCENCE ANALYSIS METHOD	Ireland	7874491.9	1177280	2084519	Patented
Icagen, Inc.	X-RAY FLUORESCENCE ANALYSIS METHOD	Italy	7874491.9	1177280	2084519	Patented
Icagen, Inc.	X-RAY FLUORESCENCE ANALYSIS METHOD	Netherlands	7874491.9	1177280	2084519	Patented
Icagen, Inc.	X-RAY FLUORESCENCE ANALYSIS METHOD	Sweden	7874491.9	1177280	2084519	Patented
Icagen, Inc.	X-RAY MICROSCOPE	Europe	12164870.3	2511844	2511844	Patented

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Owner	Title	Country	Application No.	Pub. No.	Patent No.	Status
Icagen, Inc.	X-RAY MICROSCOPE	Switzerland and Lichtenstein	12164870.3	2511844	2511844	Patented
Icagen, Inc.	X-RAY MICROSCOPE	Germany	12164870.3	2511844	602007042616.2	Patented
Icagen, Inc.	X-RAY MICROSCOPE	France	12164870.3	2511844	2511844	Patented
Icagen, Inc.	X-RAY MICROSCOPE	United Kingdom	12164870.3	2511844	2511844	Patented
Icagen, Inc.	ADVANCED DRUG DEVELOPMENT AND MANUFACTURING	Hong Kong (via EP -005EPDV)	2013104259.3	1177280	1177280	Patented
Icagen, Inc.	X-RAY MICROSCOPE	Ireland	12164870.3	2511844	2511844	Patented
Icagen, Inc.	ADVANCED DRUG DEVELOPMENT AND MANUFACTURING	Japan	2009-532446	2010509566	5143841	Patented
Icagen, Inc.	ADVANCED DRUG DEVELOPMENT AND MANUFACTURING	Japan	2014-123249	2014-123249	5913441	Patented
Icagen, Inc.	ADVANCED DRUG DEVELOPMENT AND MANUFACTURING	United States	14/693,094	2015-0309021	N/A	Pending
Icagen, Inc.	ADVANCED DRUG DEVELOPMENT AND MANUFACTURING	United States	15/876,931	N/A	N/A	Pending
Icagen, Inc.	WELL PLATE	Europe	8798006.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	Belgium	8798007.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	Switzerland/ Liechtenstein	8798008.6	2183644	2183644	Patented

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Owner	Title	Country	Application No.	Pub. No.	Patent No.	Status
Icagen, Inc.	WELL PLATE	Germany	8798009.6	2183644	602008044640.9	Patented
Icagen, Inc.	WELL PLATE	Denmark	8798010.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	Spain	8798011.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	Finland	8798012.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	France	8798013.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	United Kingdom	8798014.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	Ireland	8798015.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	Italy	8798016.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	Netherlands	8798017.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	Norway	8798018.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	Sweden	8798019.6	2183644	2183644	Patented
Icagen, Inc.	WELL PLATE	Japan	2010-521206	2010537171	5628035	Patented
Icagen, Inc.	WELL PLATE	Japan	2013-117600	2013224946	5755682	Patented
Icagen, Inc.	WELL PLATE	Japan	2014-202871	2015004692	6076308	Patented
Icagen, Inc.	WELL PLATE	United States	12/192,762	2009-0046832	8,238,515	Patented
Icagen, Inc.	WELL PLATE	United States	13/567,613	2013-0034205	8,873,707	Patented
Icagen, Inc.	WELL PLATE	United States	14/508,322	2015-0023467	9,476,846	Patented
Icagen, Inc.	WELL PLATE	United States	15/273,767	2017-0010228	N/A	Pending
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING PROTEIN POST-TRANSLATIONAL MODIFICATION	Japan	2010-5272	2010539944	5743135	Patented

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Owner	Title	Country	Application No.	Pub. No.	Patent No.	Status
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING PROTEIN POST-TRANSLATIONAL MODIFICATION	Japan	2014-221166	2015033386	N/A	Pending
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING PROTEIN POST-TRANSLATIONAL MODIFICATION	United States	15/052,914	2016-0201111	9976172	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING PROTEIN POST-TRANSLATIONAL MODIFICATION	United States	15/961,480	N/A	N/A	Pending
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS	China	200980125952.3	102083365	ZL 200980125952.3	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS	China	201310298029.8	103411988	2077368	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS	China	201510083796.6	N/A	N/A	Pending
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS	Europe	09774467.6	2306897	2306897	Patented

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Owner	Title	Country	Application No.	Pub. No.	Patent No.	Status
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS	Switzerland/ Liechtenstein	09774467.6	2306897	2306897	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS	Germany	09774467.6	2306897	2306897	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS	France	09774467.6	2306897	2306897	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS	United Kingdom	09774467.6	2306897	2306897	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS	Hong Kong	11112984.0	1158478	1158478	Patented
Icagen, Inc.	METHOD AND APPARATUS FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS USING X-RAY FLUORESCENCE	United States	12/496,532	2010-0003697	8,431,357	Patented
Icagen, Inc.	METHOD FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS USING X-RAY FLUORESCENCE USING X-RAY FLUORESCENCE	United States	13/871,697	2013-0236887	9,063,154	Patented

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Owner	Title	Country	Application No.	Pub. No.	Patent No.	Status
Icagen, Inc.	METHOD FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS USING X-RAY FLUORESCENCE	United States	14/669,923	2015-0198615	9,506,931	Patented
Icagen, Inc.	METHOD FOR MEASURING ANALYTE TRANSPORT ACROSS BARRIERS USING X-RAY FLUORESCENCE	United States	15/334,854	2017-0045530	N/A	Pending
Icagen, Inc.	METHOD FOR ANALYSIS USING X-RAY FLUORESCENCE	United States	13/317,341	2012-0093286	9,063,066	Patented
Icagen, Inc.	METHOD FOR ANALYSIS USING X-RAY FLUORESCENCE	United States	14/715,206	2015-0276631	9,435,756	Patented
Icagen, Inc.	METHOD FOR ANALYSIS USING X-RAY FLUORESCENCE	United States	14/715,218	2015-0276632	9,442,085	Patented
Icagen, Inc.	METHOD FOR ANALYSIS USING X-RAY FLUORESCENCE	United States	14/715,233	2015-0260664	9,335,284	Patented
Icagen, Inc.	METHOD FOR ANALYSIS USING X-RAY FLUORESCENCE	United States	15/227,292	2016-0341678	N/A	Pending
Icagen, Inc.	METHODS AND APPARATUS FOR MEASURING METALS AND METALLOIDS	International	PCT/US17/28064	N/A	N/A	Pending
Icagen, Inc.	METHODS OF DETECTION USING X-RAY FLUORESCENCE	United States	62/558,528	N/A	N/A	Pending

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Trademarks

Owner	Mark	Country	Application No.	Registration No.	Status
Icagen, Inc.	ICAGEN	USA	87008899	5243971	Live
Icagen, Inc.	MXRF	USA	85291101	4390286	Live
Icagen, Inc.	XRPRO	USA	77377389	3507712	Live

***

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.05(b)(ix) and (xiv)

Research Development and Commercialization Agreement made May 1, 2018 by and between Icagen, Inc. and Cystic Fibrosis Foundation and amendment No. 1 thereto

Research Collaboration and License Agreement made May 1, 2018 between Sanofi and Icagen, Inc.

Asset Purchase Agreement and Collaboration Agreement dated as of June 26, 2015 between XRpro Sciences, Inc. (now known as Icagen, Inc.) and Icagen, Inc. (a subsidiary of Pfizer, Inc.)

Master Service Agreement dated as of June 26, 2015 between XRPro Sciences (now known as Icagen, Inc.) and Icagen, Inc. (a subsidiary of Pfizer, Inc.)

First and Second Amendment to Asset Purchase and Collaboration Agreement between Icagen, Inc. (f/k/a XRpro Sciences, Inc.) and Pfizer Research (NC), Inc. (f/k/a Icagen, Inc.) dated July 15, 2016 and May 31, 2017, respectively

***

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE 7.05(c)

Material IP

None

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.06(a)

Certain Litigation

None

***

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.06(c)

Labor Matters

None

***

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.08

Taxes

Pima County unpaid Property taxes amounting to $105,000, plus penalties and interest*

Pima County unpaid and currently being disputed Personal Property Tax amounting to $125,000, plus penalties and interest.

*to be paid of the proceeds of the loan

None

***

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.12(a)

Equity Holders

Attached is a list of each holder of shares of common stock, preferred stock, warrants and options and the numbers of securities held by each holder.

ICAGEN INC
COMMON SHAREHOLDERS

NAME	NUMBER OF SHARES

BENJAMIN WARNER	1443250
INTER-MARKETING GROUP USA INC	8750
STEWART MURRAY	3312
DAVID STEINHARDT & TOBI	21432
JOSEPH AMATO - REVOCABLE TRUST	56145
MARK LITWIN TRUST	37430
MICHAEL TAGLICH	21429
PHILIP & BERNADETTE KUNSBERG	8445
ROBERT F TAGLICH	21429
2030 INVESTORS LLC/401 K PLAN	55485
BENJAMIN WARNER AND ELLEN MCBEE	54135
C JAMES JENSEN	80673
CHAN KEI BIU	56480
CIRRUS ADVISORS INC	13125
DOUGLAS JENSEN	19561
EIGHT FAMILY TRUST	29727
JOHN HSIEH	19821
JOSEPH W & PATRICIA G ABRAMS	316372
MATTHEW ABRAMS	56442
PRATIMA BHARTI	318
ROBERT S COLMAN	18956
S/L TRILLING TRUST	37939
SARAH ABRAMS	31442
SAUNDERS AND DIANA KOHN	74967
SIN FA WANG AND MEI WANG	18972
SUSAN GERARD	13125
THE BIBICOFF FAMILY TRUST DTD 5/16/00	30000
JEFFREY L SADAR	6700
SAMUEL E LEONARD TRUST UAD 2-5-90	4000
RAYMOND M BEEBE & JOAN P BEEBE JT TEN	19998
MICHAEL DUNHAM	14356
HOWARD A KALKA	21428
PENSION INC TRUSTEE FBO THUEMLING	4000
SHADOW CAPITAL LLC	56826
STERLING FAMILY INVESTMENT LLC	19142

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

THE SDM IRREVOCABLE TRUST FBO ANDREW	14356
THE SDM IRREVOCABLE TRUST FBO LAUREN	14356
JOHN R BERTSCH TRUST DTD 12/4/2004	37808
PAUL SEID	28412
MIKE TAGLICH POA TAG/KENT PARTNERSHIP	14286
VINCENT M PALMIERI	43686
DOUGLAS E HAILEY	30000
R2MJ LLC	15000
ROBERT SCHROEDER	7598
AIC HOLDINGS LLC	43783
CHARLES R JACKSON AND JANET B	1500
DANIEL DAVID TOMPKINS SEPARATE	250
DAVID CLARK	4375
DON AND PATTI MALTASE	500
DONALD WINTON	1000
DR MORGAN WRIGHT	3500
EDWARD BERNSTEIN	250
EDWARD ROFFMANN TRUSTEE OF THE EDWARD	10000
ELIZABETH SJURSEN	500
EMILIA SOLOMON	915
ERIK STOCKER	500
FIRST SOUTH AFRICA MANAGEMENT	50000
FRANK (JEREMIEL) ZIMMERMAN	52000
GEORGE MAINAS	578
GREGG RZEPCZYNSKI	1230
HARRY FOX	1000
JACK WARNER	5000
JACOB BENJAMIN	1000
JEFF J JENSEN	500
JEFF NEUSTADT	1500
JEROME C KNOLL	500
JILL JENSEN	500
JILL MORGAN	500
JOHN P MORBECK	750
JULIE JENSEN KALMUS	500
KAMERON SCHROEDER	1000
LISA CLARK	500
LOVITT & HANNAN INC SALARY DEFERRAL	107
MARK GEIST	1500
MICHAEL T LYON PROFIT SHARING PLAN	12858
NATHAN ZAHLER	1209
PHILLIP SWAN	750
PIONEER VENTURE PARTNERS LLC	1250
PORTER PARTNERS	5000
RICHARD M NOFFSINGER	500
RICHARD SCOTT LANE	36786
ROBERT M MAYES AND LAURA L MAYES	1500
ROBERT S COLMAN TRUST UDT 3/13/85	1500

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

RONALD WULSOHN	1000
SADDINGTON FAMILY TRUST	500
SANFORD E SALZBERG	500
STRATEGIC IR	500
SUSAN GERARD IRA	12857
THRG LLC	4375
TOM HANNAN	500
W FOUR LLC MR ROBERT WHITSITT	1250
WAYNE A AND L TINA LEVENFELD 1992	500
WILLIAM CORBETT	15000
JONATHAN ROTHSCHILD	3500
ROBERT D VANROIJEN JR TRUST UA DTD	30000
PATIENCE PARTNERS LLC	8000
HARRISON H AUGUR PROTOTYP	6000
T MINA SUPPLY INC	23070
KEVIN CONNROY	1500
ROBERT W CORBY KENNETH WIECK POA	14286
SCOT HOLDING INC	5714
THE ROBERT W MAIN TRUST DTD 9/7/05	2858
C MARK CASEY	2286
ROBERT KOSKI	7142
PETER FITZPATRICK	1640
DONALD V MOLINE	2858
FRANK GIMENEZ & PHILOMENA GIMENEZ	3000
STEVEN MUCCIOLO	10000
DR FRANCIS B OLSEN & ANGELA F OLSEN	10000
GARY A HAFNER & LEEANN HAFNER JT TEN	2860
STEPHEN M KOPPEKIN	4000
KENNETH J FEROLDI & NANCY J FEROLDI	10000
WILLIAM M STOKES & REBECCA A STOKES	1000
MICHAEL A RUTLEDGE & TANYA S RUTLEDGE	8000
JAMES E PUERNER	4000
STEVEN BOTWINICK	8000
ALLISON BIBICOFF	8000
THE HILLARY BIBICOFF REVOCABLE TRUST	8000
BIBICOFF MACINNIS INC	3142
JOSEPH DEBELLIS	30000
JACK DIMAIO & KATHRYN DIMAIO	71428
ROBERT L BANZER	2000
MITCHELL SPEARMAN	2856
DAVID A RANDOM	15712
ROGER W & JOYCE M LUNSTRA LIVING TR	15712
JEFFREY G HIPP & MARY ANN HIPP JTWROS	9300
THE CAROLYN L FOUTCH LIVING TRUST	9286
DAVID F RIOS & MARGARET J RIOS 1999	9286
WILLIAM KYLE NEELY	9286
RACHEL T BARONI TRUST UAD 12/31/94	8570
NORPER INVESTMENTS	7658

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

NUTIE DOWDLE	7658
KYLE G BUCHAKJIAN	5998
WULF PAULICK & RENATE PAULICK JTWROS	4000
LUCILLE SOLOMON	4000
LARRY S KAPLAN & MARLA B KAPLAN JTWROS	4000
ROBERT P GIESEN	3000
RICHARD BUCHAKJIAN	2858
MARK BOURQUE	2858
VINCENT R MILAZZO	2856
DR THOMAS HEIRIGS & SHERYL HEIRIGS	8570
ROSE MARY HEIRIGS THOMAS HEIRIGS POA	8570
DAVID BALISTRERI	8570
ERIC SEID	3000
PETER WHITE	2000
RANDALL S KNOX	13062
MATTHEW G KIERNAN & CHERYL A KIERNAN	7140
MARK VAUGHAN & ANDREA VAUGHAN JT TEN	5200
MICHAEL P HAGERTY	10002
JOHN W CROW	10002
JOHN T GLANCY & LISA GLANCY JTWROS	1430
JUDITH GREENBERG	2000
MARY MARGUERITE SCHNURER FAMILY TRUST	3000
THOMAS FITZPATRICK &	2000
FRANK R JAZZO	4998
THE TEMKIN FAMILY LEGACY TRUST NO 2	3000
ELAINE DINES REVOCABLE TRUST	5742
RAVICH REVOCABLE TRUST	4690
SALLY RAVICH	3000
PETER MANGIAMELI	5742
MONICA BERTSCH	2858
LAWRENCE KANE	14286
ROBERT MOUSSA	4200
HENRY JACKSON WARDEN	4756
TOM MCFALL	28570
APPLEBAUM FAMILY LTD PARTNERS	6700
DAVID L ALLEN	15312
RICHARD DUKE	9380
ALDO KOKOT & MARY KOKOT JTWROS	4000
RONALD JOHNSON	9570
ANGUS BRUCE & LAURALEE BRUCE JTWROS	9570
KEITH BECKER	9570
PAMELA M WALSH & BRIAN P WALSH JT TEN	10000
WILLIAM P KAISER	10000
ELIZABETH M CHAMBERLAIN	5742
VITO S PORTERA REVOCABLE LIVING TRUST	4784
SANDRA P NITZ	2860
JOSEPH VOSILLA	5360
NORMAN & SALLY RAVICH FAMILY TRUST	3684

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SUSAN THORSTENN & MAGNUS THORSTENN	19140
BARKTONES LLC	19140
ROBERT W ALLEN JR	19140
MARK RAVICH	20100
ILYNE SANDAS	3000
RONALD A BERO	15312
REVOC LIVING TRST OF FRANCES DELUCA	19142
DAZIA CAPITAL SPAIN S L	7144
JOHN R WIENCEK	14356
JUNGE REVOCABLE TRUST UAD 12/09/91	38284
ALBERT C & BROOKE CROWLEY ESPOSITO	23928
BFJK INVESTMENT PARTNERSHIP	10000
JAMES & PATRICIA TADYCH REVOCABLE UAD	23928
DONALD B MCCULLOCH TRUST UAD 3/16/77	3000
IVANKA MARIE KOKOT	2858
KEITH R SCHROEDER	8570
IRA FBO GORDON C JOHNSON	1428
IRA FBO DONALD C HOLLIDAY	10000
IRA FBO TIMOTHY M FITZPATRICK	5714
IRA FBO FRANCIS BISSAILLON	22800
MICHAEL N TAGLICH KEOGH-ACCOUNT	285714
MICHAEL TAGLICH CUST FOR	5714
MICHAEL TAGLICH CUST FBO	5714
MICHAEL TAGLICH CUST FBO	5714
IRA FBO P KENNETH NITZ	2860
NICHOLAS TAGLICH & JULIANA TAGLICH	8570
ESTATE OF RICHARD CURTIS CLAYTON	18570
IRA FBO ROBERT F TAGLICH	285714
ROBERT M LORENZO & SANDRA J LORENZO	2846
RUSSELL BERNIER	12000
TYSON REVOCABLE TRUST	142856
MARYANNE R PALMIERI &	14854
DAVID KURNOV	3000
RICHARD OH	7140
HOWARD A HALPERN	2900
LINDA TAGLICH	2600
GILDA GAERTNER	3000
DENIS MCEVOY	5720
WILLIAM M COOKE	5714
GARY KURNOV	5714
THE BAUM FAMILY TRUST UAD 02/01/07	6000
MICHAEL KURNOV	2800
LENORE MAHONEY	28570
ROBERT G PAUL	9572
MICHAEL FERRIGNO	1428
MARK DEGENNARO	42856
EDWARD ROFFMAN	19000
JOHN LAURO & CHRISTINE LAURO JTWROS	1430

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

DEBRA C MORGAN	400
DOUGLAS FRIEDRICH TRUSTEE	7980
NINA LISA BERTSCH	2870
TINA MARIE DOMENICE	2534
MATTHEW THOMAS TABLONE	2533
PERSHING LLC	879600
THE HOPE A TAGLICH FIRST PARTY	5714
MARGARET ESPOSITO	9570
ALBERT J ESPOSITO TUW FBO	9570
THE DENIS FORTIN REVOCABLE TRUST UAD	28510
RICHARD CUNNINGHAM	21428
TIM TYSON	21428
ROBERT J EDMONDSON 2017 TRUST	15312
PERSHING LLC	99818
PERSHING LLC	87088
JOHN R WORTHINGTON MARITAL TRUST -	6700
JOHN BERRY WORTHINGTON	3350
CLAUDIA WORTHINGTON HESS	3350
CHARLES BRAND & PEGGY ANN BRAND JT TEN	19140
GST EXEMPT MARITAL TRUST	102
ROBERT W ALLEN TRUST	34146
BERIT M ALLEN RESIDUARY TRUST	5670
ROBERT W ALLEN III RESIDUARY TRUST	5670
JOSHUA M ALLEN RESIDUARY TRUST	5670
ANDERS C ALLEN RESIDUARY TRUST	5670
MARY T FELDHACKER &	8445

TOTAL	6,393,107

ICAGEN INC
SERIES C PREFERRED SHAREHOLDERS

NAME	NUMBER OF SHARES

TYSON REVOCABLE TRUST	685,704

CLIVE KABATZNIK	28,571

714,275

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ICAGEN

OPTIONS OUTSTANDING

Option Holder	Grant Date	Expiry Date/ Expiry on emp termination	Term (in years)	Active options

2005 PLAN OPTIONS

2010
Nathan Zahler	1/11/2010	1/10/2020	10	8,791
David Barklow	7/29/2010	7/28/2020	10	5,000

2011
Michael Lyon	5/1/2011	4/30/2021	10	6,000

2012
Edward Roffman	5/1/2012	4/30/2022	10	15,000

2013
Aaron Crane	3/5/2013	3/4/2023	10	5,000
Benjamin Warner	3/15/2013	3/14/2023	10	92,500
Daniel Boutcher	3/15/2013	3/14/2023	10	92,500
FSAM - Clive and Mark	3/15/2013	3/14/2023	10	75,000
Joe Abrams	3/15/2013	3/14/2023	10	52,500
Gary Altman	7/1/2013	6/30/2020	7	12,500
Timothy C Tyson	10/1/2013	9/30/2020	7	10,000

2014
Edward Roffman	4/1/2014	3/31/2021	7	10,000
Vincent Palmieri	4/1/2014	3/31/2021	7	10,000
Miichael Taglich	4/1/2014	3/31/2021	7	10,000

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Timothy Tyson	4/1/2014	3/31/2021	7	66,000
Kanalis Consulting	4/10/2014	4/9/2019	5	10,000

2015
Richie Cunningham	1/7/2015	1/6/2025	10	250,000

				730,791

2015 PLANS OPTIONS

2016
Douglas Krafte	5/19/2016	5/18/2026	10	100,000
Edward Roffman	5/19/2016	5/18/2026	10	12,500
Vincent Palmieri	5/19/2016	5/18/2026	10	12,500
Miichael Taglich	5/19/2016	5/18/2026	10	12,500
Timothy Tyson	5/19/2016	5/18/2026	10	12,500
Clive Kabatznik	5/19/2016	5/18/2026	10	12,500
Kurt Harris	5/19/2016	1/31/2019	10	12,986
Kurt Harris	5/19/2016	5/18/2026	10	-
Neil Castle	5/19/2016	5/18/2026	10	30,000
Christopher Silvia	5/19/2016	5/18/2026	10	13,500
Mark Chapman	5/19/2016	5/18/2026	10	12,000
Aaron Gerlach	5/19/2016	5/18/2026	10	10,200
Brett Antonio	5/19/2016	5/18/2026	10	9,800
Karen Padilla	5/19/2016	5/18/2026	10	5,100
Sonia Santos	5/19/2016	5/18/2026	10	5,100
Shannon Zellmer	5/19/2016	5/18/2026	10	4,300
Kenneth Wertman	7/15/2016	7/14/2026	10	80,000
Paul August	7/15/2016	7/14/2026	10	50,000
Anil Nair	7/15/2016	7/14/2026	10	50,000
Marcel Patek	7/15/2016	7/14/2026	10	50,000

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Neil Castle	7/15/2016	7/14/2026	10	20,000
Chris Mathes	8/22/2016	12/31/2018	10	16,668

2017
Edward Roffman	3/15/2017	3/14/2027	10	10,000
Vincent Palmieri	3/15/2017	3/14/2027	10	10,000
Miichael Taglich	3/15/2017	3/14/2027	10	10,000
Timothy Tyson	3/15/2017	3/14/2027	10	10,000
Clive Kabatznik	3/15/2017	3/14/2027	10	10,000
Richard Cunnigham	3/15/2017	3/14/2027	10	20,000
To be allocated	3/15/2017	3/14/2027	10	50,000

				652,154

Total				1,382,945

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ICAGEN, INC

WARRANTS OUTSTANDING

		$3.50 Warrants			$3.85 Warrants
Name	TOTAL	Issue Date	Expiry Date	Warrants	Issue Date	Expiry Date	Warrants

Bridge Note conversion Warrants
Douglas E. Hailey	10,047	4/19/2013	4/19/2020	10,047
Ira Rosenberg	5,032	4/19/2013	4/19/2020	5,032
Michael N. Taglich	20,677	4/19/2013	4/19/2020	20,677
R2MJ LLC	5,032	4/19/2013	4/19/2020	5,032
Robert F. Taglich	20,677	4/19/2013	4/19/2020	20,677
Vincent M. Palmieri	10,339	4/19/2013	4/19/2020	10,339
Vincent M. Palmieri	5,030	4/19/2013	4/19/2020	5,030

Series B Warrants
Robert F. Taglich	10,000	4/23/2013	4/23/2020	10,000
Andrew K Light	20,000	4/23/2013	4/23/2020	20,000
Ann B Oldfather	6,000	4/23/2013	4/23/2020	6,000
Debruyn Holdings Inc	6,000	4/23/2013	4/23/2020	6,000
Eliot D. Cohen And Bonnie S. Cohen Jtwros	4,000	4/23/2013	4/23/2020	4,000
Harry And Elizabeth Friedman Trust Uad 09/09/05 Harry Friedman & Elizabeth Friedman Ttees	2,000	4/23/2013	4/23/2020	2,000

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Harvey Bibicoff And Jacqueline Bibicoff Trustees Of The Bibicoff Family Trust Dtd 5/16/00	5,000	4/23/2013	4/23/2020	5,000
Jeffrey L Sadar & Barbara A Sadar Jtwros	5,000	4/23/2013	4/23/2020	5,000
John J Resich Jr Ttee John J Resich Jr Ret Trust	4,000	4/23/2013	4/23/2020	4,000
Joseph Martha	2,000	4/23/2013	4/23/2020	2,000
Kaplan Family Trust 2002 Kalman R. Kaplan Ttee	2,000	4/23/2013	4/23/2020	2,000
Michael N Taglich Claudia Taglich Jtwros	10,000	4/23/2013	4/23/2020	10,000
Mike Taglich Poa Tag/Kent Partnership F/B/O Garlinghouse/M Taglich B Taglich	30,000	4/23/2013	4/23/2020	30,000
Pension Inc Trustee Fbo Thuemling Industrial Products Inc Profit Sharing Plan	20,000	4/23/2013	4/23/2020	20,000
Raymond M Beebe & Joan P Beebe Jt Ten	10,000	4/23/2013	4/23/2020	10,000
Shadow Capital Llc	25,000	4/23/2013	4/23/2020	25,000
Stephen C Radocchia	5,000	4/23/2013	4/23/2020	5,000
Robert L Debruyn Trust Uad 10/5/94 Robert L Debruyn & Tracey H Debruyn Ttee	27,000	4/23/2013	4/23/2020	27,000
Tracey H Debruyn Trust Uad 10/5/94 Tracey H Debruyn & Robert L Debruyn Ttee	27,000	4/23/2013	4/23/2020	27,000
Valdemar Skov	5,000	4/23/2013	4/23/2020	5,000
Valerie Seid	10,000	4/23/2013	4/23/2020	10,000
Alvin R Bonnette Rev Trust U A Dtd 1/31/85 Alvin R Bonnette Ttee	4,000	5/3/2013	5/3/2020	4,000
Carl A. Quimby Trust Uad 12/30/94 Carl A Quimby Ttee	3,000	5/3/2013	5/3/2020	3,000
Dennis Fortin	25,000	5/3/2013	5/3/2020	25,000

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

George J White & Debra A White Jt Ten Wros	5,000	5/3/2013	5/3/2020	5,000
Howard A Kalka	10,000	5/3/2013	5/3/2020	10,000
John R Bertsch Trust Dtd 12/4/2004 John R Bertsch Trustee	30,000	5/3/2013	5/3/2020	30,000
Joseph F Domenice	3,000	5/3/2013	5/3/2020	3,000
Kenneth Bodenstein Tr Kenneth Bodenstein Ttee Dtd 7/30/84	5,000	5/3/2013	5/3/2020	5,000
Kenneth M Cleveland	3,000	5/3/2013	5/3/2020	3,000
Kenneth W Cleveland	5,000	5/3/2013	5/3/2020	5,000
Lavery Family Living Trust Dtd 08/01/2007 Thomas W Lavery And Joan G Lavery Co-Trustees	2,000	5/3/2013	5/3/2020	2,000
Lawrence D Feldhacker	5,000	5/3/2013	5/3/2020	5,000
Lian Chang	2,000	5/3/2013	5/3/2020	2,000
Merle F Stockley Jr	3,000	5/3/2013	5/3/2020	3,000
Michael Dunham	30,000	5/3/2013	5/3/2020	30,000
Michael L Smith	3,000	5/3/2013	5/3/2020	3,000
Nancy C Hubbard	10,000	5/3/2013	5/3/2020	10,000
Paul R Winter	20,000	5/3/2013	5/3/2020	20,000
Paul Seid	35,000	5/3/2013	5/3/2020	35,000
Philip Kunsberg & Bernadette Kunsberg Jt Ten	5,000	5/3/2013	5/3/2020	5,000
Powell Family Limited Partners	3,000	5/3/2013	5/3/2020	3,000
Richard A Kraemer Trust U A/D 12-23-96 Richard A Kraemer Ttee	5,000	5/3/2013	5/3/2020	5,000
Robert B Cashion	5,000	5/3/2013	5/3/2020	5,000

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Robert Brooks	5,000	5/3/2013	5/3/2020	5,000
Samuel E Leonard Trust Uad 2-5-90 Samuel E Leonard Ttee	2,000	5/3/2013	5/3/2020	2,000
Sterling Family Investment LLC	30,000	5/3/2013	5/3/2020	30,000
Tad Wilson	6,000	5/3/2013	5/3/2020	6,000
The Ladendorf Family Revocable Living Trust Uad 04/11/11 Mark C Ladendorf & Debra L Ladendorf Ttees	10,000	5/3/2013	5/3/2020	10,000
The SDM Irrevocable Trust FBO Andrew Seid Uad 11/05/04 Paul Seid Ttee	7,500	5/3/2013	5/3/2020	7,500
The SDM Irrevocable Trust FBO Lauren Seid Uad 11/05/04 Paul Seid Ttee	7,500	5/3/2013	5/3/2020	7,500
Wafgal Limited	3,000	5/3/2013	5/3/2020	3,000
William N Kehl	5,000	5/3/2013	5/3/2020	5,000
Arnold Ventures LP	20,000	5/10/2013	5/10/2020	20,000
Robert Schroeder	2,000	7/18/2013	7/18/2020	2,000
Louis DiFruscio	3,000	7/18/2013	7/18/2020	3,000
Stewart Murray	2,000	7/18/2013	7/18/2020	2,000

2013 Fund Raise Placement Agent Warrants
Douglas E. Hailey	16,411				6/30/2013	6/30/2020	16,411
Michael N. Taglich	33,929				6/30/2013	6/30/2020	33,929
Robert F. Taglich	33,928				6/30/2013	6/30/2020	33,928
Vincent M. Palmieri	31,894				6/30/2013	6/30/2020	31,894
Robert Schroeder	7,135				6/30/2013	6/30/2020	7,135

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Gary Kurnov	1,427				6/30/2013	6/30/2020	1,427
William Cooke	1,427				6/30/2013	6/30/2020	1,427
Richard Oh	8,000				6/30/2013	6/30/2020	8,000
Leonard Schleicher	1,000				6/30/2013	6/30/2020	1,000
Michael Brunone	2,500				6/30/2013	6/30/2020	2,500
Russell Bernier	1,000				6/30/2013	6/30/2020	1,000
Linda Taglich	500				6/30/2013	6/30/2020	500
Robert M Lorenzo II	1,250				6/30/2013	6/30/2020	1,250
Gilda Gaertner	500				6/30/2013	6/30/2020	500
Denis McEvoy	1,000				6/30/2013	6/30/2020	1,000
Howard Halpern	500				6/30/2013	6/30/2020	500
John Nobile TOD Dtd 3/21/06	500				6/30/2013	6/30/2020	500
Juan V Noble	500				6/30/2013	6/30/2020	500

Common Stock Warrants - Private Placement 2014/2015 Raise
Albert C Esposito And Brooke Crowley Esposito Jt Ten	5,982	12/31/2014	12/30/2019	5,982
Albert Esposito & Margaret Esposito Jtwros	4,785	12/31/2014	12/30/2019	4,785
Aldo Kokot And Mary Kokot Jtwros	1,000	12/31/2014	12/30/2019	1,000
Allison Bibicoff	2,000	12/31/2014	12/30/2019	2,000
Angus Bruce Lauralee Bruce Jt Wros	2,393	12/31/2014	12/30/2019	2,393
Applebaum Family Ltd Partners Irving Applebaum General Ptnr	1,675	12/31/2014	12/30/2019	1,675

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Barktones Llc	4,785	12/31/2014	12/30/2019	4,785
Bfjk Investment Partnership	2,500	12/31/2014	12/30/2019	2,500
Bibicoff Macinnis Inc	786	12/31/2014	12/30/2019	786
C Mark Casey	572	12/31/2014	12/30/2019	572
Charles Brand	4,785	12/31/2014	12/30/2019	4,785
David A Random	3,928	12/31/2014	12/30/2019	3,928
David Balistreri	2,143	12/31/2014	12/30/2019	2,143
David Frank Rios & Margaret Jo Rios 1999 Trust Dtd 6/22/99	2,322	12/31/2014	12/30/2019	2,322
David L Allen	3,828	12/31/2014	12/30/2019	3,828
Dazia Capital Spain S.L.	1,786	12/31/2014	12/30/2019	1,786
Denis Fortin	7,128	12/31/2014	12/30/2019	7,128
Donald V Moline	715	12/31/2014	12/30/2019	715
Douglas Friedrich & Melanie Friedrich Jt/Wros	1,995	12/31/2014	12/30/2019	1,995
Dr Francis B Olsen & Angela F Olsen	2,500	12/31/2014	12/30/2019	2,500
Dr Thomas Heirigs & Sheryl Heirigs Jt/Wros	2,143	12/31/2014	12/30/2019	2,143
Elaine Dines Revocable Trust	1,436	12/31/2014	12/30/2019	1,436
Elizabeth M Chamberlain	1,436	12/31/2014	12/30/2019	1,436
Eric Seid	750	12/31/2014	12/30/2019	750
Frank Gimenez & Philomena Gimenez Jtwros	750	12/31/2014	12/30/2019	750
Frank R Jazzo	1,250	12/31/2014	12/30/2019	1,250
Gary A. Hafner And Leeann Hafner Jt Ten	715	12/31/2014	12/30/2019	715

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Harrison H Augur Prototyp	1,500	12/31/2014	12/30/2019	1,500
Harvey Bibicoff And Jacqueline Bibicoff Trustees Of The Bibicoff Family Trust Dtd 5/16/00	7,500	12/31/2014	12/30/2019	7,500
Henry Jackson Warden	1,189	12/31/2014	12/30/2019	1,189
Howard A Kalka	5,357	12/31/2014	12/30/2019	5,357
Ilyne Sandas	750	12/31/2014	12/30/2019	750
Jack Dimaio Kathryn Dimaio	17,857	12/31/2014	12/30/2019	17,857
James E Puerner	1,000	12/31/2014	12/30/2019	1,000
James Tadych And Patricia Tadych Revocable Trust Uad 09/23/93 James L Tadych & Patricia A Tadych Ttees	5,982	12/31/2014	12/30/2019	5,982
Jeffrey G Hipp & Mary Ann Hipp Jt/Wros	2,325	12/31/2014	12/30/2019	2,325
Jeffrey L Sadar	1,675	12/31/2014	12/30/2019	1,675
John R Bertsch Trust Dtd 12/4/2004 John R Bertsch Trustee	9,452	12/31/2014	12/30/2019	9,452
John R Wiencek	3,589	12/31/2014	12/30/2019	3,589
John R Worthington Tr John R Worthington Trust U A Dated 3-28-00	3,350	12/31/2014	12/30/2019	3,350
John T Glancy & Lisa Glancy Jtwros	358	12/31/2014	12/30/2019	358
John W Crow	2,501	12/31/2014	12/30/2019	2,501
Jonathan Rothschild	875	12/31/2014	12/30/2019	875
Joseph Debellis	7,500	12/31/2014	12/30/2019	7,500
Joseph Vosilla	1,340	12/31/2014	12/30/2019	1,340
Judith Greenberg	500	12/31/2014	12/30/2019	500
Junge Revocable Trust Uad 12/09/91 John P Junge Ttee Amd 09/26/06	9,571	12/31/2014	12/30/2019	9,571

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Keith Becker	2,393	12/31/2014	12/30/2019	2,393
Kenneth J Feroldi Nancy J Feroldi Jtwros	2,500	12/31/2014	12/30/2019	2,500
Kettle Hill Patners Ii, Lp	7,857	12/31/2014	12/30/2019	7,857
Kettle Hill Patners Lp	18,929	12/31/2014	12/30/2019	18,929
Kevin Conroy	375	12/31/2014	12/30/2019	375
Kyle G Buchakjian	1,500	12/31/2014	12/30/2019	1,500
Larry S Kaplan Marla B Kaplan Jt/Wros	1,000	12/31/2014	12/30/2019	1,000
Lawrence Kane	3,572	12/31/2014	12/30/2019	3,572
Lucille Solomon	1,000	12/31/2014	12/30/2019	1,000
Mark Bourque	715	12/31/2014	12/30/2019	715
Mark Ravich	5,025	12/31/2014	12/30/2019	5,025
Mark Vaughan Andrea Vaughan Jt Ten	1,300	12/31/2014	12/30/2019	1,300
Mary Marguerite Schnurer Family Trust Uad 12/08/05 Mary Marguerite Schnurer Ttee	750	12/31/2014	12/30/2019	750
Matthew G Kiernan Cheryl A Kiernan Jt Ten	1,785	12/31/2014	12/30/2019	1,785
Michael A Rutledge Tanya S Rutledge Jtwros	2,000	12/31/2014	12/30/2019	2,000
Michael Dunham	3,589	12/31/2014	12/30/2019	3,589
Michael P Hagerty	2,501	12/31/2014	12/30/2019	2,501
Mitchell Spearman	714	12/31/2014	12/30/2019	714
Monica Bertsch	715	12/31/2014	12/30/2019	715
Nina B Sando	718	12/31/2014	12/30/2019	718

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Norman And Sally Ravich Family Trust Uad 12/24/92 Mark H Ravich Ttee	921	12/31/2014	12/30/2019	921
Norper Investments	1,915	12/31/2014	12/30/2019	1,915
Nutie Dowdle	1,915	12/31/2014	12/30/2019	1,915
Pamela M Walsh Brian P Walsh Jt Ten	2,500	12/31/2014	12/30/2019	2,500
Patience Partners Llc	2,000	12/31/2014	12/30/2019	2,000
Pension Inc Trustee Fbo Thuemling Industrial Products Inc Profit Sharing Plan	1,000	12/31/2014	12/30/2019	1,000
Peter Fitzpatrick	410	12/31/2014	12/30/2019	410
Peter Mangiameli	1,436	12/31/2014	12/30/2019	1,436
Peter White	500	12/31/2014	12/30/2019	500
Rachel T Baroni Trust Uad 12/31/94 P J Baroni & R T Baroni Ttees Amd 08/11/09	2,143	12/31/2014	12/30/2019	2,143
Randall S Knox	3,266	12/31/2014	12/30/2019	3,266
Ravich Revocable Trust	1,173	12/31/2014	12/30/2019	1,173
Raymond M Beebe & Joan P Beebe Jt Ten	5,000	12/31/2014	12/30/2019	5,000
Revocable Living Trust Of Frances Deluca Uad 10/09/01 Guerino Deluca Amd 08/08/07	4,786	12/31/2014	12/30/2019	4,786
Richard Buchakjian	715	12/31/2014	12/30/2019	715
Richard Duke	2,345	12/31/2014	12/30/2019	2,345
Robert D Vanroijen Jr Trust U A Dtd 12-14-82 Robert D Vanroijen Ttee	7,500	12/31/2014	12/30/2019	7,500
Robert Edmondson	3,828	12/31/2014	12/30/2019	3,828
Robert Koski	1,786	12/31/2014	12/30/2019	1,786

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Robert L Banzer	500	12/31/2014	12/30/2019	500
Robert Moussa	1,050	12/31/2014	12/30/2019	1,050
Robert P Giesen	750	12/31/2014	12/30/2019	750
Robert W Allen Jr	4,785	12/31/2014	12/30/2019	4,785
Robert W Corby Kenneth Wieck Poa	3,572	12/31/2014	12/30/2019	3,572
Robert W Main Ttee Under The Robert W Main Trust Dtd 9/7/05	715	12/31/2014	12/30/2019	715
Roger W. Lunstra And Joyce M. Lunstra Living Trust Dtd 6/15/07 Roger W. Lunstra And Joyce M Lunstra Co-Ttees	3,928	12/31/2014	12/30/2019	3,928
Ronald A Bero	3,828	12/31/2014	12/30/2019	3,828
Ronald Johnson	2,393	12/31/2014	12/30/2019	2,393
Rose Mary Heirigs Thomas Heirigs Poa	2,143	12/31/2014	12/30/2019	2,143
Sally Ravich	750	12/31/2014	12/30/2019	750
Samuel E Leonard Trust Uad 2-5-90 Samuel E Leonard Ttee	1,000	12/31/2014	12/30/2019	1,000
Sandra P Nitz	715	12/31/2014	12/30/2019	715
Scot Holding Inc	1,429	12/31/2014	12/30/2019	1,429
Shadow Capital Llc	14,207	12/31/2014	12/30/2019	14,207
Stephen M Koppekin	1,000	12/31/2014	12/30/2019	1,000
Sterling Family Investment Llc	4,786	12/31/2014	12/30/2019	4,786
Steven Botwinick	2,000	12/31/2014	12/30/2019	2,000
Steven Mucciolo	2,500	12/31/2014	12/30/2019	2,500
Susan M Allen Trust Uad 04/29/08 Susan Allen Ttee	14,232	12/31/2014	12/30/2019	14,232

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Susan Thorstenn & Magnus Thorstenn Ten Comm	4,785	12/31/2014	12/30/2019	4,785
T. Mina Supply Inc	5,768	12/31/2014	12/30/2019	5,768
The Carolyn L. Foutch Living Trust Uad 05/17/13 Carolyn L Foutch Ttee	2,322	12/31/2014	12/30/2019	2,322
The Hillary Bibicoff Revocable Trust Dtd 4/19/07 Hillary Bibicoff Trustee	2,000	12/31/2014	12/30/2019	2,000
The Sdm Irrevocable Trust Fbo Andrew Seid Uad 11/05/04 Paul Seid Ttee	3,589	12/31/2014	12/30/2019	3,589
The Sdm Irrevocable Trust Fbo Lauren Seid Uad 11/05/04 Paul Seid Ttee	3,589	12/31/2014	12/30/2019	3,589
The Temkin Family Legacy Trust No. 2 Uad 12/01/10 Mark J Temkin Ttee	750	12/31/2014	12/30/2019	750
Thomas Fitzpatrick Barbara Fitzpatrick Jt Ten	500	12/31/2014	12/30/2019	500
Tom Mcfall	7,143	12/31/2014	12/30/2019	7,143
Vincent R Milazzo	714	12/31/2014	12/30/2019	714
Vito S Portera Revocable Living Trust Uad 10/19/12 Vito S Portera Ttee	1,196	12/31/2014	12/30/2019	1,196
William Kyle Neely	2,322	12/31/2014	12/30/2019	2,322
William M Stokes Rebecca A Stokes Jt Ten	250	12/31/2014	12/30/2019	250
William P Kaiser	2,500	12/31/2014	12/30/2019	2,500
Wulf Paulick & Renate Paulick Jt/Wros	1,000	12/31/2014	12/30/2019	1,000
	-			-
Paul Seid	7,103	1/7/2015	1/6/2020	7,103
Donald B. Mcculloch Trust U/A/Dtd 3/16/77	750	1/7/2015	1/6/2020	750
Ivanka Marie Kokot	715	1/7/2015	1/6/2020	715
Keith R Schroeder	2,143	1/7/2015	1/6/2020	2,143

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Ira Fbo Gordon C Johnson Pershing Llc As Custodian Rollover Account	357	1/7/2015	1/6/2020	357
Ira Fbo Donald C Holliday Pershing Llc As Custodian Rollover Account	2,500	1/7/2015	1/6/2020	2,500
Ira Fbo Timothy M Fitzpatrick Pershing Llc As Custodian Rollover Account	1,429	1/7/2015	1/6/2020	1,429
Ira Fbo Francis Bissaillon Pershing Llc As Custodian	5,700	1/7/2015	1/6/2020	5,700
Michael N. Taglich Keogh-Account	71,429	1/7/2015	1/6/2020	71,429
Mike Taglich Poa Tag/Kent Partnership F/B/O Garlinghouse/M Taglich B Taglich	3,572	1/7/2015	1/6/2020	3,572
Michael Taglich C/F Hope Taglich Ugma	1,429	1/7/2015	1/6/2020	1,429
Michael Taglich Cust For Lucy Taglich Utma Ny	1,429	1/7/2015	1/6/2020	1,429
Michael Taglich Custodian Fbo Amanda Taglich Utma Ny Until Age 21	1,429	1/7/2015	1/6/2020	1,429
Michael Taglich Custodian Fbo Stella Taglich Utma Ny Until Age 21	1,429	1/7/2015	1/6/2020	1,429
Ira Fbo P. Kenneth Nitz Pershing Llc As Custodian	715	1/7/2015	1/6/2020	715
Nicholas Taglich & Juliana Taglich Jt/Wros	2,143	1/7/2015	1/6/2020	2,143
Estate Of Richard Curtis Clayton Deborah Ann Clayton Executor	4,643	1/7/2015	1/6/2020	4,643
Ira Fbo Robert F Taglich Pershing Llc As Custodian Rollover Account	71,429	1/7/2015	1/6/2020	71,429
Robert M Lorenzo & Sandra J Lorenzo Jt Wros	712	1/7/2015	1/6/2020	712
Michael Brunone	358	1/7/2015	1/6/2020	358
Russell Bernier	3,000	1/7/2015	1/6/2020	3,000
Tyson Revocable Trust	35,714	1/7/2015	1/6/2020	35,714
Maryanne R Palmieri Joseph V Palmieri Jt/Wros	3,714	1/7/2015	1/6/2020	3,714

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

David Kurnov	750	1/7/2015	1/6/2020	750
Vincent M Palmieri	5,565	1/7/2015	1/6/2020	5,565
Richard Oh	1,785	1/7/2015	1/6/2020	1,785
Howard A Halpern	725	1/7/2015	1/6/2020	725
Linda Taglich	650	1/7/2015	1/6/2020	650
Gilda Gaertner Tod Dated 05/10/2013	750	1/7/2015	1/6/2020	750
Denis Mcevoy Tod Dtd 03/19/2013	1,430	1/7/2015	1/6/2020	1,430
William M Cooke	1,429	1/7/2015	1/6/2020	1,429
Gary Kurnov	1,429	1/7/2015	1/6/2020	1,429
Douglas E Hailey	7,500	1/7/2015	1/6/2020	7,500
R2Mj Llc	3,750	1/7/2015	1/6/2020	3,750
The Baum Family Trust Uad 02/01/07 Patricia Donoghue Ttee	1,500	1/7/2015	1/6/2020	1,500
Robert Schroeder	1,072	1/7/2015	1/6/2020	1,072
Michael Kurnov	700	1/7/2015	1/6/2020	700
Lenore Mahoney	7,143	1/7/2015	1/6/2020	7,143
Robert G Paul	2,393	1/7/2015	1/6/2020	2,393
Michael Ferrigno	357	1/7/2015	1/6/2020	357
Mark Degennaro	10,714	1/7/2015	1/6/2020	10,714

Placement Agent Warrants 2014/2015 Fund Raise
Douglas E Hailey	37,650	1/7/2015	1/6/2020	37,650

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Robert Schroeder	27,650	1/7/2015	1/6/2020	27,650
Vincent M Palmieri	67,305	1/7/2015	1/6/2020	67,305
Gary Kurnov	2,530	1/7/2015	1/6/2020	2,530
William M Cooke	2,530	1/7/2015	1/6/2020	2,530
Denis Mcevoy	8,800	1/7/2015	1/6/2020	8,800
Michael N. Taglich	84,444	1/7/2015	1/6/2020	84,444
Robert F. Taglich	70,091	1/7/2015	1/6/2020	70,091
Richard Oh	11,000	1/7/2015	1/6/2020	11,000
Leonard Schleicher	4,500	1/7/2015	1/6/2020	4,500
Michael Brunone	8,500	1/7/2015	1/6/2020	8,500
Russell Bernier	8,500	1/7/2015	1/6/2020	8,500
Linda Taglich	2,500	1/7/2015	1/6/2020	2,500
Robert M Lorenzo Ii	4,000	1/7/2015	1/6/2020	4,000
Gilda Gaertner Tod Dated 05/10/2013	2,500	1/7/2015	1/6/2020	2,500
Howard A Halpern	3,500	1/7/2015	1/6/2020	3,500
John Nobile Tod Dtd 3/21/06	3,500	1/7/2015	1/6/2020	3,500
Juan V Noble	3,500	1/7/2015	1/6/2020	3,500

IR Agent Warrants
Dan Boutcher	32,500	1/7/2015	1/6/2020	32,500

Bridge Note warrants - 6/30/16
Michael Taglich	37,500	6/30/2016	6/29/2021	37,500

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Vincent Palmieri	7,500	6/30/2016	6/29/2021	7,500
Robert F. Taglich	30,000	6/30/2016	6/29/2021	30,000
Robert W. Allen Trust	18,750	6/30/2016	6/29/2021	18,750
Shadow Capital LLC	15,000	6/30/2016	6/29/2021	15,000
Joseph W. and Patricia G. Abrams Family Trust	15,000	6/30/2016	6/29/2021	15,000
William E. Alt Trust UAD	15,000	6/30/2016	6/29/2021	15,000
Edward Roffman	3,750	6/30/2016	6/29/2021	3,750
James P. Amaden IV and Sarah S. Amaden	3,750	6/30/2016	6/29/2021	3,750
P. Kenneth Nitz	3,000	6/30/2016	6/29/2021	3,000
Clive Kabatznik	7,500	6/30/2016	6/29/2021	7,500
Timothy Tyson	15,000	7/7/2016	6/29/2021	15,000

Placement Agent - Bridge Notes 6/30/16
Douglas E Hailey	2,500	7/7/2016	6/29/2021	2,500
Robert Schroeder	3,000	7/7/2016	6/29/2021	3,000
Vincent M Palmieri	6,000	7/7/2016	6/29/2021	6,000
Michael N. Taglich	7,820	7/7/2016	6/29/2021	7,820
Robert F. Taglich	6,405	7/7/2016	6/29/2021	6,405
Richard Oh	1,500	7/7/2016	6/29/2021	1,500
Leonard Schleicher	200	7/7/2016	6/29/2021	200
Michael Brunone	300	7/7/2016	6/29/2021	300

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Russell Bernier	300	7/7/2016	6/29/2021	300
Linda Taglich	200	7/7/2016	6/29/2021	200
Robert M Lorenzo II	200	7/7/2016	6/29/2021	200
Gilda Gaertner TOD Sated 5/10/2013	200	7/7/2016	6/29/2021	200

Bridge Note Warrant - 4/12/17
Michael N. Taglich	75,000	4/12/2017	4/11/2022	75,000
Robert F. Taglich	75,000	4/12/2017	4/11/2022	75,000
Timothy Tyson	75,000	4/12/2017	4/11/2022	75,000

Placement Agent - Bridge Notes 4/12/17
Douglas E Hailey	1,500	4/12/2017	4/11/2022	1,500
Robert Schroeder	2,500	4/12/2017	4/11/2022	2,500
Vincent M Palmieri	6,000	4/12/2017	4/11/2022	6,000
Michael N. Taglich	7,500	4/12/2017	4/11/2022	7,500
Robert F. Taglich	7,500	4/12/2017	4/11/2022	7,500

GBP Debt Funding
Warrants	857,143	5/15/2017	5/15/2022	857,143

Series C Warrants
Tim Tyson	571,420	4/2/2018	4/2/2025	571,420
Clive Kabatznik	28,571	5/30/2018	5/30/2025	28,571
Tim Tyson	114,284	7/13/2018	7/13/2025	114,284

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Michael Taglich	42,857	8/27/2018	8/27/2025	42,857
Robert Taglich	42,857	8/27/2018	8/27/2025	42,857

Bridge Notes - August 2018
Tim Tyson	45,000	8/13/2018	8/13/2023	45,000
Clive Kabatznik	22,500	8/13/2018	8/13/2023	22,500
Michael Taglich	3,750	8/13/2018	8/13/2023	3,750
Robert Taglich	3,750	8/13/2018	8/13/2023	3,750

	3,979,773			3,836,372	143,401

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

set forth below is the beneficial ownership of each officer, director and 5% shareholder of icagen, inc.

ICAGEN INC

DIRECTORS SHAREHOLDING

Date	Description	Common Stock	Series C Preferred	Warrants	Total Before Options	Options vested	Options vesting next 60 days	Total Including options

12/31/2014	Balance outstanding	6,393,107	799,989	3,979,773	11,172,869	1,382,945		12,555,814

		6,393,107	799,989	3,979,773	11,172,869	1,382,945		12,555,814

									Common	Series C	Warrants	Options	Total	Percentage
	Officers
	Richard Cunningham	21,428		5,357	26,785	196,944	9,444	233,173	6,393,107	-	5,357	206,388	6,604,852	3.5%
	Douglas Krafte				-	79,167	4,167	83,333	6,393,107	-	-	83,333	6,476,440	1.3%
	Mark Korb	25,000			25,000	37,500		62,500	6,393,107	-	-	37,500	6,430,607	1.0%

		46,428	-	5,357	51,785	313,610	13,611	379,007	6,393,107	-	5,357	327,222	6,725,686	5.6%

	Directors
	Timothy Tyson	164,284	685,704	861,775	1,711,763	90,213	1,250	1,803,226	6,393,107	685,704	861,775	91,463	8,032,049	22.5%
	Clive Kabatznik	25,000	28,571	58,571	112,142	51,713	1,250	165,105	6,393,107	28,571	58,571	52,963	6,533,212	2.5%
	Vincent Palmieri	74,736		144,990	219,726	24,213	1,250	245,189	6,393,107	-	144,990	25,463	6,563,560	3.7%
	Edward Roffman	29,000		3,750	32,750	39,213	1,250	73,213	6,393,107	-	3,750	40,463	6,437,320	1.1%
	Michael Taglich	453,314	42,857	439,552	935,723	24,213	1,250	961,186	6,393,107	42,857	439,552	25,463	6,900,979	13.9%

		746,334	757,132	1,508,638	3,012,104	229,565	6,250	3,247,919	6,393,107	757,132	1,508,638	235,815	8,894,692	36.5%

	Directors and Officers	792,762	757,132	1,513,995	3,063,889	543,176	19,861	3,626,926	6,393,107	757,132	1,513,995	563,037	9,227,271	39.3%

	5% Shareholders
	Benjamin Warner	1,497,385		-	1,497,385	92,500		1,589,885	6,393,107	-	-	92,500	6,485,607	24.5%
	Robert Taglich	373,839	42,857	376,994	793,690	-		793,690	6,393,107	42,857	376,994	-	6,812,958	11.6%
	Joseph Abrams	316,372		15,000	331,372	52,500		383,872	6,393,107	-	15,000	52,500	6,460,607	5.9%
	GPB			857,143	857,143			857,143	6,393,107	-	857,143	-	7,250,250	11.8%

		2,980,358	799,989	2,763,132	6,543,479	688,176	19,861	7,251,516	6,393,107	799,989	2,763,132	708,037	10,664,265	68.0%

***

[Signature Page to Credit Agreement and Guaranty]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.12(b)

Information Regarding Subsidiaries

Subsidiaries of Icagen, Inc.

Name of Subsidiary	Type of organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Incorporation	Percentage Owned by Borrower
Icagen-T, Inc.	C Corporation	Delaware	100%
Icagen Corp.	C Corporation	Nevada	100%
Caldera Discovery, Inc.	C Corporation	Delaware	100%
XRpro Sciences, Inc.	C Corporation	Delaware	100%

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.12(c)

Equity Investments

None.

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.13(a)

Outstanding Indebtedness

Indebtedness outstanding as of the Closing Date that will remain after the making of the Term Loan:

●	Icagen, Inc. has outstanding subordinated promissory notes in the principal amount of $500,000 that were issued in August 2018

●	U.S. Bank Equipment Finance, A Division of U.S. Bank National Association

●	BlueCat Bio purchase money lien over BluCatBiowasher located in Durham, North Carolina- $35,812.01 plus accrued interest thereon from August 11, 2018 at an effective rate of 10.3%, total outstanding installments of $41,125.05

●	Waters Technologies purchase money lien over software located in Oro Valley, Arizona-$65,018.16 plus accrued interest from August 31, 2018 at an effective interest rate of 6.15% total outstanding installments amount to $71,500

●	Icagen Corp. owes deferred purchase consideration due to Pfizer, Inc. of $9,750,000 in the form of an annual royalty payment payable quarterly commencing on May 31, 2017

●	Property Lease-4222 Emperor Blvd, Suite 350&385, Durham, NC-commitment of $163,601

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.13(b)

Pay-Off Indebtedness

The total amount of Pay-Off Indebtedness is $10,000,000 principal plus accrued interest and early settlement penalty thereon.

The Pay-Off Indebtedness was initially incurred as described below and is equal to the principal amount outstanding, accrued and unpaid interest and other amounts payable in connection with the repayment of such Indebtedness.

On May 15, 2017, the Borrower, and its wholly owned subsidiary, Icagen-T, Inc. (“Icagen-T”), entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with GPB Debt Holdings II, LLC (“GPB”), pursuant to which (i) the Borrower issued to GPB a three year Senior Secured Convertible Note maturing on May 15, 2020, bearing interest at the rate of 13% per annum in the aggregate principal amount of $2,000,000; and (ii) Icagen-T issued to GPB a three year Senior Secured Convertible Note maturing on May 15, 2020, bearing interest at the rate of 13% per annum, in the aggregate principal amount of $8,000,000.

Pima County unpaid property taxes amounting to $105,000, plus penalties and interest.

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.13(c)

Liens

●	UCC-1 Financing Statement-Icagen, Inc.-U.S. Bank Equipment Financing
●	BlueCat Bio purchase money lien over BluCatBiowasher located in Durham, North Carolina

●	UCC filed by Sanofi
●	Icagen-T-Deed of Trust and assignment of Rents in favor of Sanofi US Services Inc., Deed of Sale with Reverter and UCC-1 for real estate located at 2090 E. Innovation Park Drive, Oro Valley, Arizona
●	Waters Technologies purchase money lien over software located in Oro Valley, Arizona

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.14

Material Agreements of Obligors

Stock Option Plan (Filed as an exhibit to the Registration Statement on Form S-1 filed February 14, 2012)

Assignment of Exclusive License Agreement by The Regents of the University of California to Los Alamos National Security, LLC (Filed as an exhibit to the Registration Statement on Form S-1/A filed April 20, 2012)

OEM Agreement, dated July 5, 2011, by and between the Borrower and our equipment supplier (Filed as an exhibit to the Registration Statement on Form S-1/A filed June 8, 2012)

Exclusive Patent License Agreement, dated September 8, 2005, by and between the Borrower and The Regents of the University of California (Filed as an exhibit to the Registration Statement on Form S-1/A filed June 14, 2012)

Employment Agreement with Richard Cunningham dated as of November 24, 2014 (Filed as an exhibit to the Current Report on Form 8-K filed on November 17, 2014)

Form of Investor Warrant (Filed as an exhibit to Current Report on Form 8-K filed January 7, 2015)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Form of Placement Agent Warrant (Filed as an exhibit to Current Report on Form 8-K filed January 7, 2015)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Form of Bridge Exchange Warrant (Filed as an exhibit to the Current Report on Form 8-K filed on February 3, 2015)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Form of Series B Exchange Warrant (Filed as an exhibit to the Current Report on Form 8-K filed on February 3, 2015)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Form of Placement Agent Exchange Warrant (Filed as an exhibit to the Current Report on Form 8-K filed on February 3, 2015)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Asset Purchase Agreement and Collaboration Agreement dated as of June 26, 2015 between XRpro Sciences, Inc. (now known as Icagen, Inc.) and Icagen, Inc. (a subsidiary of Pfizer, Inc.) (Filed as an exhibit to the Current Report on Form 8-K filed on July 2, 2015)

Master Service Agreement dated as of June 26, 2015 between XRPro Sciences, Inc. (now known as Icagen, Inc.) and Icagen, Inc. ( a subsidiary of Pfizer, Inc.) (Filed as an exhibit to the Current Report on Form 8-K filed on July 2, 2015)

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Icagen, Inc. Stock Incentive Plan (Filed as an exhibit to Exhibit B to the Preliminary Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 24, 2015 and to the Current Report on Form 8-K filed on December 29, 2015)

Icagen, Inc. Stock Option Agreement under the 2015 Stock Incentive Plan, as amended (Filed as an exhibit to the Current Report on Form 8-K filed on December 29, 2015)

-	See Schedule 7.12(a) – Options Outstanding for Individual Issuances

Asset Purchase Agreement between Icagen-T, Inc. and Sanofi dated June 27, 2016 (Filed as an exhibit to the Current Report on Form 8-K filed on June 30, 2016)

Form of Warrant issued to investors (Filed as an exhibit to the Current Report on Form 8-K filed on July 7, 2016)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Deed of Trust dated July 15, 2016 (Filed as an exhibit to the Current Report on Form 8-K filed July 19, 2016)

-	Deed of Sale dated July 15, 2016 (Filed as an exhibit to the Current Report on Form 8-K filed July 19, 2016)

Amendment to Asset Purchase and Collaboration Agreement between Icagen, Inc. (f/k/a XRpro Sciences, Inc.) and Pfizer Research (NC), Inc. (f/k/a Icagen, Inc.) (Filed as an exhibit to the Current Report on Form 8-K filed July 19, 2016)

Master Services Agreement between Icagen-T, Inc. and Sanofi US Services Inc. (Filed as an exhibit to the Current Report on Form 8-K filed July 19, 2016)

Form of Warrant issued to investors (Filed as an exhibit to the Current Report on Form 8-K filed on April 14, 2017)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Warrant, dated May 15, 2017, issued by Icagen, Inc. to GPB Debt Holdings II, LLC (Filed as an exhibit to the Current Report on Form 8-K filed on May 17, 2017)

Employment Agreement, dated June 19, 2017 by and between Douglas Krafte, Ph.D. (Filed as an exhibit to the Current Report on Form 8-K filed on June 21, 2017)

Second Amendment to Asset Purchase and Collaboration Agreement by and between Pfizer Research (NC), Inc. (f/k/a Icagen, Inc.) and Icagen, Inc. (f/k/a XRpro Sciences, Inc.) (Filed as an exhibit to the Quarterly Report on Form 10-Q filed on August 16, 2017)

Form of Stock Option Agreement 2005 Incentive Stock Plan Warrant (Filed as an exhibit to the Registration Statement on Form S-8 filed on August 17, 2017)

-	See Schedule 7.12(a) – Options Outstanding for Individual Issuances

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Certificate of Designation for Series C Convertible Preferred Stock (Filed as an exhibit to Current Report on Form 8-K filed April 9, 2018)

Form of Series C Warrant (Filed as an exhibit to Current Report on Form 8-K filed April 9, 2018)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Securities Purchase Agreement by and among Icagen, Inc. and the investors named therein regarding the Series C Convertible Preferred Stock (Filed as an exhibit to the Current Report on Form 8-K filed April 9, 2018)

-	Securities Purchase Agreement between Icagen, Inc. and Timothy Tyson Revocable Trust dated April 2, 2018
-	Securities Purchase Agreement between Icagen, Inc. and Clive Kabatznik dated May 30, 2018
-	Securities Purchase Agreement between Icagen, Inc. and Michael Taglich dated August 27, 2018
-	Securities Purchase Agreement between Icagen, Inc. and Robert Taglich dated August 27, 2018

Amended and Restated Warrant to purchase 857,143 shares of common stock dated as of May 15, 2017 issued by Icagen, Inc. to GPB Debt Holdings II, LLC (Filed as an exhibit to the Annual Report on Form 10-K filed on April 17, 2018)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Research Development and Commercialization Agreement made May 1, 2018 by and between Icagen, Inc. and Cystic Fibrosis Foundation and amendment No. 1 thereto

Research Collaboration and License Agreement made May 1, 2018 between Sanofi and Icagen, Inc.

Securities Purchase Agreement by and among Icagen, Inc. and the investors named therein regarding the 10% Subordinated Promissory Notes (Filed as an exhibit to the Current Report on Form 8-K filed August 15, 2018)

-	Securities Purchase Agreement between Icagen, Inc. and Timothy Tyson Revocable Trust dated August 13, 2018
-	Securities Purchase Agreement between Icagen, Inc. and Clive Kabatznik dated August 13, 2018
-	Securities Purchase Agreement between Icagen, Inc. and Michael Taglich dated August 13, 2018
-	Securities Purchase Agreement between Icagen, Inc. and Robert Taglich dated August 13, 2018

Form of 10% Subordinated Promissory Note (Filed as an exhibit to the Current Report on Form 8-K filed August 15, 2018)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Form of Warrant issued with the 10% Subordinated Promissory Notes (Filed as an exhibit to the Current Report on Form 8-K filed August 15, 2018)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.15

Restrictive Agreements

Asset Purchase Agreement and Collaboration Agreement dated as of June 26, 2015 between XRpro Sciences, Inc. (now known as Icagen, Inc.) and Icagen, Inc. (a subsidiary of Pfizer, Inc.) (2) (Filed as an exhibit to the Current Report on Form 8-K filed on July 2, 2015)

Master Service Agreement dated as of June 26, 2015 between XRPro Sciences (now known as Icagen, Inc.) and Icagen, Inc. (a subsidiary of Pfizer, Inc.) (2) (Filed as an exhibit to the Current Report on Form 8-K filed on July 2, 2015)

Asset Purchase Agreement between Icagen-T, Inc. and Sanofi dated June 27, 2016 (Filed as an exhibit to the Current Report on Form 8-K filed on June 30, 2016)

Master Services Agreement between Icagen-T, Inc. and Sanofi US Services Inc. (Filed as an exhibit to the Current Report on Form 8-K filed July 19, 2016

Deed of Trust dated July 15, 2016 (Filed as an exhibit to the Current Report on Form 8-K filed July 19, 2016)

Deed of Sale dated July 15, 2016 (Filed as an exhibit to the Current Report on Form 8-K filed July 19, 2016)

Warrant, dated May 15, 2017, issued by Icagen, Inc. (Filed as an exhibit to the Current Report on Form 8-K filed on May 17, 2017)

Securities Purchase Agreement by and among Icagen, Inc. and the investors named therein regarding the 10% Subordinated Promissory Notes (Filed as an exhibit to the Current Report on Form 8-K filed August 15, 2018)

Form of Warrant issued with the 10% Subordinated Promissory Notes (Filed as an exhibit to the Current Report on Form 8-K filed August 15, 2018)

-	See Schedule 7.12(a) – Warrants and Notes Outstanding for Individual Issuances

Research Development and Commercialization Agreement made May 1, 2018 by and between Icagen, Inc. and Cystic Fibrosis Foundation and amendment No. 1 thereto

Research Collaboration and License Agreement made May 1, 2018 between Sanofi and Icagen, Inc.

First and Second Amendment to Asset Purchase and Collaboration Agreement between Icagen, Inc. (f/k/a XRpro Sciences, Inc.) and Pfizer Research (NC), Inc. (f/k/a Icagen, Inc.) (Filed as an exhibit to the Current Report on Form 8-K filed July 19, 2016 and Quarterly Report on Form 10-Q filed August 16, 2017)

Certificate of Designations for Series C Convertible Preferred Stock

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.16

Real Property Owned or Leased by Obligors

Set forth below are all the locations where any Obligor owns or leases any real property:

Obligor	Address/City/ State/Zip Code	County	Owned or Leased	Lessor
Icagen, Inc.	4222 Emperor Blvd Suite 350 Research Triangle Park Durham, NC 27703	Durham	Sublease	Pfizer Research (NC), Inc.
Icagen Corp.	4222 Emperor Blvd Suite 350 Research Triangle Park Durham, NC 27703	Durham	Sublease	Pfizer Research (NC), Inc.
Icagen-T, Inc.	2090 E. Innovation Park Drive Oro Valley, AZ 85755	Pima	Owned premises with the right of reverter to Sanofi in the event of default.	N/A
Caldera Discovery, Inc.	4222 Emperor Blvd Suite 350 Research Triangle Park Durham, NC 27703	Durham	Sublease	Pfizer Research (NC), Inc.

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.17

Pension Matters

Pension, Retirement, Savings, Deferred Compensation and Profit Sharing Plans

The Icagen 401(k) Plan

Blue Cross Blue Shield of North Carolina – Medical Coverage

Principal Financial Group

●	Long Term Disability Policy
●	Short Term Disability Policy
●	Life Policy
●	AD&D Policy
●	Dental Policy
●	Voluntary Life Policy

Superior Vision – Vision Coverage

Lincoln Benefit life

●	Disability coverage – legacy employees
●	Life cover – legacy employees

The Hartford

●	Workers Compensation Policy
●	ERISA Bond coverage

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.19(b)

Regulatory Approvals

None.

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.19(e)

Certain Regulatory Matters

None.

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.20

Transactions with Affiliates

Timothy Tyson

On April 1, 2014, On May 19, 2016, Icagen, Inc., issued ten-year options exercisable for 66,000 shares of common stock at $3.50 per share to Mr. Tyson.

Mr. Tyson participated in the Borrower’s private placement that was consummated on January 7, 2015 as follows: 142,856 shares of Common Stock and 35,714 of Offering Warrants to purchase shares of our Common Stock at an exercise price of $3.50 per share were purchased by Mr. Tyson’s Revocable Trust.

On May 19, 2016, Icagen, Inc., issued ten-year options exercisable for 12,500 shares of common stock at $3.50 per share to Mr. Tyson.

On July 6, 2016, Icagen, Inc., entered into a Securities Purchase Agreement and issued a secured 8% Bridge Note for $100,000 to Mr. Tyson in consideration of $100,000.

On July 6, 2016, Icagen, Inc. issued Mr. Tyson five year Warrants to acquire 15,000 shares of common stock exercisable at $3.50 per share.

On March 15, 2017, Icagen, Inc. issued Mr. Tyson ten-year options exercisable for 10,000 shares of common stock at $3.50 per share.

On April 13, 2017, Icagen, Inc., entered into a Securities Purchase Agreement and issued a secured 8% Bridge Note for $500,000 to Mr. Tyson in consideration of $500,000.

On April 13, 2017, Icagen, Inc. issued Mr. Tyson five year Warrants to acquire 75,000 shares of common stock exercisable at $3.50 per share. These warrants are also exchangeable, at the option of the holder, for a like number of warrants issued to any lender in the next debt financing.

On December 29, 2017, Mr. Tyson purchased 21,428 shares of common stock and a warrant to purchase 5,357 shares of common stock in a private transaction with an existing shareholder of the Company.

On April 4, 2018, Mr. Tyson purchased 571,420 shares of Series C Convertible Preferred Stock with a $3.50 conversion price and a warrant to purchase 571,420 shares of common stock exercisable at $3.50 per share.

On July 13, 2018, Mr. Tyson purchased 114,284 shares of Series C Convertible Preferred Stock with a $3.50 conversion price and a warrant to purchase 114,284 shares of common stock exercisable at $3.50 per share.

On August 13, 2018, Icagen, Inc. entered into a Securities Purchase Agreement and issued a secured 10% Bridge Note for $300,000 to Mr. Tyson in consideration of $300,000.

On August 13, 2018, Icagen, Inc. issued Mr. Tyson five year Warrants to acquire 45,000 shares of common stock exercisable at $3.50 per share.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Michael Taglich

On April 1, 2014, Icagen, Inc., issued ten-year options exercisable for 12,500 shares of common stock at $3.50 per share to Mr. Taglich.

Mr. Taglich participated in the Borrower’s private placement that was consummated on January 7, 2015 as follows: (a) 285,714 shares of Common Stock and 71,429 Offering Warrants to purchase 71,429 shares of Common Stock were acquired by Mr. Taglich’s Keogh account; (b) an aggregate of 22,856 shares of Common Stock and an aggregate of 5,714 Offering Warrants to purchase 5,714 shares of Common Stock were acquired by four (4) separate custodial accounts for the benefit of Mr. Taglich’s children; and (c) 14,286 shares of Common Stock and 3,572 Offering Warrants to purchase 3,572 shares of Common Stock were acquired by the Tag/Kent Partnership. In addition, Mr. Taglich received 84,444 placement agent warrants in connection with the private placement that was consummated on January 7, 2015.

On January 31, 2015: (a) Mr. Taglich exchanged 41,354 shares of Series B Preferred Stock together with all accrued and unpaid dividends thereon for 35,048 shares of Common Stock; (b) 20,000 shares of Series B Preferred Stock together with all accrued and unpaid dividends thereon were exchanged by Michael and Claudia Taglich as joint tenants with right of survivorship for 16,933 shares of Common Stock; and (c) 60,000 shares of Series B Preferred Stock together with all accrued and unpaid dividends thereon were exchanged by the Partnership for 50,798 shares of Common Stock. On January 31, 2015, the following exchanges occurred: (a) Mr. Taglich exchanged 30,000 Existing Bridge Warrants exercisable at $6.00 per share for 30,000 Bride Exchange Warrants exercisable at $4.20 per share; (b) (i) 20,677 Existing Series B Warrants exercisable at $5.00 per share were exchanged by Mr. Taglich for 20,677 Series B Exchange Warrants exercisable at $3.50 per share, (ii) 10,000 Existing Series B Warrants exercisable at $5.00 per share were exchanged by Michael and Claudia Taglich as joint tenants with right of survivorship for 10,000 Series B Exchange Warrants exercisable at $3.50 per share, and (iii) 30,000 Existing Series B Warrants exercisable at $5.00 per share were exchanged by the Partnership for 30,000 Series B Exchange Warrants exercisable at $3.50 per share; and (c) Mr. Taglich exchanged 33,929 Existing Placement Agent Warrants exercisable at $5.50 per share for 33,929 Placement Agent Exchange Warrants exercisable at $3.85 per share.

On May 19, 2016, Icagen, Inc., issued ten-year options exercisable for 12,500 shares of common stock at $3.50 per share to Mr. Taglich.

On June 30, 2016, Icagen, Inc., entered into a Securities Purchase Agreement and issued a secured 8% Bridge Note for $250,000 to Mr. Taglich in consideration of $250,000.

On June 30, 2016, Icagen, Inc. issued five year Warrants to acquire 37,500 shares of common stock exercisable at $3.50 per share.

Icagen, Inc., retained Taglich Brothers, Inc. as the exclusive placement agent for the 2016 Bridge Note Offering. Icagen, Inc., agreed to pay the placement agent a six percent (6%) commission from the gross proceeds of the Offering ($1,145,000) and agreed to reimburse approximately $15,000 in respect of out of pocket expenses incurred by the placement agent in connection with the Offering. Icagen, Inc., also issued the placement agent the same warrant that the investors received exercisable for an aggregate amount of 28,625 shares of Common Stock at an exercise price of $3.50 per share (the “Placement Agent Warrants”).

As an employee and Principal of Taglich Brothers Inc., Mr. Taglich was issued 2016 Placement Agent Warrants to purchase 7,820 shares of Common stock at an exercise price of $3.50 per share.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

On March 15, 2017, Icagen, Inc. issued Mr. Taglich ten-year options exercisable for 10,000 shares of common stock at $3.50 per share.

On April 12, 2017, Icagen, Inc., entered into a Securities Purchase Agreement and issued a secured 8% Bridge Note for $500,000 to Mr. Taglich in consideration of $500,000.

On April 12, 2017, Icagen, Inc., issued five year Warrants to acquire 75,000 shares of common stock exercisable at $3.50 per share. These warrants are also exchangeable, at the option of the holder, for a like number of warrants issued to any lender in the next debt financing.

Icagen, Inc., retained Taglich Brothers, Inc. as the exclusive placement agent for the 2017 Bridge Note Offering. Icagen, Inc., agreed to pay the placement agent a six percent (6%) commission from the gross proceeds of the Offering (excluding $500,000 invested by the Chairman of the Board of Directors, Timothy Tyson) for a total commission of $60,000. Icagen, Inc., also issued the Placement Agent the same warrant that the investors received exercisable for an aggregate amount of 25,000 shares of Common Stock at an exercise price of $3.50 per share (the “2017 Placement Agent Warrants”). The Placement Agent has the right to exchange the Placement Agent Warrants for a like number of warrants to be issued to the lender in the next debt financing.

As an employee and Principal of Taglich Brothers Inc., Mr. Taglich was issued 2017 Placement Agent Warrants to purchase 7,500 shares of Common stock.

On December 29, 2017, Mr. Taglich purchased 21,429 shares of common stock and a warrant to purchase 5,358 shares of common stock in a private transaction with an existing shareholder of the Company.

On August 13, 2018, Icagen, Inc. entered into a Securities Purchase Agreement and issued a secured 10% Bridge Note for $50,000 to Mr. Taglich in consideration of $50,000.

On August 13, 2018, Icagen, Inc. issued Mr. Taglich five year Warrants to acquire 7,500 shares of common stock exercisable at $3.50 per share.

On August 27, 2018, Mr. Taglich purchased 42,857 shares of Series C Convertible Preferred Stock with a $3.50 conversion price and a warrant to purchase 42,857 shares of common stock exercisable at $3.50 per share.

Vincent Palmieri

On April 1, 2014, Icagen, Inc. issued ten-year options exercisable for 10,000 shares of common stock at $3.50 per share to Mr. Palmieri.

Mr. Palmieri participated in the Borrower’s private placement that was consummated on January 7, 2015 as follows: 22,258 shares of Common Stock and 5,565 Offering Warrants to purchase 5,565 shares of Common Stock were acquired by Mr. Palmieri. Mr. Palmieri also received 67,305 warrants in connection with his services as placement agent.

On January 31, 2015, Mr. Palmieri exchanged 30,737 shares of Series B Preferred Stock together with all accrued dividends thereon for 26,050 shares of our Common Stock. In addition, Mr. Palmieri also exchanged: (i) 22,500 existing Bridge Warrants exercisable for $6.00 per share for 22,500 Bridge Exchange Warrants exercisable for $4.20 per share; (ii) 15,369 Existing Series B Warrants exercisable for $5.00 per share were exchanged for 15,369 Series B Exchange Warrants exercisable at $3.50 per share; and (iii) 31,894 Existing Placement Agent Warrants exercisable at $5.50 per share for 31,894 Placement Agent Exchange Warrants exercisable for $3.85 per share.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

On May 19, 2016, Icagen, Inc. issued ten-year options exercisable for 12,500 shares of common stock at $3.50 per share to Mr. Palmieri.

On June 30, 2016, Icagen, Inc. issued entered into a Securities Purchase Agreement and issued a secured 8% Bridge Note for $50,000 to Mr. Palmieri in consideration of $50,000.

On June 30, 2016, Icagen, Inc. issued Mr. Palmieri five year Warrants to acquire 7,500 shares of common stock exercisable at $3.50 per share.

As an employee of Taglich Brothers Inc., Mr. Palmieri was issued 2016 Placement Agent warrants to purchase 6,000 shares of Common stock at an exercise price of $3.50 per share.

On March 15, 2017, Icagen, Inc. issued Mr. Palmieri ten-year options exercisable for 10,000 shares of common stock at $3.50 per share.

As an employee of Taglich Brothers Inc., Mr. Palmieri was issued 2017 Placement Agent Warrants to purchase 6,000 shares of Common stock at an exercise price of $3.50 per share.

On December 29, 2017, Mr. Palmieri purchased 21,428 shares of common stock and a warrant to purchase 5,357 shares of common stock in a private transaction with an existing shareholder of the Company.

Clive Kabatznik

On January 31, 2015, Mr. Kabatznik exchanged 15,000 existing bridge warrants exercisable at $6.00 per share for 15,000 bride exchange warrants exercisable at $4.20 per share.

On May 19, 2016, Icagen, Inc., issued ten-year options exercisable for 12,500 shares of common stock at $3.50 per share to Mr. Kabatznik.

On June 30, 2016, Icagen, Inc., entered into a Securities Purchase Agreement and issued a secured 8% Bridge Note for $50,000 to Mr. Kabatznik in consideration of $50,000 in cash.

On June 30, 2016, Icagen, Inc. issued Mr. Kabatznik five year Warrants to acquire 7,500 shares of common stock exercisable at $3.50 per share.

On March 15, 2017, Icagen, Inc. issued Mr. Kabatznik ten-year options exercisable for 10,000 shares of common stock at $3.50 per share.

On April 4, 2018, Mr. Kabatznik purchased 28,571 shares of Series C Convertible Preferred Stock with a $3.50 conversion price and a warrant to purchase 28,571 shares of common stock exercisable at $3.50 per share.

On August 13, 2018, Icagen, Inc. entered into a Securities Purchase Agreement and issued a secured 10% Bridge Note for $150,000 to Mr. Kabatznik in consideration of $150,000.

On August 13, 2018, Icagen, Inc. issued Mr. Kabatznik five year Warrants to acquire 22,500 shares of common stock exercisable at $3.50 per share.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Edward Roffman

On May 1, 2012, Icagen, Inc., issued ten-year options exercisable for 15,000 shares of common stock at $0.40 per share to Mr. Roffman.

On April 1, 2014, Icagen, Inc., issued ten-year options exercisable for 10,000 shares of common stock at $3.50 per share to Mr. Roffman.

On May 19, 2016, Icagen, Inc., issued ten-year options exercisable for 12,500 shares of common stock at $3.50 per share to Mr. Roffman.

On June 30, 2016, Icagen, Inc., entered into a Securities Purchase Agreement and issued a secured 8% Bridge Note for $25,000 to Mr. Roffman in consideration of $25,000.

On June 30, 2016, Icagen, Inc. issued Mr. Roffman five year Warrants to acquire 3,750 shares of common stock exercisable at $3.50 per share.

On March 15, 2017, Icagen, Inc. issued Mr. Roffman ten-year options exercisable for 10,000 shares of common stock at $3.50 per share.

Douglas Krafte

On February 25, 2016, upon the resignation of Dr. Benjamin Warner, as the Borrower’s Chief Scientific Officer, Douglas Krafte, age 56, the Chief Scientific Officer of the Borrower’s subsidiary Icagen Corp., was appointed to the position of Chief Scientific Officer for Icagen, Inc. and its subsidiaries.

On May 19, 2016, Icagen, Inc., issued ten-year options exercisable for 100,000 shares of common stock at $3.50 per common shares to Mr. Krafte.

Richard Cunningham

Pursuant to the terms of an employment agreement entered into with Richard Cunningham, the Borrower’s Chief Executive Officer, stock options to purchase 250,000 shares of Common Stock were awarded to Mr. Cunningham on January 7, 2015, which options vest as follows: (i) Fifty Thousand (50,000) shares shall vest on November 24, 2015; (ii) One Hundred and Fifty Thousand (150,000) shares shall vest monthly on a pro rata basis commencing on December 31, 2015 for a period of thirty six months; and (iii) Fifty Thousand (50,000) shares shall vest on the November 24, 2018. The exercise price for the options is $3.50 per share. Upon a change of control, as defined in the Borrower’s existing stock option plan, all unvested options issued to Mr. Cunningham shall become fully vested immediately upon the change of control.

On March 15, 2017, Icagen, Inc. issued Mr. Cunningham ten-year options exercisable for 20,000 shares of common stock at $3.50 per share.

On December 29, 2017, Mr. Cunningham purchased 21,428 shares of common stock and a warrant to purchase 5,357 shares of common stock in a private transaction with an existing shareholder of the Company.

Ben Warner

The Company entered into a Settlement and Release Agreement, dated July 7, 2017 with Benjamin Warner (filed as an exhibit to the Current Report on Form 8-K filed on July 11, 2017)

The Company entered into a Settlement and Age Discrimination in Employment Act Release Agreement, dated July 7, 2017, with Dr. Benjamin Warner (filed as an exhibit to the Current Report on Form 8-K filed on July 11, 2017)

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Robert Taglich

On June 30, 2016, the Company entered into a Securities Purchase Agreement and issued a secured 8% Bridge Note for $200,000 to Mr. Taglich in consideration of $200,000. The Note matures on June 30, 2017. The Note, together with interest thereon was repaid on August 8, 2016.

In connection with the Note above, on June 30, 2016, Mr. Taglich was issued five year Warrants to acquire 30,000 shares of common stock exercisable at $3.50 per share.

The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the Offering. In connection therewith, the Company agreed to pay the placement agent a six percent (6%) commission from the gross proceeds of the Offering ($1,145,000) and agreed to reimburse approximately $15,000 in respect of out of pocket expenses incurred by the placement agent in connection with the Offering. The Company also issued the placement agent the same warrant that the investors received exercisable for an aggregate amount of 28,625 shares of common stock at an exercise price of $3.50 per share (2,500 shares of common stock for each $100,000 in principal amount of Notes sold) (the “Placement Agent Warrants”). Mr. Taglich was issued 2017 Placement Agent Warrants to purchase 6,405 shares of common stock.

On April 12, 2017, the Company entered into a Securities Purchase Agreement and issued a secured 8% Bridge Note for $500,000 to Mr. Taglich in consideration of $500,000. The Note matures 30 days from the date of issuance. In connection with the Note, Mr. Taglich was issued five year Warrants to acquire 75,000 shares of common stock exercisable at $3.50 per share. These warrants are also exchangeable, at the option of the holder, for a like number of warrants issued to any lender in the Company’s next debt financing.

The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the Offering. In connection therewith, the Company agreed to pay the placement agent a six percent (6%) commission from the gross proceeds of the Offering (excluding $500,000 invested by our Chairman of the Board of Directors, Timothy Tyson) for a total commission of $60,000. The Company also issued the Placement Agent the same warrant that the investors received exercisable for an aggregate amount of 25,000 shares of common stock at an exercise price of $3.50 per share (2,500 shares of common stock for each $100,000 in principal amount of Notes sold, excluding Notes sold to the Chairman) (the “2017 Placement Agent Warrants”). The Placement Agent has the right to exchange the Placement Agent Warrants for a like number of warrants to be issued to the lender in the Company’s next debt financing. As an employee and Principal of Taglich Brothers Inc. Mr. Taglich was issued 2017 Placement Agent Warrants to purchase 7,500 shares of common stock.

On August 13, 2018, Icagen, Inc. entered into a Securities Purchase Agreement and issued a secured 10% Bridge Note for $50,000 to Mr. Taglich in consideration of $50,000.

On August 13, 2018, Icagen, Inc. issued Mr. Taglich five year Warrants to acquire 7,500 shares of common stock exercisable at $3.50 per share.

On August 27, 2018, Mr. Taglich purchased 42,857 shares of Series C Convertible Preferred Stock with a $3.50 conversion price and a warrant to purchase 42,857 shares of common stock exercisable at $3.50 per share.

First South Africa Management

The Borrower incurred an expense of $222,000 for services provided by First South Africa Management for provision of CFO services by Mr. Korb and for bookkeeping services for the year ended December 31, 2015.

The Borrower incurred an expense of $180,000 for services provided by First South Africa Management for provision of CFO services by Mr. Korb and $42,000 for bookkeeping services for the year ended December 31, 2016.

The Borrower incurred an expense of $180,000 for services provided by First South Africa Management for provision of CFO services by Mr. Korb for the year ended December 31, 2017 and $89,600 for bookkeeping services for the year ended December 31, 2017. As of December 31, 2017, the Borrower owed First South Africa Management $23,500.

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.21

OFAC Matters

None

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.23

Deposit and Disbursement Accounts

Set forth below is a list of all bank accounts of any Obligor (checking, savings, money market or the like) in which any Obligor customarily maintains in excess of $10,000.

Obligor	Type of Account	Name & Address of Financial Institutions	Account Number
Icagen, Inc.	Commercial Checking	JP Morgan Chase Bank PO Box 659754 San Antonio, Texas 78265-9754 5950 Glades Road, Boca Raton, FL 33431	672002107
Icagen Corp	Commercial Checking	JP Morgan Chase Bank PO Box 659754 San Antonio, Texas 78265-9754 5950 Glades Road, Boca Raton, FL 33431	793379772
Icagen-T, Inc.	Commercial Checking	JP Morgan Chase Bank PO Box 659754 San Antonio, Texas 78265-9754 5950 Glades Road, Boca Raton, FL 33431	855068917
Icagen, Inc.	Business Advantage Checking	Bank of America, N.A. PO Box 15284 Wilmington, DE 197850	229048442728

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 7.24

Royalty and Payments

Asset Purchase Agreement and Collaboration Agreement dated as of June 26, 2015 between XRpro Sciences, Inc. (now known as Icagen, Inc.) and Icagen, Inc. (a subsidiary of Pfizer, Inc.) (2) (Filed as an exhibit to the Current Report on Form 8-K filed on July 2, 2015)

Master Service Agreement dated as of June 26, 2015 between XRPro Sciences (now known as Icagen, Inc.) and Icagen, Inc. (a subsidiary of Pfizer, Inc.) (2) (Filed as an exhibit to the Current Report on Form 8-K filed on July 2, 2015)

First and Second Amendment to Asset Purchase and Collaboration Agreement between Icagen, Inc. (f/k/a Icagen, Inc.) and Pfizer Research (NC), Inc. (f/k/a Icagen, Inc.) (Filed as an exhibit to the Current Report on Form 8-K filed July 19, 2016 and Quarterly Report on Form 10-Q filed August 16, 2017)

Research Development and Commercialization Agreement made May 1, 2018 by and between Icagen, Inc. and Cystic Fibrosis Foundation and amendment No. 1 thereto

Research Collaboration and License Agreement made May 1, 2018 between Sanofi and Icagen, Inc.

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.05

Existing Investments

None

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.10

Transactions with Affiliates

None

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 9.14

Permitted Sales and Leasebacks

None.

***

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 10.02

Contemplated Collaboration Agreement

[*****]